Exhibit 99.1
PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
Discovery Period (Activation)
Policy Number: 4548319-08
In consideration of the premium paid to exercise the Discovery Period option, and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that the Policy is amended as follows:
1.	Pursuant to Section XIII, entitled “Cancellation/Nonrenewal/Conversion”, this Policy shall terminate at 12:01 a.m. (local time at the address shown in Item 1 of the Declarations) on 07/10/2010.
2.	Subject to all provisions set forth in Section III, this Discovery Period Activation shall only apply to the coverages identified below:

				Discovery	Discovery
	Limit of			Period	Period
Insuring Agreement	Liability	Retention	Premium	Effective Date	Expiration Date
Directors and Officers Liability	$10,000,000	$50,000	$13,413	07/10/2010	07/10/2011
Broad Form Company Liability	$5,000,000	$50,000	$11,498	07/10/2010	07/10/2011
Fiduciary Liability	$5,000,000	$5,000	$655	07/10/2010	07/10/2011
Privacy Liability	$5,000,000	$50,000	$479	07/10/2010	07/10/2011
3.
If the Discovery Period is purchased as a result of the Company being acquired or merged with another entity and the acquiring entity is legally permitted to indemnify the Insured Persons, regardless of whether actual indemnification is granted, the retention applicable to Insuring Agreement (B) shall apply to such Loss, unless by reason of its Financial Impairment the acquiring entity does not make indemnification.

4.	Section IV (E) is deleted and replaced as follows:
E.
Company, means the entity or entities set forth in Item 1 of the Declarations, any Subsidiary created or acquired as of the inception date set forth in Item 2 of the Declarations, and, the acquiring entity, but only for Wrongful Acts involving the entity or entities set forth in Item 1 of the Declarations and only for Wrongful Acts occurring prior to the termination date of this Policy.

5.	Section XII, entitled “Mergers, Acquisitions and Changes in Business Activities”, is deleted in its entirety.
6.	The Discovery Period is noncancellable and the entire premium for this Endorsement shall be deemed to be fully earned at its commencement.
This Endorsement shall be effective as of 12:01 a.m. on 07/10/2010.
Form No. 2254 (12/06)          FDIC No. 27259

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.

/s/ Dane A. Shrallow Dane A. Shrallow	/s/ Glenn Renwick Glenn Renwick
Secretary	President
Form No. 2254 (12/06)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
DIRECTORS & OFFICERS / COMPANY LIABILITY INSURANCE POLICY
FOR FINANCIAL INSTITUTIONS
DECLARATIONS PAGE
Policy Number: 4548319-08
IMPORTANT NOTICE: This is a claims-made policy written on a no duty to defend basis. Defense Costs are included within the Limit of Liability. Amounts incurred as Defense Costs will reduce the Limit of Liability available to pay judgments or settlements. Please read this Policy carefully.

Item 1.	Named Insured(s):	Sonoma Valley Bancorp Sonoma Valley Bank

	Principal Office:	202 West Napa Street, Sonoma, CA 95476

Item 2.	Policy Period:	From 12:01 a.m. 07/01/2008 To 12:01 a.m. 07/01/2011 (Local time at the address shown in Item 1)

Item 3.
Total Policy Limit: The Total Policy Limit for each Policy Year during the Policy Period for all Insuring Agreements, regardless of whether such Insuring Agreement is provided as a sublimit or separate limit, shall not exceed $20,000,000.

Item 4.
Discovery Period: If the eligibility requirements are met and the Discovery Period is properly exercised, the Insured shall pay 75% of the annual premium set forth in Item 10 (a). The length of the Discovery Period shall be 365 days.

Item 5.
Notices: All notices required to be given to the Insurer under this Policy shall be addressed to Progressive Casualty Insurance Company, Professional Liability Group, 5920 Landerbrook Drive, PLG-L21, Mayfield Heights, Ohio 44124. Telephone: 800-274-5222.

Form No. 5088 (12/06)          FDIC No. 27259

Item 6.
Coverage(s) Provided: It is understood and agreed that coverage will not be provided under any Insuring Agreement unless a Limit of Liability, retention and premium for such Insuring Agreement are set forth below:

	Item 7.	Item 8.	Item 9.	Item 10. (a)	Item 10. (b)
“X”
Indicates
	Separate	Limit of		Annual	Actual
Insuring Agreements	Limit	Liability	Retention	Premium	Premium
Directors & Officers Liability Coverage
A. Insured Persons Liability	N/A	$10,000,000	$0	$17,571	$50,077
B. Company Indemnification			$50,000
Company Liability Coverage
C. Broad Form Company Liability *	X	$5,000,000	$50,000	$15,061	$42,924
Additional Insuring Agreements
D. Lender Liability (Broad Form)	N/A	N/A	N/A	N/A	N/A
E. Lender Liability	N/A	N/A	N/A	N/A	N/A
F. Depositor Liability	N/A	N/A	N/A	N/A	N/A
G. Securities Liability	N/A	N/A	N/A	N/A	N/A
H. IRA/Keogh Liability	N/A	N/A	N/A	N/A	N/A
I. Fiduciary Liability	X	$5,000,000	$5,000	$1,471	$4,192
J. Insurance Services Liability	N/A	N/A	N/A	N/A	N/A
K. Brokerage/Advisory Services Liability	N/A	N/A	N/A	N/A	N/A
L. Trust Department Liability	N/A	N/A	N/A	N/A	N/A
M. Employment Practices Liability	N/A	N/A	N/A	N/A	N/A
N. Bankers Professional Liability	N/A	N/A	N/A	N/A	N/A
O. Privacy Liability	N/A	$5,000,000	$50,000	$627	$1,787
P. Privacy Liability Mitigation	N/A	$100,000	$15,000	$251	$715

*
The Broad Form Company Liability Insuring Agreement includes coverage for Broad Form Lender Liability, Depositor Liability, Securities Liability, and IRA/Keogh Liability coverage. If a different Limit of Liability or retention is desired for any of these coverages, coverage will be excluded under Insuring Agreement (C) and a separate Insuring Agreement will be provided.

Item 11.
IRA/Keogh Liability Retention: If IRA/Keogh coverage is provided pursuant to Insuring Agreement H, coverage shall be subject to the retention set forth in Item 9 above. If IRA/Keogh coverage is provided pursuant to: 1) Section IV (X)(2) of the Policy; 2) Insuring Agreement C; or 3) Insuring Agreement N, the retention for IRA/Keogh Claims shall be $5,000.

Form No. 5088 (12/06)          FDIC No. 27259

Item 12.	Prior/Pending Litigation Dates: See endorsement #2811 for details.

Item 13.
Endorsements: This Policy is subject to the terms of the following Endorsements attached hereto and incorporated herein by reference at the effective date of this Policy and to all other Endorsements attached hereto after the effective date of this Policy: 2244, 2811, 4074, 5093, 5105, TRIA-01, 8790D (CA), 2844

These Declarations, along with the completed and signed Application, including attachments, the Policy and all Endorsements hereto, shall constitute the contract between the Insured Persons, the Company and Progressive Casualty Insurance Company, 6300 Wilson Mills Road, Mayfield Village, Ohio 44143.
Date: July 8, 2008

/s/ Dane A. Shrallow
Company Officer or Authorized Representative

Form No. 5088 (12/06)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
DIRECTORS & OFFICERS / COMPANY LIABILITY INSURANCE POLICY
FOR FINANCIAL INSTITUTIONS
Policy Number: 4548319-08
IMPORTANT NOTICE: This is a claims-made policy written on a no duty to defend basis. Defense Costs are included within the Limit of Liability. Amounts incurred as Defense Costs will reduce the Limit of Liability available to pay judgments or settlements. Please read this Policy carefully.
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that coverage will be provided subject to all of the terms, conditions and limitations of this Policy, as follows:
SECTION I — INSURING AGREEMENTS
It is understood and agreed that coverage will not be provided under any Insuring Agreement unless a Limit of Liability, retention and premium for such Insuring Agreement are set forth in the Declarations.
A.	INSURED PERSONS LIABILITY COVERAGE
The Insurer will pay on behalf of the Insured Persons, Loss resulting from Claims first made during the Policy Period or the Discovery Period against the Insured Persons for which the Insured Persons are legally obligated to pay for Wrongful Acts, except for Loss the Company pays as indemnification.
B.	COMPANY INDEMNIFICATION COVERAGE
The Insurer will pay on behalf of the Company, Loss resulting from Claims first made during the Policy Period or the Discovery Period against the Insured Persons for which the Company has agreed to or is legally permitted or required by law to indemnify the Insured Persons for Wrongful Acts.
C.	BROAD FORM COMPANY LIABILITY COVERAGE
The Insurer will pay on behalf of the Company, Loss resulting from Claims first made during the Policy Period or the Discovery Period against the Company for which the Company is legally obligated to pay for Wrongful Acts.
Form No. 5089 (01/05)          FDIC No. 27259

SECTION II — ADDITIONAL COVERAGES
A.	ESTATES, HEIRS AND MARITAL ESTATE LIABILITY
This Policy shall cover Loss resulting from Claims for Wrongful Acts of an Insured Person made against:
(1)
the estates, heirs, legal representatives or assigns of any Insured Persons who are deceased, incompetent, insolvent or bankrupt; provided that such Claims would have been covered by this Policy in the absence of such death, incompetency, insolvency or bankruptcy; and

(2)
the lawful spouse of an Insured Person solely by reason of such person’s status as a spouse such spouse’s ownership interest in property which the claimant seeks as recovery for an alleged Wrongful Act of such Insured Person.

The coverage provided by this Subsection shall not apply with respect to any loss arising from any act or omission by an Insured Person’s estate, heirs, legal representatives, assigns, or spouse.
B.	NOT-FOR-PROFIT DIRECTORSHIPS
This Policy shall cover Loss resulting from Claims for Wrongful Acts committed by Insured Persons while serving on the board of directors, board of trustees, or as officers of any not-for-profit entity at the direction of the Company; provided, however, that this coverage shall be excess over any other insurance or indemnification available to the Insured Persons.
SECTION III — DISCOVERY PERIOD
A.
If the Company or the Insurer cancels or nonrenews this Policy or any Insuring Agreement, or if the Policy converts subject to Section XIII (C)(1)(b), the Insured shall have the right to purchase an optional extended reporting period (herein called the Discovery Period) for the period set forth in Item 4 of the Declarations. It is understood that if the Insurer cancels this Policy due to nonpayment of premium, the Insured shall not be entitled to the Discovery Period.

B.
The Discovery Period is not an extension of coverage, but rather an extended reporting period for Claims first made during the Discovery Period resulting from Wrongful Acts that occurred prior to the effective date of cancellation, nonrenewal or conversion and otherwise covered under this Policy. Notice of facts and circumstances that may give rise to a Claim, pursuant to Section X (B), must be given during the Policy Period and shall not be effective if given during the Discovery Period.

C.
If the Insured elects to purchase the Discovery Period, the premium will be calculated by multiplying the annual premium set forth in Item 10 (a) of the Declarations by the percentage set forth in Item 4 of the Declarations. The Discovery Period is noncancellable and the entire premium shall be deemed fully earned at its commencement.

D.
The Insureds’ right to purchase the Discovery Period shall lapse unless the Insurer receives written notice of the Insureds’ election and full payment of the additional premium due within sixty (60) days after the effective date of such cancellation, nonrenewal or conversion.

E.
The Limit of Liability with respect to Claims made during the Discovery Period shall be part of and not in addition to the Limit of Liability set forth in Item 8 of the Declarations, for each respective Insuring Agreement, for all Claims made during the immediately preceding Policy Year. Any Claim made during the Discovery Period shall be deemed to be made during the Policy Year immediately preceding the Discovery Period.

Form No. 5089 (01/05)          FDIC No. 27259

F.
The offer by the Insurer and acceptance by the Insured of continued coverage under terms, conditions, Limits of Liability, retentions, or premiums different from those applicable to the expiring Policy shall not constitute a refusal to renew and shall not entitle any Insured to exercise the Discovery Period.

SECTION IV — DEFINITIONS
A.
Application means all applications, attachments and materials submitted to the Insurer for this Policy or any Policy of which this Policy is a direct or indirect renewal or replacement. All such applications, attachments and materials are deemed attached to and incorporated into this Policy, as if physically attached.

B.
Brokerage/Advisory Services means the purchase or sale of securities, mutual funds, annuities, variable annuities, life, accident or health insurance which have been approved by the Company to be transacted through a Registered Representative of the Company or a third party service provider pursuant to a contract between the Company and the service provider. In connection with the foregoing activities, Brokerage/Advisory Services also includes the provision of:

(1)	economic advice, financial advice or investment advisory services; and
(2)
financial planning advice including without limitation any of the following activities in conjunction therewith: the preparation of financial plans or personal financial statements, and the giving of advice with regard to insurance, savings, investments, retirement planning or taxes.

Brokerage/Advisory Services shall not include rendering advice with regard to the FDIC-insured component of any deposit account or the sale of credit life or disability insurance incidental to the issuance of a loan.
C.	Claim, either in singular or plural, means any of the following instituted against an Insured Person or against the Company, but only to the extent coverage is granted to the Company:
(1)	a written or oral demand for monetary damages or non-monetary relief;

(2)	a civil proceeding commenced by the service of a complaint or similar pleading;

(3)	a criminal proceeding commenced by a return of an indictment;

(4)	an arbitration or mediation proceeding in which monetary damages are sought;

(5)	a formal administrative or regulatory proceeding commenced by the filing of a notice of charges, formal investigative order or similar document; or

(6)	a written request to toll or waive a statute of limitations, relating to a potential Claim described in Items (1) through (5) above, for a Wrongful Act including any appeal from such proceeding.
D.	COBRA means the Consolidated Omnibus Budget Reconciliation Act, as amended.
E.
Company means the entity or entities set forth in Item 1 of the Declarations, any Subsidiary created or acquired as of the inception date set forth in Item 2 of the Declarations, and, subject to Section XII (B), any bank Subsidiary created or acquired during the Policy Period.

Form No. 5089 (01/05)          FDIC No. 27259

F.
Defense Costs means reasonable and necessary legal fees and expenses incurred in defending or investigating any Claim and the cost of appeal, attachment or similar bonds. Defense Costs shall not include salaries, wages, overhead, or benefit expenses incurred by the Insured.

G.	ERISA means the Employment Retirement Income Security Act of 1974, as amended.
H.
Employee, either in singular or plural, means any natural person, other than a Leased Employee or Independent Contractor, who is a past, present or future employee of the Company including any part-time, seasonal or temporary employee, acting in their capacity as such.

I.	Financial Impairment means the status of the Company resulting from:
(1)
the appointment by any state or federal official, regulatory agency or court of any receiver, conservator, liquidator, trustee, rehabilitator or similar official to take control of, supervise, manage, or liquidate the Company or any Subsidiary; or

(2)	the Company or any Subsidiary becoming a debtor in possession.
J.	Insured, either in singular or plural, means the Insured Persons or the Company.
K.
Insured Person, either in singular or plural, means any past, present or future director, member of the board of trustees, officer, Employee, honorary or advisory director, or honorary or advisory member of the board of trustees of the Company.

L.	Insurance Services means any of the following services performed by an Insured as insurance agent, insurance broker, insurance consultant or insurance managing general agent:
(1)	sale and placement of insurance;

(2)	identification, analysis and evaluation of a client’s insurance needs, including work performed for prospective clients;

(3)	appraisal of property and inspections for insurance purposes;

(4)	adjustment of claims on behalf of insurance companies, including loss payments; or

(5)	arrangement of premium financing for clients.
M.
Interrelated Wrongful Acts means Wrongful Acts which have as a common nexus any fact, circumstance, situation, event, transaction or series of related facts, circumstances, situations, events or transactions.

N.
Loss means Defense Costs and any amount which the Insured Persons or the Company (if applicable) are legally obligated to pay resulting from a Claim, including damages, judgments, settlements, pre- and post-judgment interest, punitive or exemplary damages and the multiple portion of any multiplied damage award where insurable by law. Loss shall not include:

(1)	taxes;

(2)	criminal or civil fines or penalties imposed by law;

(3)	any unpaid, unrecoverable or outstanding loan, lease or extension of credit to any customer or any forgiveness of debt;
Form No. 5089 (01/05)          FDIC No. 27259

(4)
costs to comply with any non-monetary or injunctive relief of any kind or any agreement to provide such relief, including but not limited to any damages, costs or expenses incurred in making an accommodation for any disabled person pursuant to the Americans with Disabilities Act or any similar federal, state or local laws, or in complying with any other federal, state or local laws of any kind;

(5)
other than Defense Costs, that portion of Loss that the Company is obligated to pay pursuant to any express written or oral contract or agreement existing prior to the date the Claim is made; provided, however, if it is established in fact that such Claim involves an intentional breach of contract, the Insured agrees to reimburse the Insurer for such Defense Costs;

(6)
the depreciation (or failure to appreciate) in value of any investment product, including securities, commodities, currencies, options or futures due to market fluctuation unrelated to any Wrongful Act;

(7)	any restitution, disgorgement, or payment of similar sums including but not limited to the return of fees, commissions or charges for the Company’s services; or

(8)	any matters which are uninsurable under the law pursuant to which this Policy shall be construed.
O.	Loss Information means information on open, closed and potential Claims, including date, description, and payment amounts, if any.
P.	Named Insured means the first named entity set forth of Item 1 of the Declarations.
Q.	Policy means collectively, the Declarations, the Application, this policy form and any Endorsements attached hereto.
R.	Policy Period means the period from the inception date set forth in Item 2 of the Declarations to the expiration date set forth in Item 2 of the Declarations or any earlier termination date.
S.
Policy Year means the period of one year following the effective date and hour of this Policy or any anniversary thereof, or if the time between the effective date and termination of the Policy Period is less than one year, such lesser period. Any extension of the Policy Period shall not result in an increase or reinstatement of the Limit of Liability. If the Policy Period is extended beyond its original expiration date, the period of the extension shall be a part of the Policy Year, which would have ended on the original expiration date.

T.
Pollutants include but are not limited to any solid, liquid, gaseous or thermal organism, irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, hazardous substances, nuclear materials and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

U.	Registered Representative means an individual who is:
(1)	registered with the National Association of Securities Dealers; or

(2)	a life insurance agent or insurance broker who is licensed by the appropriate regulatory authorities.
Form No. 5089 (01/05)          FDIC No. 27259

V.	Subsidiary means:
(1)
any entity in which the Company owns, directly or through one or more subsidiaries, more than fifty percent (50%) of the outstanding securities representing the present right to vote for the election of directors;

(2)
any limited liability company in which the Company, or one or more of its subsidiaries, has the right to appoint or designate fifty percent (50%) or more of such limited liability company’s managers; or

(3)
any joint venture in which the Company, or one or more of its subsidiaries, has the right to elect, appoint or designate more than fifty percent (50%) of such entity’s directors, trustees or other equivalent executives.

W.	Trust Department Services means any of the following services performed by an Insured through a Trust Department or Trust Subsidiary of the Company:
(1)	administrator, custodian or trustee under any individual retirement account (IRA) or H.R. 10 Plan (Keogh Plan);
(2)	executor, administrator, or personal representative of estates, administrator of guardianships, trustee under personal or corporate trust agreements, or conservator of any person;
(3)
trustee under a pension, profit sharing, health and welfare or any other employee benefit plan or trust, other than an employee benefit plan or trust sponsored or established by the Company for its own Employees;

(4)
custodian, depository or managing agent for securities or real property, manager of any personal property owned by others, attorney-in-fact, interest or dividend disbursing agent, transfer or paying agent, redemption or subscriptions agent, fiscal agent, tax withholding agent, registrar securities, agent for voting securities, sinking fund agent, escrow agent or trustee under a corporate bond indenture; or

(5)	trustee exercising any other trust or fiduciary powers permitted by law.
X.	Wrongful Act, either in singular or plural, means any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty by:
(1)
any Insured Person in the discharge of their duties while acting solely in the capacity as such or while acting solely in the capacity as director, officer, or member of the board of trustees of a not- for-profit entity pursuant to Section II (B);

(2)
any Insured Person in the discharge of their duties while acting solely in the capacity as administrator, custodian or trustee under any individual retirement account (IRA) or H.R. 10 Plan (Keogh Plan) outside of the scope of any Trust Department or Trust Subsidiary of the Company; or

(3)	the Company or any person or entity for which the Company is legally responsible, but only to the extent that coverage is granted to the Company by Insuring Agreement made a part of this Policy.
Form No. 5089 (01/05)          FDIC No. 27259

SECTION V — EXCLUSIONS APPLICABLE TO ALL INSURING AGREEMENTS
The following Exclusions are applicable to all Insureds under all Insuring Agreements made a part of this Policy.
A.
Bodily/Personal Injury and Property Damage Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim for actual or alleged bodily injury, sickness, disease, or death of any person, damage to or destruction of any tangible or intangible property including loss of use thereof, wrongful entry, eviction, false arrest, false imprisonment, malicious prosecution, abuse of process, assault, battery, mental anguish, emotional distress, loss of consortium, invasion of privacy, defamation, false light, libel, or slander.

B.
Brokerage/Advisory Services Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the rendering or failing to render Brokerage/Advisory Services.

C.
Collusion Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim by any security holder of the Company, whether directly or derivatively, unless such security holder bringing such Claim is acting independently of, and totally without the solicitation, assistance, participation, or intervention of any Insured or any affiliate of the Company.

D.	Employment Practices Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving:
(1)	wrongful termination, employment-related discrimination or harassment;
(2)
employment-related misrepresentation or retaliation, humiliation, wrongful failure to employ or promote, wrongful deprivation of career opportunity, wrongful demotion, negligent evaluation, negligent hiring, negligent retention, wrongful discipline; or

(3)	any other violation of any statutory or common law relating to employment.
E.
ERISA Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving any pension, profit sharing or employee benefit program established in whole or in part for the benefit of Employees of the Company, including without limitation, any violation of ERISA or similar provisions of any federal, state or local statutory law, common law or administrative law.

F.
Foreclosed Property Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the ownership, operation, management or control of any entity or property acquired by the Company as security or collateral for any loan, lease or extension of credit. This Exclusion shall not apply to Claims resulting from Wrongful Acts in connection with the foreclosure process or the ownership, operation, management or control of any one to four family residential property.

Form No. 5089 (01/05)          FDIC No. 27259

G.
Fraud/Violation of Law Exclusion — The Insurer shall not be liable to make any payment for Loss, other than Defense Costs, in connection with any Claim arising out of or in any way involving any fraudulent, dishonest or criminal act or any willful violation of any civil or criminal statute, regulation or law by the Insured, provided a final judgment or final adjudication establishes such fraudulent, dishone or criminal act or such willful violation of statute, regulation or law.

H.	Illegal Profit/Payment Exclusion — The Insurer shall not be liable to make any payment for Loss, other than Defense Costs, in connection with any Claim arising out of or in any way involving:
(1)	any Insured gaining, in fact, any profit, remuneration or financial advantage to which the Insured was not legally entitled;
(2)	payment by the Company of inadequate or excessive consideration in connection with its purchase of Company securities; or

(3)	conflicts of interest, engaging in self-dealing, or acting in bad faith.
I.
Insurance Services Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the rendering or failing to render Insurance Services (other than Insurance Services relating to credit life or disability insurance incidental to the issuance of a loan).

J.
Insured vs. Insured Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim by, on behalf of, or at the behest of the Company, any affiliate of the Company or any Insured Person in any capacity except where such Claim is brought and maintained:

(1)	in the form of a cross-claim or third-party claim for contribution or indemnity which is part of and results directly from a Claim which is not otherwise excluded by the terms of the Policy;
(2)
by an Insured Person solely as a customer of the Company; provided such Claim is brought independently of, and totally without the solicitation, assistance, participation, or intervention of any other Insured; or

(3)
by a security holder of the Company as a derivative action on behalf of the Company or such affiliate; provided such Claim is brought independently of, and totally without the solicitation, assistance, participation, or intervention of any Insured or any affiliate of the Company.

K.	Pollution Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving:
(1)	the actual, alleged or threatened discharge, disposal, migration, dispersal, release or escape of Pollutants; or
(2)
any direction, order or request to test for, monitor, remediate, clean up, remove, contain, treat, detoxify or neutralize Pollutants, or to pay for or contribute to the costs of undertaking such actions, including Claims alleging damage to the Company or its security holders.
L.
Prior Notice Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving any Wrongful Act or any Wrongful Act which is part of any Interrelated Wrongful Acts, or any fact, circumstance or situation, which has been the subject of any notice given to any carrier other than the Insurer under any similar insurance policy providing protection for any Insured.

Form No. 5089 (01/05)          FDIC No. 27259

M.
Prior and Pending Litigation Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving any litigation against any Insured initiated prior to the respective date set forth in Item 12 of the Declarations, or arising out of or in any way involving the same or substantially the same fact, circumstance or situation underlying or alleged in such prior litigation.

N.
Short-Swing Profit Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving an accounting of profits made from the purchase and sale or sale and purchase of Company securities by the Insured Persons within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law.

O.
Subsidiary Wrongful Acts Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim against any Subsidiary or its Insured Persons acting in the capacity of director, member of the board of trustees, officer or Employee of such Subsidiary for any Wrongful Act or Interrelated Wrongful Acts actually or allegedly committed in whole or in part at any time when the entity was not a Subsidiary except as provided in Section XIII (C)(3).

P.
Trust Department Services Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the rendering or failing to render Trust Department Services.

SECTION VI — EXCLUSIONS APPLICABLE TO INSURING AGREEMENT (C)
If coverage is set forth on the Declarations, the following Exclusions are applicable to the Company under Insuring Agreement (C).
A.
Bonding/Insurance Company Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim that is brought directly or indirectly by or for the benefit of any insurance carrier or bond carrier of the Company, or any affiliate of the Company, regardless in whose name such Claim is actually made.

B.
Contract Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the assumption of any liability to defend, indemnify, or hold harmless any person or entity, other than an Insured Person, under any written contract or agreement, unless such liability would be imposed regardless of the existence of such contract or agreement.

C.
Fee Dispute Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving disputes over fees, commissions, or charges for the Company’s services.

D.	Insolvency Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the:
(1)	Financial Impairment of the Company or any Subsidiary;
Form No. 5089 (01/05)          FDIC No. 27259

(2)	insolvency, receivership, liquidation or bankruptcy of any insurance company the Insured represents; or
(3)	bankruptcy of or suspension of payments by any bank, banking firm, broker or dealer in securities or commodities or any other financial institution.
E.	Internet Services Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the Company providing:
(1)	transactional services through the transmission of data to or from an Internet website or private computer network owned, operated or controlled by the Company;

(2)	website development, software development or network security services to third parties; or
(3)	hosting services or services as an Internet Service Provider, Internet Access Provider, Application Service Provider or provider of like services.
F.	Investment Banking/Securities Underwriting Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving:
(1)	underwriting, syndicating or promoting any security (except loan syndications or equity or debt securities issued by the Company);
(2)
rendering of advice or recommendations regarding any actual or attempted or threatened merger, acquisition, divestiture, tender offer, proxy contest, leveraged buy-out, going private transaction, bankruptcy, reorganization, restructuring, recapitalization, spin-off, offering of securities, dissolution or sale of all or substantially all of the assets or stock of an entity;

(3)	rendering of any fairness opinion;

(4)	proprietary trading;

(5)	any acquisition or sale of securities of the Company for its own account; or

(6)	any other investment banking activity;
including any disclosure requirements in connection with any of the foregoing activities.
G.
Legal Lending Limit Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving any extension of credit which was, at the time of its making, in excess of the legal lending limit of the Company.

H.
Notary Services Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the notarization or certification of a signature of a person unless that person or someone claiming to be that person physically appeared before the Insured at the time of notarization or certification.

I.
Receivership Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the Company’s function or activity as receiver, trustee in bankruptcy, or assignee for the benefit of creditors.

J.
Safe Deposit Operations Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the safe deposit box operations of the Company.

Form No. 5089 (01/05)          FDIC No. 27259

SECTION VII — LIMIT OF LIABILITY, RETENTION AND INDEMNIFICATION
A.	LIMIT OF LIABILITY
(1)
The Insurer’s maximum Limit of Liability under this Policy for all Insuring Agreements combined shall not exceed the Total Policy Limit set forth in Item 3 of the Declarations regardless of whether such Insuring Agreement is provided as a sublimit or a separate limit.

(2)
Unless otherwise specified in Item 7 of the Declarations, the Insurer’s maximum Limit of Liability for each Insuring Agreement for all Loss resulting from all Claims first made for each Policy Year during the Policy Period shall be a part of and not in addition to the D&O Limit of Liability set forth in Item 8 of the Declarations.

(3)
If a Claim against the Company is subject to more than one Insuring Agreement, the Insurer’s maximum Limit of Liability for such Claim shall not exceed the highest Limit of Liability provided by any Insuring Agreement providing coverage to the Company; provided, however, that this provision shall not apply where a separate Limit of Liability is set forth in Item 7 of the Declarations.

(4)
The Insurer agrees to provide, without additional charge, a one-time reinstatement of the Limit of Liability under Insuring Agreement (C) to the extent such Limit of Liability is diminished by paid Loss resulting from IRA/Keogh Claims pursuant to Section IV(X)(2). Should an IRA/Keogh Liability Claim exhaust the Limit of Liability under Insuring Agreement (C), the Limit of Liability shall only be reinstated for subsequent Claims. This reinstatement shall not serve to increase the Limit of Liability for any single Claim.

B.	RETENTION AND INDEMNIFICATION
(1)
The Insurer shall only pay for covered Loss, including covered Defense Costs, in excess of the applicable retention for each Claim as set forth in Item 9 of the Declarations. No retention shall apply to Loss incurred by the Insured Persons for which the Company is:

(a)	not permitted or required by law to advance Defense Costs or indemnify the Insured Persons; or
(b)	permitted or required to advance Defense Costs or indemnify the Insured Persons but does not do so by reason of Financial Impairment.
(2)
If the Company is legally permitted or required to advance Defense Costs or indemnify the Insured Persons for Loss, regardless of whether actual indemnification or advancement is granted, the retention applicable to Insuring Agreement (B) shall apply to such Loss, unless the Company, solely by reason of its Financial Impairment, does not make indemnification or advancement.

(3)
One retention shall apply to covered Loss resulting from each Claim. If Loss from a Claim is covered under more than one Insuring Agreement, the applicable retention shall be applied separately to the part of the Loss covered by each Insuring Agreement, and the sum of such retentions shall be the retention applicable to the Claim. If a single retention applies to multiple Insureds, the retention shall be prorated among the applicable Insureds. The total retention shall in no event exceed the largest of such applicable retentions set forth in Item 9 of the Declarations.

Form No. 5089 (01/05)          FDIC No. 27259

(4)	Except for the payment of Defense Costs, the Insurer shall pay or reimburse one hundred percent (100%) of covered Loss, in excess of the applicable retention, upon final disposition of the Claim.
C.	SINGLE CLAIM
Claims based upon or arising out of the same Wrongful Act or Interrelated Wrongful Acts committed by one or more Insureds shall be considered a single Claim, and only one retention and Limit of Liability shall apply to such single Claim. Each such single Claim shall be deemed to be first made on the date the earliest of such Claims was first made, regardless of whether such date is before or during the Policy Period.
SECTION VIII — NON-EROSION OF INSURING AGREEMENT (A) AND ORDER OF PAYMENTS
A.	NON-EROSION OF INSURING AGREEMENT (A)
(1)
If the Limit of Liability for Insuring Agreement (C) or any Insuring Agreement extending coverage to the Company is a sublimit of the D&O Policy, the Limit of Liability applicable to Insuring Agreement (A) shall not be reduced by the payment of Loss resulting from Claims covered by such Insuring Agreement. If a separate Limit of Liability is set forth in Item 7 of the Declarations this provision shall not apply.

(2)
If the retention applicable to Insuring Agreement (B) applies to Loss pursuant to Section VII (B)(2), regardless of whether actual indemnification is granted, such Loss shall be deemed to be paid under Insuring Agreement (B).

B.	ORDER OF PAYMENTS
(1)
In the event one or more Claims result in a potential or actual Loss which, in aggregate, in the Insurer’s judgment could reasonably exceed the Total Policy Limit set forth in Item 3 of the Declarations, then the Insurer shall pay first for such Loss for which coverage is provided under Insuring Agreement (A).

(2)
With respect to whatever remaining amount of the Limit of Liability is available after payment of such Loss, the Insurer shall pay such Loss for which coverage is provided under Insuring Agreement (B), then pay such Loss for which coverage is provided to the Company under Insuring Agreement (C) or any Insuring Agreement extending coverage to the Company.

(3)
The Financial Impairment of the Company or any Insured Person shall not relieve the Insurer of any of its obligations to prioritize payment of covered Loss under this Policy pursuant to this Subsection.

Form No. 5089 (01/05)          FDIC No. 27259

SECTION IX — DEFENSE COSTS
A.	NO DUTY TO DEFEND
(1)
Amounts incurred as Defense Costs will reduce and shall be part of and not in addition to the applicable Limit of Liability. It shall be the duty of the Insured and not the duty of the Insurer to defend Claims. The Insured shall only retain counsel that is mutually agreed upon with the Insurer, consent for which shall not be unreasonably withheld.

(2)
The Insured shall not incur Defense Costs, admit liability for, settle, or offer to settle any Claim without the Insurer’s prior written consent, which shall not be unreasonably withheld. The Insurer shall be entitled to full information and all particulars it may request in order to reach a decision as to such consent.

(3)
The Insurer shall have the right but not the duty to effectively associate with the Insured in the settlement and defense of any Claim that appears reasonably likely to involve the Insurer. Such association shall include, but not be limited to, participation in the formation of litigation strategy, review of pleadings and other pertinent papers prior to filing, and participation in the settlement negotiations.

B.	ADVANCEMENT OF DEFENSE COSTS
(1)
Subject to Section XIV, the Insurer, if requested by the Insured, shall advance covered Defense Costs on a current basis, except when advancement of Defense Costs is prohibited by law or regulation. The Insured shall repay any advanced Defense Costs to the Insurer in the event it is established that the Insurer has no liability under this Policy for such Defense Costs.

(2)
Prior to advancing or indemnifying Defense Costs, the Insurer shall be entitled to sufficient information and documentation as to the amount and purpose of any Defense Costs to enable it to evaluate the reasonableness and necessity of such Defense Costs and to verify that such Defense Costs were actually incurred.

SECTION X — NOTICE OF CLAIMS AND POTENTIAL CLAIMS
A.
The Insured, as a condition precedent to any rights under this Policy, shall give the Insurer written notice, as soon as practicable, of any Claim first made during the Policy Period or the Discovery Period, but in no event later than sixty (60) days after the Claim is first made.

B.
If during the Policy Period, the Insured first becomes aware of circumstances which may give rise to a Claim, and gives written notice to the Insurer of the circumstances and reasons for anticipating a Claim, then any Claim subsequently made shall be deemed to have been first made during the Policy Year in which notice was first given to the Insurer. As a condition precedent to any coverage hereunder for such Claims, such notice must be specific and contain full particulars as to the names, dates, and persons involved in the underlying facts potentially giving rise to the Claim, as well as the identity of the potential plaintiffs and the causes of action to be asserted.

Form No. 5089 (01/05)          FDIC No. 27259

C.	All notices required to be given to the Insurer under this Policy shall be given to the Insurer at the address set forth in Item 5 of the Declarations.
SECTION XI — DUTY TO COOPERATE
The Insured shall promptly furnish the Insurer with all information reasonably requested by the Insurer including, but not limited to, copies of reports, investigations, pleadings and other papers. As a condition precedent to coverage under this Policy, the Insured shall provide the Insurer with such information, assistance and cooperation as the Insurer may reasonably request.
SECTION XII — MERGERS, ACQUISITIONS AND CHANGES IN BUSINESS ACTIVITIES
A.	If during the Policy Period, the Company:
(1)	acquires, merges with or creates any non-bank entity;
(2)	acquires or merges with another entity or creates or acquires a Subsidiary, whose assets equal or exceed twenty-five percent (25%) of the Company’s total assets at the time of the transaction;
(3)	creates or acquires a financial services holding company or converts from a bank holding company to a financial services holding company;

(4)	converts from a mutual company to a stock company; or

(5)	changes or converts its corporate structure from a C corporation to an S corporation;
then no coverage shall be afforded under this Policy for any Loss incurred by the Company, such entity, Subsidiary, or its Insured Persons resulting from any Claim arising out of or in any way involving any transaction or event, prior to:
(a)	the Company providing written notice and any requested information regarding the transaction to the Insurer as soon as practicable;

(b)	the Insurer, at its sole discretion, agreeing in writing to provide such coverage; and
(c)	the Company accepting any special terms, conditions and/or Exclusions and paying any additional premium required by the Insurer.
B.
If during the Policy Period, the Company creates or acquires a bank or bank Subsidiary, whose assets are less than twenty-five percent (25%) of the Company’s total assets at the time of the transaction, the Insurer agrees to provide automatic coverage for such bank, bank Subsidiary and its Insured Persons for the remainder of the Policy Period.

C.
Any coverage otherwise afforded under this Policy for a Loss in any way involving the Company, any Subsidiary, or any acquired, merged or created entity or its Insured Persons shall not apply to any Claim arising out of or directly or indirectly resulting from:

(1)	any Wrongful Act or any fact, circumstance or situation committed or allegedly committed prior to the effective date of such acquisition, merger or creation; or
Form No. 5089 (01/05)          FDIC No. 27259

(2)	any other Wrongful Act, which, together with a Wrongful Act committed or allegedly committed prior to effective date of such acquisition, merger or creation constitute Interrelated Wrongful Acts.
SECTION XIII — CANCELLATION / NONRENEWAL / CONVERSION
A.	NAMED INSURED CANCELLATION
The Named Insured may cancel this Policy or any Insuring Agreement by providing written notice to the Insurer. If the Named Insured cancels this Policy, the Insurer shall only return ninety percent (90%) of the unearned premium. For multi-year Policies, the Insurer shall only return ninety percent (90%) of the unearned premium if the cancellation occurs before the first anniversary. If the cancellation occurs after the first anniversary, unearned premium will be returned on a prorata basis as soon as practicable.
B.	INSURER CANCELLATION OR NONRENEWAL
(1)
The Insurer shall not be required to renew this Policy or any Insuring Agreement upon expiration of the Policy Period. This Policy or any Insuring Agreement may be cancelled or nonrenewed by the Insurer by giving to the Named Insured written notice stating when such action shall become effective and the reason(s) therefore. Notice will be mailed to the Named Insured by certified mail at the address set forth in Item 1 of the Declarations. The mailing of such notice as aforesaid shall be sufficient proof of notice, and this Policy shall terminate at the date and hour specified in such notice. The Insurer shall provide not less than:

(a)	twenty (20) days notice of its intent to cancel for nonpayment of premium; or

(b)	sixty (60) days notice of its intent to cancel or nonrenew for any other reason.
(2)
If the Insurer cancels this Policy or any Insuring Agreement, the Insurer shall return one hundred percent (100%) of the unearned premium. The return of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of cancellation, but such payment shall be made as soon as practicable.

C.	CONVERSION
(1)
Upon the occurrence of any of the following events, this Policy shall continue in full force and effect with respect to Claims for Wrongful Acts committed or allegedly committed before such event, but coverage shall cease with respect to Claims for such Wrongful Acts committed or allegedly committed after such event:

(a)	Financial Impairment of the Company or any Subsidiary comprising more than fifty percent (50%) of the Company’s total assets;
(b)
acquisition of the Company by another entity or the merger or consolidation of the Company into another entity such that the Company is not the surviving entity or acquisition of substantially all of the assets of the Company by another entity; or

(c)	the Company ceasing to engage actively in its primary business.
Form No. 5089 (01/05)          FDIC No. 27259

(2)
Pursuant to Subsection (C)(1) above, this Policy may not be cancelled and the entire premium shall be deemed fully earned. The occurrence of any of the foregoing events shall not affect the Insured’s right to purchase the Discovery Period pursuant to Section III.

(3)
In the event of Financial Impairment of a Subsidiary comprising less than fifty percent (50%) of the Company’s total assets, this conversion provision shall apply only to the Subsidiary and its Insured Persons and the Policy shall continue in full force with respect to all other Insureds.

SECTION XIV — ALLOCATION AND ARBITRATION
A.	ALLOCATION
(1)	If in any Claim the Insureds are jointly and severally liable with others (including the Company even if no coverage is extended for such Claim against the Company) for Loss, then:
(a)	100% of all Loss, other than Defense Costs, incurred jointly by the Insured Persons and the Company shall be treated as Loss incurred solely by the Insured Persons; and
(b)	all other Loss shall be allocated between the Insured Persons and others based on the relative legal exposures of the parties to such Claims.
(2)
If in any Claim the Insureds incur an amount consisting of both covered and uncovered Loss because the Claim includes both covered and uncovered matters, then the amount shall be allocated between covered Loss and uncovered loss based on the relative legal exposures of the Insureds to the covered and uncovered matters.

B.	ARBITRATION
(1)	The Insurer and the Insured agree to use their best efforts to reach a proper allocation of Defense Costs. If the Insured and the Insurer cannot agree on an allocation:
(a)	no presumption as to allocation shall exist in any arbitration, suit or other proceeding;
(b)
the Insurer shall advance on a current basis Defense Costs which the Insurer believes to be covered under this Policy until a different allocation is negotiated, arbitrated or judicially determined; and

(c)
the Insurer, if requested by the Insured, shall submit the allocation dispute to binding arbitration. The rules of the American Arbitration Association shall apply except with respect to the selection of the arbitration panel. The arbitration panel shall consist of one arbitrator selected by the Insured, one arbitrator selected by the Insurer, and a third independent arbitrator selected by the first two arbitrators. In any such arbitration, each party will bear its own legal fees and expenses.

(2)
Any negotiated, arbitrated or judicially determined allocation of Defense Costs will be applied retroactively to all Defense Costs, notwithstanding any prior advancement to the contrary. Any allocation or advancement of Defense Costs shall not apply to or create any presumption with respect to the allocation of other Loss arising from such Claim or any other Claim.

Form No. 5089 (01/05)          FDIC No. 27259

SECTION XV — REPRESENTATIONS AND SEVERABILITY
A.	REPRESENTATIONS
It is agreed and represented that the particulars and statements contained in the Application are the basis of this Policy and are to be considered as incorporated into and constituting a part of this Policy. By acceptance of this Policy, the Insured agrees that:
(1)	such Application shall be construed as a separate Application for coverage by each Insured Person;
(2)	this Policy shall not be deemed to be a series of individual insurance contracts with the Company and each of the Insured Persons; and
(3)
the statements in the Application are their representations, that they are material to the acceptance of the risk or hazard assumed by the Insurer under this Policy, and that this Policy is issued in reliance upon the truth of such representations.

B.	SEVERABILITY
The Insureds agree that in the event the Application contains misrepresentations made with the actual intent to deceive, no coverage will be provided under this Policy with respect to:
(1)	any Insured Person who knew of any fact, circumstance or situation that was not truthfully disclosed in the Application;
(2)	the Company, to the extent the Company indemnifies the Insured Person reflected in Item (1) above; or
(3)
the Company, to the extent coverage is granted to the Company by any Insuring Agreement made a part of this Policy, if any past, present, or future chief financial officer, in-house counsel, chief executive officer, President or Chairman of the Board of the Company, or any person holding any equivalent position within the Company (regardless of title), knew of any fact, circumstance or situation that was not truthfully disclosed in the Application.

The foregoing conditions shall apply whether or not the Insured Person actually knew if the misrepresentation or untruthful disclosure was made in the Application for coverage.
C.	SEVERABILITY OF EXCLUSIONS
With respect to the Exclusions herein, in order to determine if coverage is available:
(1)	no Wrongful Act, fact pertaining to or knowledge possessed by any Insured Person will be imputed to any other Insured Person; and
(2)
all facts pertaining to and knowledge possessed by any past, present, or future chief financial officer, in-house counsel, chief executive officer, President or Chairman of the Board of the Company, or any person holding any equivalent position within the Company (regardless of title), shall be imputed to the Company with respect to Section V, Exclusions (G) and (H).

Form No. 5089 (01/05)          FDIC No. 27259

SECTION XVI — GENERAL TERMS AND CONDITIONS
A.
SUBROGATION — In the event of any payment under this Policy, the Insurer shall be subrogated to the extent of such payment to all the Insured Persons’ and the Company’s rights to recovery therefore, and the Insured shall execute all papers required and shall do everything that may be necessary to secure the Insurer’s rights, including the execution of such documents as may be necessary to enable the Insurer effectively to bring suit in the name of the Insured Persons or the Company.

B.
ASSIGNMENT AND ACCEPTANCE — By acceptance of this Policy, the Insured and the Insurer agree that this Policy, the Application, and any written Endorsements attached thereto constitute the entire agreement between the parties. Assignment of interest under this Policy shall not bind the Insurer until its consent is endorsed hereon.

C.	CONFORMITY TO STATUTE — Any terms of this Policy, which are in conflict with the terms of any applicable laws governing this Policy, are hereby amended to conform to such laws.
D.
AUTHORIZATION — By acceptance of this Policy, the Insureds agree that the Named Insured will act on behalf of all Insureds for all purposes under this Policy including, but not limited to, giving and receiving of all notices and correspondence, cancellation, nonrenewal or termination of this Policy, payment of premiums, the negotiation and acceptance of Endorsements, and receipt of any return premiums that may be due under this Policy.

E.
CHANGES — Notice to any agent or knowledge possessed by any agent or other person acting on behalf of the Insurer shall not effect a waiver or a change in any part of this Policy or estop the Insurer from asserting any right under the terms of this Policy, nor shall the terms, conditions and limitations of the Policy be waived or changed, except by written Endorsement issued to form a part of this Policy.

F.	ACTION AGAINST THE INSURER
(1)
No action shall be taken against the Insurer unless, as a condition precedent thereto, there shall have been full compliance with all the terms of this Policy, and until the Insured’s obligation to pay is finally determined, either by adjudication or by written agreement of the Insureds, the claimant, and the Insurer.

(2)
No person or organization shall have any right under this Policy to join the Insurer as a party to any Claim against the Insured nor shall the Insurer be impleaded by the Insureds or their legal representatives in any such Claim.

G.	OTHER INSURANCE OR INDEMNIFICATION — This Policy shall not be subject to the terms of any other insurance. All Loss, including Defense Costs, payable under this Policy shall be excess to:
(1)
any other existing insurance regardless of whether collectable, including but not limited to, any insurance under which there is a duty to defend, unless such other insurance is written only as specific excess insurance over the Limits of Liability provided by this Policy; and

(2)	indemnification to which an Insured is entitled from any entity other than the Company.
H.
LOSS INFORMATION — The Insurer will provide Loss Information to the Company within ten (10) days of the Company’s request or, if required by statute, at the same time as any notice of cancellation nonrenewal of this Policy.

Form No. 5089 (01/05)          FDIC No. 27259

I.
INSOLVENCY / BANKRUPTCY — The Financial Impairment of the Insured or of the estate of such Insured shall not release the Insurer from its obligations nor deprive the Insurer of its rights under this Policy.

J.	HEADINGS AND SUB-HEADINGS — The descriptions in the headings and sub-headings of this Policy are solely for convenience and form no part of the terms and conditions of coverage.
IN WITNESS WHEREOF, the Insurer has caused this Policy to be signed by its President and Secretary and countersigned, if required, on the Declarations Page by a duly authorized agent of the Insurer.

/s/ Dane A. Shrallow Dane A. Shrallow	/s/ Glenn Renwick Glenn Renwick
Company Officer or Authorized Representative	President
Form No. 5089 (01/05)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
Change of Control Notification Requirement
Policy Number: 4548319-08
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that the Policy is amended as follows:
1.	Section XVI, entitled “General Terms and Conditions”, is amended to add the following Subsection:
CHANGE OF CONTROL — It is understood and agreed that the Company will notify the Insurer upon the Company’s obtaining knowledge of any Change of Control after the effective date of this Policy. Written notice shall be provided to the Insurer together with such information as the Insurer may request, at the address set forth in Item 5 of the Declarations. Such notice and underwriting information shall be provided as soon as practicable, but in no event later than thirty (30) days from the effective date of such Change of Control.
The Insurer, at its sole discretion, may make any premium adjustment or coverage revision as it determines appropriate.
2.	Section IV, entitled “Definitions” is amended to add the following:
Change of Control means a change in:
(1)	the power to determine the management or policy of the Company by virtue of voting stock or voting rights ownership (including rights with respect to withdrawal accounts); or
(2)
ownership of voting stock or voting rights which results in direct or indirect ownership by a stockholder or an affiliated group of stockholders of ten percent (10%) or more of the outstanding voting stock or voting rights of the Company.

This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.
Form No. 2244 (01/05)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
Prior/Pending Litigation Date
Policy Number: 4548319-08
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that the Policy and the Declarations are amended as follows:
1.	Item 12 of the Declarations, entitled “Prior/Pending Litigation Dates”, is deleted in its entirety.

2.	Section V(M) of the Policy is deleted and replaced as follows:
M.
Prior and Pending Litigation Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving any litigation against any Insured initiated prior to the respective date set forth below or arising out of or in any way involving the same or substantially the same fact, circumstance or situation underlying or alleged in such prior litigation.

Prior/Pending
Type of Claim	Litigation Date
D&O Claim	07/01/1994
Company Liability Claim	07/01/2000
Lender Liability Claim	07/01/1994
Depositor Claim	07/01/2000
Securities Claim	07/01/2000
IRA/Keogh Claim	07/01/2000
Fiduciary Claim	07/01/1994
Insurance Services Claim	N/A
Brokerage/Advisory Services Claim	N/A
Trust Department Claim	N/A
Employment Practices Claim	N/A
Bankers Professional Services Claim	N/A
Privacy Liability Claim	07/01/2008
3.	For the purpose of this Endorsement only the following definitions are added:
D&O Claim means any Claim made under Insuring Agreement A or Insuring Agreement B.
Company Liability Claim means Claim made under Insuring Agreement C.
Lender Liability Claim means any Claim for which the Company is legally obligated to pay for Wrongful Acts relating to an extension of credit, an agreement or refusal to extend credit, loan servicing, or the collection, or restructuring of any extension of credit.
Form No. 2811 (12/06)          FDIC No. 27259

Depositor Claim means any Claim for which the Company is legally obligated to pay for Wrongful Acts resulting from establishing, maintaining, administering or servicing any FDIC-insured deposit account or processing any transaction relating thereto.
Securities Claim means any Claim for which the Insured is legally obligated to pay for Wrongful Acts which is based upon, arises from or is in consequence of the purchase or sale of, or offer to purchase or sell, any securities issued by the Company.
IRA/KeoghClaim means any Claim for which the Company is legally obligated to pay for Wrongful Acts while acting solely in the capacity as administrator, custodian, or trustee under any individual retirement account (IRA) or H.R. 10 Plan (Keogh Plan).
Fiduciary Liability Claim means any Claim made under Insuring Agreement I.
Insurance Services Claim means any Claim made under Insuring Agreement J.
Brokerage/Advisory Services Claim means any Claim made under Insuring Agreement K.
Trust Department Claim means any Claim made under Insuring Agreement L.
Employment Practices Liability Claim means any Claim made under Insuring Agreement M.
Bankers Professional Services Claim means any Claim made under Insuring Agreement N.
Privacy Liability Claim means any Claim made under Insuring Agreement O.
This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.

/s/ Dane A. Shrallow Dane A. Shrallow	/s/ Glenn Renwick Glenn Renwick
Company Officer or Authorized Representative	President
Form No. 2811 (12/06)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
Modification to Section IV — Definitions
Policy Number: 4548319-08
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that Section IV of the Policy, is amended as follows:
Section IV (A) is deleted and replaced as follows:
A.	Application means:
(1)
the application signed for the procurement of this Policy and any materials submitted to the Insurer in support of the procurement of this Policy or any Policy for which this Policy is a direct or indirect renewal or replacement; and

(2)
any publicly available information published or filed by or with a recognized source, agency or institution regarding the Insured in the 3 years preceding the Policy’s inception, and any amendment thereto, whether or not submitted with any signed application.

The Application is deemed to be attached to and incorporated into this Policy, as if physically attached.
This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.
Form No. 4074 (01/05)          FDIC No. 27259

(1)
medical, surgical, or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits, apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; or

(2)	any benefit described in Section 186(c) of ERISA.
C.	Section IV, entitled “Definitions”, is further amended to delete and replace the Definition of Insured and Loss as follows:
J.
Insured, either in singular or plural, means the Insured Persons, the Company, any Employee Benefit Plan existing before the Policy Period, any Employee Benefit Plan created during the Policy Period, and any Employee Benefit Plan acquired during the Policy Period pursuant to Section XII.

N.
Loss means Defense Costs and any amount which the Insured is legally obligated to pay resulting from a Claim, including damages, judgments, settlements, pre- and post-judgment interest, punitive or exemplary damages and the multiple portion of any multiplied damage award where insurable by law. Loss shall not include:

(1)	taxes;

(2)	criminal or civil fines or penalties imposed by law;

(3)	any unpaid, unrecoverable or outstanding loan, lease or extension of credit to any employee or any forgiveness of debt;

(4)
costs to comply with any non-monetary or injunctive relief of any kind or any agreement to provide such relief, including but not limited to any damages, costs or expenses incurred in complying with any other federal, state or local laws of any kind;

(5)	any restitution, disgorgement, or payment of similar sums including but not limited to the return of fees, commissions or charges for the Company’s services; or

(6)	any matters which are uninsurable under the law pursuant to which this Endorsement shall be construed.
Loss shall not exclude the five percent (5%) or less, or the twenty percent (20%) or less, civil penalties imposed under Section 502 (i) or (1), respectively, of ERISA.
D.	All of the Exclusions set forth in Section V shall apply except Subsection (E), entitled “ERISA Exclusion”, which is deleted.
Form No. 5093 (01/05)          FDIC No. 27259

E.	Section V is further amended to delete and replace Subsection (J) as follows:
J.
Insured vs. Insured Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim by, on behalf of, or at the behest of the Company, any affiliate of the Company or any Insured Person in any capacity except where such Claim is brought and maintained:

(1)	in the form of a cross-claim or third-party claim for contribution or indemnity which is part of and results directly from a Claim which is not otherwise excluded by the terms of the Policy;

(2)
by an Insured Person solely as a customer of the Company; provided such Claim is brought independently of, and totally without the solicitation, assistance, participation, or intervention of any other Insured;

(3)
by a security holder of the Company as a derivative action on behalf of the Company or such affiliate; provided such Claim is brought independently of, and totally without the solicitation, assistance, participation, or intervention of any Insured or any affiliate of the Company; or

(4)	by an Insured Person against one or more Insureds for a Claim resulting from a Wrongful Act involving an Employee Benefit Plan.
F.	Section V, entitled “Exclusions Applicable to all Insuring Agreements”, is further amended to add the following:
Bonding/Insurance Company Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim that is brought directly or indirectly by or for the benefit of any insurance carrier or bond carrier of the Company, or any affiliate of the Company, regardless in whose name such Claim is actually made.
Contract Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the assumption of any liability to defend, indemnify, or hold harmless any person or entity, other than an Insured Person, under any written contract or agreement, unless such liability would be imposed regardless of the existence of such contract or agreement.
Failure to Collect Contribution/Benefits Exclusion — The Insurer shall not be liable to make any payment for Loss, other than Defense Costs, in connection with any Claim for:
(1)	the failure to collect contributions owed to an Employee Benefit Plan or other Employee Program unless such failure is due to the negligence of the Insured;

(2)	the return or reversion to an employee of any contribution or asset; or

(3)
benefits paid or payable to a participant or beneficiary of any Employee Benefit Plan or other Employee Programs, or benefits which would be payable to such a participant or beneficiary if the Employee Benefit Plan or other Employee Program complied with applicable law.

Insolvency Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the bankruptcy of or suspension of payment by any bank, banking firm, broker or dealer in securities or commodities or any other financial institution.
Form No. 5093 (01/05)          FDIC No. 27259

Violation of Employment Law Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving an actual or alleged violation of the responsibilities, obligations or duties imposed by any Worker’s Compensation, Unemployment Insurance, Social Security or disability benefits law, the Fair Labor Standards [ILLEGIBLE] National Labor Relations Act, Worker Adjustment and Retraining Notification Act, Occupation. Safety and Health Act, any rules or regulations promulgated under any of the above statutes, or similar provisions of any federal, state or local statutory, administrative or common law.
G.	Section VII (A), entitled “Limit of Liability”, is amended to add the following Subsection:
(5)
The Insurer agrees to provide, without additional charge, a one-time reinstatement of the Limit of Liability under this Endorsement to the extent such Limit of Liability is diminished by paid Loss resulting from paid Claims under this Endorsement. Should a Claim exhaust the Limit of Liability under this Endorsement, the Limit of Liability will only be reinstated for subsequent Claims. This reinstatement shall not serve to increase the Limit of Liability for any single Claim.

3.	This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.
Form No. 5093 (01/05)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
PRIVACY PROTECTION COVERAGE ENDORSEMENT
Policy Number: 4548319-08
In consideration of the premium paid and in reliance upon all statements made and the information contained in the Declarations and Application, the Insurer and the Insured agree that coverage will be provided subject to all of the terms, conditions and limitations of this Endorsement, as follows:
1.	The attached Policy is amended by adding the following Insuring Agreement(s) to the extent such coverage is set forth on the Declarations:
O.	PRIVACY LIABILITY INSURING AGREEMENT
The Insurer will pay on behalf of the Insured, Loss resulting from Claims first made during the Policy Period or Discovery Period against the Insured for which the Insured is legally obligated to pay as a result of a Wrongful Privacy Act.
P.	PRIVACY LIABILITY MITIGATION INSURING AGREEMENT
The Insurer will indemnify the Company for Liability Mitigation Expense incurred as a direct result of unauthorized access to Confidential Customer Information:
(1)	in the custody or control of the Insured or any Electronic Data Processor; or
(2)	arising from the negligent management, oversight or preservation of such Confidential Customer Information by the Insured.
It shall be a condition precedent to coverage under this Insuring Agreement that the Insured shall notify the Insurer of any unauthorized access to Confidential Customer Information as soon as practicable but no later than sixty (60) days after discovery of such unauthorized access.
2.	For the purpose of the coverage afforded by this Endorsement, all of the terms and conditions set forth in the Policy shall apply except:
A.	Section IV, entitled “Definitions” is amended to add the following:
Confidential Customer Information means any customer name, address, telephone number, social security number, driver’s license number, account number, credit or debit card number, PIN, password, account history or any other nonpublic customer information.
Liability Mitigation Expense means actual, reasonable and necessary expenses in excess of the Company’s normal operating costs, incurred to:
(1)	notify those persons who may be directly affected by the unauthorized access of the Confidential Customer Information;

(2)	change account numbers and related information, including the reissuance of debit/credit/ATM cards for those persons who may be directly affected;
Form No. 5105 (12/06)          FDIC No. 27259

(3)	with prior consent of the Insurer, provide basic credit monitoring or other services to prevent fraudulent use of the Confidential Customer Information; and
(4)
protect or restore the professional reputation of the Company through publicity and advertising solely in response to Negative Publicity. Liability Mitigation Expense [ILLEGIBLE] include, but not be limited to, expenses incurred by the Company to hire a public relations consultant; provided, however, that if a public relations consultant is used, such consultant shall be mutually agreed upon by the Insurer and the Company. The Company shall not hire a public relations consultant without the Insurer’s prior written consent, which shall not be unreasonably withheld.

Electronic Data Processor means a natural person, partnership or corporation with the Insured’s written authorization to perform services as data processor of checks or other accounting records of the Insured. A Federal Reserve Bank or clearinghouse shall not be an Electronic Data Processor.
Negative Publicity means information concerning unauthorized access to Confidential Customer Information which is publicized by persons other than the Company through newspapers, radio, television or other similar print, broadcast or electronic media that has caused or is reasonably likely to cause decline or deterioration in the reputation of the Company.
B.	All of the Exclusions set forth in Section V, entitled “Exclusions Applicable to all Insuring Agreements”, shall apply to this Endorsement except the following which is deleted and replaced:
A.
Bodily/Personal Injury and Property Damage Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim for actual or alleged bodily injury, sickness, disease, or death of any person, damage to or destruction or theft of any tangible or intangible property in the custody or control of the Insured including loss of thereof, wrongful entry, eviction, false arrest, false imprisonment, malicious prosecution, abuse of process, assault, battery, mental anguish, emotional distress, loss of consortium, invasion of privacy, defamation, false light, libel, or slander; provided, however, that this Exclusion shall not apply to any actual or alleged mental anguish, emotional distress, libel, slander, defamation, false light, invasion of privacy or loss of property other than property in the custody or control of the Insured resulting from a Wrongful Privacy Act.

C.	Section V, “Exclusions Applicable to all Insuring Agreements”, is further amended to add the following:
Bonding/Insurance Company Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim that is brought directly or indirectly by or for the benefit of any insurance carrier or bond carrier of the Company, or any affiliate of the Company, regardless in whose name such Claim is actually made.
Contract Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the assumption of any liability to defend, indemnify, or hold harmless any person or entity, other than an Insured Person, under any written contract or agreement, unless such liability would be imposed regardless of the existence of such contract or agreement.
Form No. 5105(12/06)          FDIC No. 27259

Insolvency Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the:
(1)	Financial Impairment of the Company or any Subsidiary;

(2)	insolvency, receivership, liquidation or bankruptcy of any insurance company the Insured represents; or

(3)	bankruptcy of or suspension of payment by any bank, banking firm, broker or dealer in securities or commodities or any other financial institution.
Internet Services Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the Company providing:
(1)	transactional services through the transmission of data to or from an Internet website or private computer network owned, operated or controlled by the Company;

(2)	website development, software development or network security services to third parties; or

(3)	hosting services or services as an Internet Service Provider, Internet Access Provider, Application Service Provider or provider of like services.
Receivership Exclusion — The Insurer shall not be liable to make any payment for Loss in connection with any Claim arising out of or in any way involving the Company’s function or activity as receiver, trustee in bankruptcy, or assignee for the benefit of creditors.
3.	In addition to the provisions set forth in Item 2 of this Endorsement, for the purpose of the coverage afforded by the Privacy Liability Insuring Agreement:
A.	Section II (B) entitled “Not for Profit Directorships” is deleted.

B.
The Definitions of Interrelated Wrongful Acts and Wrongful Acts and all references thereto used throughout the Policy are deleted and replaced with the terms Interrelated Wrongful Privacy Acts and Wrongful Privacy Acts, respectively, as follows:

Interrelated Wrongful Privacy Acts means Wrongful Privacy Acts which have as a common nexus any fact, circumstance, situation, event, transaction or series of related facts, circumstances, situations, events or transactions.
Wrongful Privacy Act means the management, oversight or preservation of Confidential Customer Information by the Insured, which results in the intentional misuse of such Confidential Customer Information by an Employee or other unauthorized person.
4.
In addition to the provisions set forth in Item 2 of this Endorsement, for the purpose of the coverage afforded by the Privacy Liability Mitigation Insuring Agreement, all of the terms and conditions set forth in the Policy and any amendments thereto shall apply except:

A.	Section II, entitled “Additional Coverages”, is deleted in its entirety.

B.	Section IV, Subsection N of the Policy is deleted and replaced below:
N.	Loss means Liability Mitigation Expense.
Form No. 5105 (12/06)          FDIC No. 27259

C.	Section V, “Exclusions Applicable to all Insuring Agreements”, is further amended to add the following:
Customer Disclosure Exclusion — The Insurer shall not be liable to make any payment for Loss arising from the unauthorized access to Confidential Customer Information where such Confidential Customer Information was obtained from the customer, regardless of whether this information was obtained through trick, artifice, fraud or false pretenses.
Plastic Card Exclusion — The Insurer shall not be liable to make any payment for Loss arising from the unauthorized access to Confidential Customer Information where the Confidential Customer Information was obtained through the fraudulent use of debit, credit or ATM cards.
D.	Section VII, entitled “Limit of Liability, Retention and Indemnification”, is deleted and replaced below:
SECTION VII — LIMIT OF LIABILITY AND RETENTION
(1)
The Insurer’s maximum Limit of Liability under this Policy for all Insuring Agreements combined shall not exceed the Total Policy Limit set forth in Item 3 of the Declarations regardless of whether such Insuring Agreement is provided as a sublimit or a separate limit, and regardless of the time of payment by the Insurer.

(2)	The Limit of Liability under this Endorsement constitutes a sublimit which does not increase the Insurer’s maximum liability under the Policy.
(3)
Loss resulting from the same act or series of related acts shall be considered a single Loss, and only one Retention and Limit of Liability shall be applicable. However, each such single Loss shall be deemed to be first discovered on the date the earliest of such Loss was first discovered, regardless of whether such date is before or during the Policy Period.

(4)
The Insurer shall only be liable under this Endorsement for the amount by which any single Loss exceeds the Retention amount for the Insuring Agreement applicable to such Loss. One Retention amount shall apply to the covered portion of each and every single Loss.

E.	Section XVI, Subsection F, is deleted and replaced below:
F.
ACTION AGAINST THE INSURER — Legal proceedings for the recovery of any Loss under this Endorsement shall not be brought prior to the expiration of 60 days after the proof of Loss, with full particulars, is filed with the Insurer or after the expiration of 24 months from the discovery of such Loss.

This Endorsement affords coverage only in favor of the Company. No suit, action or legal proceedings shall be brought hereunder by anyone other than the Company.
This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.
Form No. 5105 (12/06)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
POLICYHOLDER DISCLOSURE
NOTICE OF TERRORISM INSURANCE COVERAGE
Policy Number: 4548319-08
Coverage for acts of terrorism is already included in your current policy. You should know that, effective November 26, 2002, under your existing coverage, any losses caused by certified acts of terrorism would be partially reimbursed by the United States under a formula established by federal law. Under this formula, the United States pays 90% of covered terrorism losses exceeding the statutorily established deductible paid by the insurance company providing the coverage. The portion of your annual premium that is attributable to coverage for acts of terrorism is: $0.00.
I ACKNOWLEDGE THAT I HAVE BEEN NOTIFIED THAT UNDER THE TERRORISM RISK INSURANCE ACT OF 2002, ANY LOSSES CAUSED BY CERTIFIED ACTS OF TERRORISM UNDER MY POLICY COVERAGE WILL BE PARTIALLY REIMBURSED BY THE UNITED STATES AND I HAVE BEEN NOTIFIED OF THE AMOUNT OF MY PREMIUM ATTRIBUTABLE TO SUCH COVERAGE.

Policyholder/Applicant’s Signature

Print Name

Date
Form No. TRIA-01 (12/02)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
CALIFORNIA AMENDATORY ENDORSEMENT
Policy Number: 4548319-08
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that Section XIII (B)(1) of the Policy is deleted and replaced as follows:
B.	INSURER CANCELLATION OR NONRENEWAL
(1)
The Insurer shall not be required to renew this Policy or any Insuring Agreement upon expiration of the Policy Period. This Policy or any Insuring Agreement may be cancelled or nonrenewed by the Insurer by giving to the Named Insured written notice stating when such action shall become effective and the reason(s) therefore. Notice will be mailed to the Named Insured by certified mail at the address set forth in Item 1 of the Declarations. The mailing of such notice as aforesaid shall be sufficient proof of notice, and this Policy shall terminate at the date and hour specified in such notice. The Insurer shall provide not less than:

(a)	twenty (20) days notice of its intent to cancel for nonpayment of premium;

(b)	sixty (60) days notice of its intent to nonrenew; or

(c)	sixty (60) days notice of its intent to cancel for any of the following reasons:
i.
discovery of fraud or material misrepresentation by: (1) the Company or an Insured Person in the obtaining of this insurance; or (2) the Company or an Insured Person in pursuing a Claim under this Policy;

ii.
a judgement by a court or an administrative tribunal that the Company or an Insured Person has violated a California or Federal Law, having as one of its necessary elements an act which materially increases any of the risks insured against;

iii.
discovery of willful or grossly negligent acts or omissions, or of any violations of state laws or regulations establishing safety standards, by the Company or any Insured Person, which materially increase any of the risks insured against;

iv.
failure by the Company to implement reasonable loss control requirements, agreed to by the Company as a condition of Policy issuance, or which were conditions precedent to the Insurer’s use of a particular rate or rating plan, if that failure materially increases any of the risks insured against;

v.
a determination by the Commissioner or Insurance that the loss of, or changes in, reinsurance by the Insurer would threaten financial integrity or solvency, or that continuation of the Policy coverage would place the Insurer in violation of California law or the laws of the state where the Insurer is domiciled; or

Form No. 8790D (01/05) CA          FDIC No. 27259

vi.
a change by the Company in the activities or property of the commercial or industrial enterprise, which results in a materially added, increased or changed risk, unless the added, increased or changed risk is included in the Policy.

All other provisions in Section XIII shall remain unchanged.
This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.
Form No. 8790D (01/05) CA          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
Amend Loss Definition
(Exclude Punitive and Exemplary Damages)
Policy Number 4548319-08
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that the definition of “Loss” as stated in the Policy, Employment Practices Liability, Fiduciary Liability and Bankers Professional Liability Endorsements (as applicable), is amended as follows:
Notwithstanding any other provision, the definition of Loss shall not include punitive or exemplary damages or the multiple portion of any multiplied damage award. The remainder of the definition of Loss shall remain unchanged.
This Endorsement shall be effective as of 12:01 a.m. on 07/01/2008.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.
Form No. 2844 (08/07)          FDIC No. 27259

PROGRESSIVE CASUALTY INSURANCE COMPANY
(A Stock Insurance Company, herein called the Insurer)
Amendment to Declarations Page
Change Policy Period
Policy Number: 4548319-08
In consideration of the premium paid and in reliance upon all statements made and information contained in the Declarations and Application, the Insurer and the Insured agree that the Declarations is amended as follows:

Item 2.	Previous Policy Period:	FROM: 12:01 a.m. 07/01/2008	TO: 12:01 a.m. 07/01/2011

	New Policy Period:	FROM: 12:01 a.m. 07/01/2008	TO: 12:01 a.m. 07/10/2010
(Local time at the address shown in Item 1.)

Item 13.
Endorsements: This Policy is subject to the terms of the following Endorsements attached hereto and incorporated herein by reference at the effective date of this Policy and to all other Endorsements attached hereto after the effective date of this Policy: 5081, 5082, 2244, 2811, 4074, 5093, 5105, TRIA-01, 8790D (CA), 2844

This Endorsement shall be effective as of 12:01 a.m. on 07/10/2010.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Policy other than as above stated.

/s/ Dane A. Shrallow Dane A. Shrallow	/s/ Glenn Renwick Glenn Renwick
Company Officer or Authorized Representative	President
Form No. 5082 (06/05)          FDIC No. 27259

IRONSHORE INDEMNITY, INC.
(A Stock Company)
Mailing Address:
PO Box 3407
New York, NY 10008
(877) IRON411
Policy # 000571100
Expiring Policy # N/A
THIS POLICY IS ISSUED BY THE STOCK INSURANCE COMPANY SELECTED ABOVE
SIDE-A DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY
DECLARATIONS
This is a Claims Made and Reported Policy, please read it carefully. Amounts incurred as Costs of Defense shall reduce the limit of liability available to pay judgments or settlements and shall also be applied against the retention. This Policy does not provide for any duty by the Insurer to defend those Insured under the Policy.

ITEM 1: COMPANY NAME AND PRINCIPAL ADDRESS:	ITEM 2: POLICY PERIOD:

Sonoma Valley Bancorp/Sonoma Valley Bank 202 W Napa Street Sonoma, CA 95476	(a) Inception Date — July 10, 2010 (b) Expiration Date — July 10, 2011

at 12:01 a.m. both dates at the Principal Address in ITEM 1.
ITEM 3. LIMIT OF LIABILITY (inclusive of Costs of Defense):
$2,000,000 aggregate limit of liability for all Claims made or deemed made during the Policy Period.
ITEM 4. PREMIUM $190,000.00
ITEM 5. TOTAL UNDERLYING INSURANCE PROGRAM POLICY LIMITS: $5,000,000
ITEM 6. SCHEDULE OF UNDERLYING INSURANCE PROGRAM:

Underlying Insurer	Policy No.	Limits	Policy Year
U.S. Specialty Insurance Company	14-MGU-10-A21875	$5,000,000	July 10, 2010 – July 11, 2011

ITEM 7. FORMS AND ENDORSEMENTS ATTACHED AT ISSUANCE:
1.	California State Amendatory

2.	General E&O Exclusion

3.	Prior Acts Exclusion — 7/1/2010

4.	Non-Follow Form, Recognize Erosion — EPL, BPL, LL, Fiduciary
ITEM 8. BROKER:
ADDRESS:
Thomas Mulligan
C.L. Frates
5005 N Lincoln Blvd.
Oklahoma City, OK 73105
LICENSE #: Agency: 0353948 Agent: 0C71628
ITEM 9. NOTICE TO INSURER:
A. Notice of Claim, Wrongful Act or Loss:
Send to Company Indicated Above
c/o Ironshore Insurance Services, LLC
One State Street Plaza
8th Floor
New York, NY 10004
B. All other notices:
Send to Company Indicated Above
c/o Ironshore Insurance Services, LLC
One State Street Plaza
8th Floor
New York, NY 10004
THESE DECLARATIONS, TOGETHER WITH THE COMPLETED AND SIGNED APPLICATION, FOR THIS POLICY AND THE FOLLOWED POLICY, INCLUDING INFORMATION FURNISHED IN CONNECTION THEREWITH WHETHER DIRECTLY OR THROUGH PUBLIC FILING, AND THE POLICY FORM ATTACHED HERETO, CONSTITUTE THE INSURANCE POLICY.

Date: August 27, 2010	By:	-s- [ILLEGIBLE]
Authorized Representative

OFFEREE DISCLOSURE NOTICE OF
TERRORISM INSURANCE COVERAGE
(new policies and renewals with no terrorism
exclusion or sublimit and no premium charge)
You are hereby notified that, under the Terrorism Risk Insurance Act of 2002 (the “Act”) effective November 26, 2002, we are making available to you insurance for losses arising out of certain acts of international terrorism. The policy you are purchasing already includes insurance for such acts. Terrorism is defined as any act certified by the Secretary of the Treasury, in concurrence with the Secretary of State and Attorney General of the United States, to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of an air carrier or vessel or the premises of a United States Mission; and to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.
You should know that the insurance provided by your policy for losses caused by acts of terrorism is partially reimbursed by the United States under the formula set forth in the Act. Under this formula, the United States pays 90% of covered terrorism losses that exceed the statutorily established deductible to be paid by the insurance company providing the coverage. The portion of the offered policy’s annual premium that is attributable to insurance for acts of terrorism is: $-0-.
If you have any questions about this notice, please contact your agent or broker.

IRONSHORE INDEMNITY, INC.
(A Stock Company)
Mailing Address:
PO Box 3407
New York, NY 10008
(877) IRON411
Policy Number: 000571100
THIS IS A CLAIMS MADE AND REPORTED POLICY
WITH COSTS OF DEFENSE INCLUDED IN THE LIMIT OF LIABILITY
PLEASE READ THE ENTIRE POLICY CAREFULLY
SIDE-A DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY
In consideration of the payment of the premium and in reliance upon all statements made and information furnished to the Insurer shown in the Declarations, including the statements made in the Application, and subject to all terms, conditions and limitations of this Policy, the Insured Person and Insurer agree:
SECTION I. INSURING AGREEMENT
The Insurer shall pay on behalf of an Insured Person all Loss which the Insured Person shall be legally obligated to pay as a result of a Claim first made against the Insured Person during the Policy Period or the Discovery Period for a Wrongful Act, and reported to the Insurer pursuant to Section VI, except to the extent that such Loss is paid as indemnification or advancement by the Company or from any source or by any Insurance Program. In the event that Loss is not paid by such indemnification or advancement or other Insurance Program, this Policy will respond on behalf of the Insured Person as if it were primary, subject to all of its terms, conditions and limitations (including, but not limited to, Section IV D), and without prejudice to the agreed excess position of the Insurer.
SECTION II. DEFINITIONS
A.
“Application” shall mean each and every signed application submitted to the Insurer for consideration of insurance together with any attachments to such applications and other materials submitted therewith or incorporated therein.

B.
“Claim” shall mean: a civil, criminal, governmental, regulatory, administrative or arbitration proceeding made against any Insured Person seeking monetary or non-monetary relief and commenced by the service of a complaint or similar pleading, the return of an indictment, or the receipt of filing of notice of charges or similar document; or other written demand for monetary or non-monetary relief made against any Insured Person. However, in no event shall the term “Claim” include any labor or grievance proceeding which is subject to a collective bargaining agreement.

C.	“Company” shall mean the Corporation and any Subsidiary;

D.	“Corporation” shall mean the entity named in Item 1 of the Declarations.

E.
“Costs of Defense” shall mean reasonable and necessary legal fees, costs and expenses incurred in the investigation, defense or appeal of any Claim including the costs of an appeal bond, attachment bond or similar bond (but without obligation on the part of the Insurer to apply for or furnish such bonds); provided, however, Costs of Defense shall not include salaries, wages, overhead or benefit expenses associated with any Insured Person.

F.	“Directors” and “Officers” shall mean all persons who were, now are, or shall be directors and/or officers (or foreign equivalent) of the Company.

G.
“Domestic Partners” shall mean any natural person qualifying as a domestic partner under the provisions of any applicable federal, state or local law or under the provisions of any formal program established by the Company.

H.
“Employment Practices Claim” shall mean any Claim brought by or on behalf of any past, present or future employee of the Company or Outside Entity, or any applicant for employment with the Company or Outside Entity alleging an Employment Practices Wrongful Act.

I.	“Employment Practices Wrongful Act” shall mean:
(1)	adverse or unfair reprimand of an Employee;

(2)	denial of interview or position;

(3)	denial of training to an Employee;

(4)	derogatory or disparaging remarks to an Employee;

(5)	discrimination;

(6)	employment-related misrepresentations

(7)	employment-related libel, slander, defamation, or invasion of privacy;

(8)	failure to grant tenure;

(9)	failure to provide an adequate workplace, or employment policy or procedure for Employees;

(10)	imposing mandatory arbitration of an Employment Practices Claim by an employer;

(11)	improper denial of time off or vacation time to an Employee;

(12)	improper disciplinary action of an Employee;

(13)	improper performance review of an Employee;

(14)	improper transfer, change of position or change of work hours or shift of an Employee;

(15)	improper treatment of an Employee for their actions as a whistleblower;

(16)	negligent evaluation of an Employee;

(17)	negligent release of medical information of an Employee;

(18)	Retaliation against an Employee;

(19)	sexual or workplace harassment of any kind;

(20)	violation of the Equal Pay Act;

(21)	wrongful deprivation of career opportunity of an Employee, including defamatory statements made in connection with an Employee reference;

(22)	wrongful dismissal, discharge or termination of employment, whether actual or constructive, of an Employee;

(23)	wrongful failure to promote, transfer or employ; and

(24)	violation of the civil rights of an Employee relating to any of the above.
J.
“Insurance Program” shall mean any existing insurance, other than this Policy, under which coverage may be owed to an Insured Person, including, without limitation, any existing Directors and Officers Liability insurance, Management Liability insurance or similar insurance.

K.
“Insured Person” shall mean. any past, present, or future Director or Officer, general counsel, or member of the Board of Managers of the Company and any person serving in a functionally equivalent role for the Company;

L.	“Insurer” shall mean the company stated in Item 8 of the Declarations.

M.
“Loss” shall mean compensatory damages, punitive or exemplary damages, the multiple portion of any multiplied damage award, judgments, settlements (including pre- and post-judgment interest) and Costs of Defense, provided, however, Loss shall not include criminal or civil fines or penalties, taxes, or any matter which may be deemed uninsurable under the law pursuant to which this Policy shall be construed. It is understood and agreed that the enforceability of the foregoing coverage shall be governed by such applicable law which most favors coverage for punitive or exemplary damages or the multiple portion of any multiplied damage award.

Loss shall not include any portion of damages, judgments or settlements arising out of any Claim alleging that the Company paid an inadequate price or consideration for the purchase of securities.

N.	“Outside Entity” shall mean:
(1)	any not-for-profit entity;

(2)	any private organization whose securities are not publicly traded; and

(3)
any public company, but only upon the condition that the Corporation shall have provided the Insurer with full particulars of the public company and agreed to any amendment of the provisions of this Policy required by the Insurer and paid when due any additional premium.

O.	“Policy Period” shall mean the period from the inception date of this Policy to the expiration date of this Policy as set forth in Item 2 of the Declarations, or its earlier termination if applicable.

P.
“Pollutants” shall mean any substance located anywhere in the world exhibiting any hazardous characteristics as defined by, or identified on any list of hazardous substances issued by, the United States Environmental Protection Agency or any state, county, municipality or locality counterpart thereof. Such substances shall include, without limitation, solids, liquids, gaseous or thermal irritants, contaminants or smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste materials. Pollutants shall also mean any other air emission, odor, waste water, oil or oil products, infectious or medical waste, asbestos or asbestos products and any noise.

Q.
“Pollution” shall mean the actual, alleged or threatened discharge, release, escape or disposal of Pollutants into or on real or personal property, water or the atmosphere. Pollution also means any direction or request that the Insured Person test for, monitor, clean up, remove, contain, treat, detoxify or neutralize Pollutants, or any voluntary decision to do so.

R.
“Related Wrongful Acts” shall mean Wrongful Acts which are the same, related or continuous, or Wrongful Acts which arise from a common nucleus of facts. Claims can allege Related Wrongful Acts regardless of whether such Claims involve the same or different claimants, Insured Persons or legal causes of action.

S.
“Securities Claim” shall mean any Claim (including a civil lawsuit or criminal proceeding or administrative or regulatory proceeding brought by the Securities and Exchange Commission, or by any similar state or foreign governmental or securities regulatory entity) made against an Insured Person alleging a violation of any law, regulation or rule, whether statutory or common law, which is:

(1)
brought by any person or entity alleging, arising out of, based upon or attributable to the: (a) purchase or sale of, or (b) offer or solicitation of an offer to purchase or sell, any securities issued by the Company, or

(2)
brought by a security holder of the Company, arising solely with respect to such security holder’s interest in such securities of the Company, whether directly, by class action, or derivatively on behalf of the Company.

The Insurer shall not assert that a Loss incurred in a Securities Claim alleging violations of Section 11 or 12 of the Securities Act of 1933, as amended, constitutes uninsurable loss and, subject to all other terms and conditions of the Policy, shall treat that portion of all such settlements, judgments and Costs of Defense as constituting Loss under the Policy.
T.
“Subsidiary” shall mean any entity in which the Company owns, directly or indirectly, more than fifty percent (50%) of the voting stock. This Policy will only apply to the Wrongful Act or Related Wrongful Acts of an Insured Person of a Subsidiary, or of any entity that merges with the Company, that first occur subsequent to the date such entity becomes a Subsidiary or is merged with the Company and prior to the date the Corporation ceased to own, directly or indirectly, more than fifty percent (50%) of the voting stock of such Subsidiary.

U.	“Wrongful Act” shall mean:
(1)
any actual or alleged act, omission, error, misstatement, misleading statement, neglect or breach of duty, or Employment Practices Wrongful Act, by any Insured Person in their capacity as such with the Company;

(2)	any matter claimed against any Insured Person solely by reason of their capacity as such with the Company;

(3)	any matter claimed against any Insured Person arising out of their service as a director, officer, trustee or governor of an Outside Entity, but only if such service is at the request of the Company.
SECTION III. EXCLUSIONS
The Insurer shall not be liable to make any payment for Loss in connection with any Claim made against any Insured Person:
A.	alleging, arising out of, based upon or attributable to:
(1)
an Insured Person gaining any profit, advantage or remuneration to which they were not legally entitled; provided however, this exclusion shall only apply where it is finally adjudicated that such conduct occurred; or

(2)	the deliberate fraudulent or criminal acts of an Insured Person; provided, however, this exclusion shall only apply where it is finally adjudicated that such conduct occurred;
Provided, however,
(a)	Exclusions A(1) and (2) shall not apply to Costs of Defense;

(b)	Exclusion A(1) shall not apply to any Securities Claim alleging violations of Section 11 or 12 of the Securities Act of 1933, as amended, to the portion of any Loss attributable to such violations.
B.
alleging, arising out of, based upon or attributable to, any Wrongful Act or Related Wrongful Act or any fact, circumstance or situation which has been the subject of any notice or Claim given under any other policy of which this Policy is a renewal or replacement;

C.	for any actual or alleged;
(1)	bodily injury, sickness, disease, or death of any person;

(2)	damage to or destruction of any tangible property, including the loss of use thereof; or

(3)	mental anguish, emotional distress, invasion of privacy, wrongful entry, eviction, false arrest, false imprisonment, malicious prosecution, libel or slander.
Provided, however,
(a)
Exclusions C(1) and (2) shall not apply to any Claim for any actual or alleged violation of the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities statute or to any Claim in the form of a derivative action provided such derivative action is brought and maintained independently of the Company, any Insured Person or any Outside Entity.

(b)	Exclusion C(3) shall not apply to an Employment Practices Claim.
D.
which is brought by or on behalf of the Company or by any Insured Person; or which is brought by any security holder or member of the Company, whether directly or derivatively, unless such security holder’s or member’s Claim is instigated and continued totally independent of, and totally without solicitation of, or assistance of, or active participation of, or intervention of, the Company or any Director or Officer of the Company or which is brought by or on behalf of an Outside Entity, or by any director, officer, trustee, or governor thereof, for any Wrongful Act of an Insured Person serving as a director, officer, trustee or governor of such Outside Entity;

Provided, however, this exclusion shall not apply to:
(1)
any Claim brought by an Insured Person in the form of a cross-claim or third-party claim for contribution or indemnity which is part of, and results directly from, a Claim that is covered by this Policy;

(2)	any Employment Practices Claim brought by an Insured Person, other than an Insured Person who is or was a member of the Board of Directors (or equivalent governing body) of the Company;

(3)
any Claim brought by the examiner, trustee, receiver, liquidator, rehabilitator or creditors’ committee (or any assignee thereof) of the Company, in any bankruptcy proceeding by or against the Company;

(4)
any Claim brought by any past Director or Officer of the Company who has not served as a duly elected or appointed director, officer, trustee, governor, management committee member, member of the management board, General Counsel or Risk Manager (or equivalent position) of or consultant for the Company for at least four (4) years prior to such Claim being first made against any person;

(5)
any Claim brought by a Director or Officer (or equivalent position) of a Company formed and operating in a foreign jurisdiction, provided that such Claim is brought and maintained outside the United States, Canada or any other common law country (including any territories thereof); or

(6)
any Claim brought against an Insured Person engaging in any protected activity specified in 18 U.S.C. 1514A(a) (“whistleblower” protection pursuant to the Sarbanes-Oxley Act of 2002) or any protected activity specified in any other “whistleblower” protection pursuant to any similar state, local or foreign securities laws.

E.
alleging, arising out of, based upon, or attributable to, directly or indirectly resulting from, or in consequence of, or in any way involving, Pollution. This exclusion shall not apply to a derivative action commenced by a security holder of the Company or its creditors.

The Wrongful Act of an Insured Person shall not be imputed to any other Insured Person for purposes of any of the above stated exclusions.

SECTION IV. LIMIT OF LIABILITY
A.
The Insurer shall be liable to pay Loss up to the Limit of Liability stated in Item 3 of the Declarations that is in excess of such indemnification or advancement by the Company or from any other source and excess any other Insurance Program.

B.	Costs of Defense shall be part of, and not in addition to, the Limit of Liability stated in Item 3 of the Declarations. Such Costs of Defense shall serve to reduce the Limit of Liability.

C.
The liability of the Insurer for all Loss arising from any and all Claims first made and reported pursuant to Section VI of the Policy shall be the amount shown in Item 3 of the Declarations which shall be the maximum aggregate Limit of Liability of the Insurer for the Policy Period and Discovery Period, if applicable, regardless of the time of payment or the number of Claims.

D.	Other Insurance and Indemnification
(1)	The Insured Person and the Company understand and agree that all coverage under this Policy shall be specifically excess over, and shall not contribute with:
(a)	any Insurance Program maintained by the Company or any Outside Entity, whether such other insurance is stated to be primary, contributing, excess or otherwise, and

(b)	all indemnification and advancement to which an Insured Person may be entitled from any source, including but not limited to the Company or any Outside Entity.
However, if Loss is not paid by such Insurance Program or as indemnification or advancement, this Policy will respond on behalf of the Insured Person as if it were primary, subject to all of its terms, conditions and limitations and without prejudice to the agreed excess position of the Insurer.
(2)
This Policy shall not be subject to the terms or conditions of any other insurance. The Insurer does not waive, compromise or release any of its rights to recover Loss paid under this Policy from the issuers of any other insurance under which coverage may be owed, or from any person or entity from which an Insured Person is entitled to indemnification or advancement, including the Company and any Outside Entity.

SECTION V. COSTS OF DEFENSE AND SETTLEMENT
A.
The Insured Person shall not incur Costs of Defense, or admit liability, offer to settle, or agree to any settlement in connection with any Claim without the express prior written consent of the Insurer, which consent shall not be unreasonably withheld. The Insured Person shall provide the Insurer with all information and particulars it may reasonably request in order to reach a decision as to such consent. Any Loss resulting from any admission of liability, agreement to settle, or Costs of Defense incurred prior to the consent of the Insurer shall not be covered hereunder.

B.	The Insured Person, and not the Insurer, has the duty to defend all Claims, provided that the Insured Person shall only retain counsel as is mutually agreed upon with the Insurer.

C.
The Insurer shall at all times have the right, but not the duty, to associate with the Insured Person in the investigation, defense or settlement of any Claim to which coverage under this Policy may apply. The Insured Person shall cooperate with the Insurer and provide the Insurer such information as it may reasonably require in the investigation, defense or settlement of any Claim.

D.
The Insurer shall advance Costs of Defense prior to the final disposition of any Claim, provided such Claim is covered by this Policy. Any advancement shall be on the condition that if it is finally established that the Insurer has no liability under the Policy for such Claim, the Insured Person will repay the Insurer all Costs of Defense advanced by virtue of this provision.

SECTION VI. NOTICE OF CLAIM
A.
The Insured Person shall, as a condition precedent to their rights under this Policy, give the Insurer notice in writing of any Claim which is made during the Policy Period. Such notice shall be given as soon as practicable but in no event later than thirty (30) days after the end of the Policy Period or Discovery Period, if applicable. If notice is provided pursuant to this Section, any Claim subsequently made against an Insured Person and reported to the Insurer alleging, arising out of, based upon or attributable to the prior noticed Claim or alleging any Related Wrongful Act, shall be considered related to the prior Claim and made at the time notice of the prior Claim was first provided.

B.
If during the Policy Period or during the Discovery Period (if applicable) an Insured Person shall become aware of any circumstances which may reasonably be expected to give rise to a Claim being made against an Insured Person and shall give written notice to the Insurer of the circumstances, the Wrongful Act allegations anticipated and the reasons for anticipating such a Claim, with full particulars as to dates, persons and entities involved, then a Claim which is subsequently made against such Insured Person and reported to the Insurer alleging, arising out of, based upon or attributable to such circumstances or alleging any Related Wrongful Act, shall be considered made at the time such notice of such circumstances was given. Notice of any such subsequent Claim shall be given to the Insurer as soon as practicable.

C.
In addition to furnishing the notice as provided in Section VI, the Insured Person shall, as soon as practicable, furnish the Insurer with copies of reports, investigations, pleadings and other papers in connection therewith.

D.	Notice to the Insurer as provided in Section VI shall be given to the Insurer identified in and to the address stated in Item 8 of the Declarations.
SECTION VII. DISCOVERY PERIOD
A.
In the event the Insurer or the Corporation refuses to renew this Policy, the Corporation shall have the right, upon payment of one hundred percent (100%) of the annual premium, (or if the Policy Period is other than annual, one hundred percent (100%) of the annualized premium), to an extension of the coverage provided by this Policy with respect to any Claim first made against any Insured Person during the period of twelve (12) months after the end of the Policy Period and reported to the Insurer pursuant to the provisions of this Policy, but only with respect to any Wrongful Act committed or alleged to have been committed before the end of the Policy Period. This twelve (12) month period shall be referred to in this Policy as the Discovery Period.

B.
As a condition precedent to the right to purchase the Discovery Period, the total premium for this Policy must have been paid, and a written request together with payment of the appropriate premium for the Discovery Period must be provided to the Insurer no later than thirty (30) days after the end of the Policy Period.

C.
The fact that the coverage provided by this Policy may be extended by virtue of the purchase of the Discovery Period shall not in any way increase the Limit of Liability stated in Item 3 of the Declarations. For purposes of the Limit of Liability, the Discovery Period is considered to be part of, and not in addition to, the Policy Period.

SECTION VIII. GENERAL CONDITIONS
A.	Cancellation or Non-Renewal
(1)
This Policy may be cancelled by the Corporation at any time by written notice to the Insurer. Upon cancellation, the Insurer shall retain the customary short rate portion of the premium, unless this Policy is converted to Run-Off pursuant to Section VIII.D. wherein the entire premium for this Policy shall be deemed earned.

(2)
This Policy may only be cancelled by the Insurer if the Corporation does not pay the premium when due. The Insurer shall mail or deliver notice of cancellation to the Corporation at least ten (10) days before the effective date of cancellation.

(3)	If the Insurer elects not to renew this Policy, the Insurer shall provide the Corporation with no less than sixty (60) days advance notice thereof.
B.	Application
It is agreed by the Company and the Insured Persons that the Application, and any information provided therewith, shall be on file with the Insurer and be deemed attached hereto as if physically attached hereto. It is further agreed by the Company and the Insured Persons that the statements in the Application and any information provided therewith are material and that this Policy is issued in reliance upon the truth of such representations. The Application shall be construed as a separate Application for coverage for each Insured Person. Each Insured Person represents that, to the best of their knowledge, the statements and particulars contained in the Application are true, accurate and complete. Each Insured Person agrees that this Policy is issued in reliance on the truth of the representation and that such particulars and statements in the Application are the basis of this Policy. It is understood and agreed that if any misrepresentation or misstatements are made in the Application, any Claim arising therefrom is excluded from this insurance. The knowledge or information possessed by any Insured Person will not be imputed to any other Insured Person as respects this provision.

However, it is understood and agreed that this Policy will not be rescinded by the Insurer with respect to any Insured Person for any reason.
C.	Action Against the Insurer
(1)
No action shall be taken against the Insurer unless, as a condition precedent thereto, there shall have been full compliance with all the terms of this Policy, and until the obligation of the Insured Person to pay shall have been finally determined by an adjudication against the Insured Person or by written agreement of the Insured Person, claimant and the Insurer.

(2)
No person or organization shall have any right under this Policy to join the Insurer as a party to any Claim against the Insured Person nor shall the Insurer be impleaded by any Insured Person or their legal representative in any such Claim.

D.	Conversion to Run-Off Coverage

If, during the Policy Period, a transaction occurs wherein another entity gains control of the Corporation through the ownership of more than fifty percent (50%) of the voting stock of the Corporation, or the Corporation merges into another entity or consolidates with another entity such that the Corporation is not the surviving entity, then:

(1)	this Policy shall only apply to Wrongful Acts actually or allegedly committed on or before the effective date of such transaction; and

(2)	the entire premium for this Policy shall be deemed earned as of the date of such transaction.
E.	Coverage Extensions
(1)	Lawful Spouse or Domestic Partner Provision
The coverage provided by this Policy shall also apply to the lawful spouse or Domestic Partner of an Insured Person, but only for Claims arising out of any actual or alleged Wrongful Acts of such Insured Person.
(2)	Worldwide Provision
The coverage provided under this Policy shall apply worldwide. The term Directors and Officers is deemed to include individuals who serve in equivalent positions in foreign Subsidiaries.
(3)	Estates and Legal Representatives
The coverage provided by this Policy shall also apply to the estates, heirs, legal representatives or assigns of any Insured Person in the event of their death, incapacity or bankruptcy, but only for Claims arising out of any actual or alleged Wrongful Acts of any Insured Person.
F.	Subrogation
In the event of any payment under this Policy, the Insurer shall be subrogated to all of the rights of recovery of the Insured Person and the Insured Person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Insurer to effectively bring suit in the name of any Insured Person.
G.	Dispute Resolution
In the event any dispute arises in connection with this Policy that cannot be resolved, the Insurer and the Insured Person shall participate in a non-binding mediation in which the Insurer and the Insured Person shall attempt in good faith to resolve such dispute. Either the Insured Person or the Insurer shall have the right to commence a judicial proceeding or, if the parties agree, a binding arbitration, to resolve such dispute. However, no judicial proceeding or arbitration shall be commenced until termination of the mediation and until at least 90 days has passed from the termination of the mediation. Each party will bear its own legal fees and expenses. The costs and expenses of a mediation, or any arbitration, shall be split equally by the parties.
H.	Assignment
Assignment of interest under this Policy shall not bind the Insurer until its consent is endorsed hereon.
I.	Conformity to Statute
Any terms of this Policy which are in conflict with the terms of any applicable laws are hereby amended to conform to such laws.

J.	Entire Agreement
By acceptance of this Policy, the Insured Persons and the Insurer agree that this Policy (including the Declarations, Application submitted to the Insurer and any information provided therewith) and any written endorsements attached hereto constitute the entire agreement between the parties. The terms, conditions and limitations of this Policy can be waived or changed only by written endorsement.
K.	Corporation Represents Insured Persons

By acceptance of this Policy, the Corporation shall be designated to act on behalf of all Insured Persons for all purposes including, but not limited to, the giving and receiving of all notices and correspondence, the cancellation or non-renewal of this Policy, the payment of premiums, and the receipt of any return premiums that may be due under this Policy.

L.	Representative of the Insurer

Ironshore Insurance Services, LLC, One State Street Plaza, 7th Floor, New York, NY 10004 shall act on behalf of the Insurer for all purposes including, but not limited to, the giving and receiving of all notices and correspondence, provided, however, notice of Claim shall be given pursuant to Section VI of the Policy.

M.	Service of Suit

In the event of the failure of the Insurer to pay any amount claimed to be due hereunder, the Insurer, at the request of the Insured Person, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this condition constitutes or shall be understood to constitute a waiver of the right of the Insurer to commence an action in any court of competent jurisdiction within the United States, to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

Service of process in any such suit may be made upon Ironshore Insurance Services, LLC, One State Street Plaza, 7th Floor, New York, NY 10004. In any suit instituted against the Insurer upon this Policy the Insurer will abide by the final decision of such court or of any appellate court in the event of any appeal.

Pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Insurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served lawful process in any action, suit or proceeding instituted by or on behalf of the Insured Person or any beneficiary hereunder arising out of this Policy, and hereby designates the above named Ironshore Insurance Services, LLC, One State Street Plaza, 7th Floor, New York, NY 10004 as the entity to whom said officer is authorized to mail such process or a true copy thereof.

N.	Bankruptcy

Bankruptcy or insolvency of the Company or any Insured Person shall not relieve the Insurer of any of its obligations under this Policy.

O.	Headings

The descriptions in the headings of this Policy form no part of the terms and conditions of the coverage under this Policy.

Ironshore Indemnity Inc. by:

Secretary	President

IRONSHORE INDEMNITY, INC.
(A Stock Company)
Mailing Address:
PO Box 3407
New York, NY 10008
(877) IRON411
Endorsement #1

Policy Number: 000571100	Effective Date of Endorsement: July 10, 2010
Insured Name: Sonoma Valley Bancorp/Sonoma Valley Bank
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
CALIFORNIA AMENDATORY ENDORSEMENT
Endorsement forming a part of and attaching to this Side-A Directors and Officers Liability Insurance Policy as stated above.
It is hereby understood and agreed that:
Subparagraph (3) of Paragraph A. Cancellation or Non-Renewal of Section VIII. General Conditions is hereby deleted in its entirety and replaced by the following:
(3)
Should the Insurer decide to nonrenew this Policy, or condition renewal upon reduction of the Policy’s Limit of Liability, elimination of coverages, increase in deductibles, or increase of more than twenty five percent (25%) in the rate upon which the premium is based, then the Insurer shall mail or deliver to the producer of record, if applicable, and to the Corporation at the address shown in Item 1. of the Declarations written notice of nonrenewal at least sixty (60) days but not more than one hundred twenty (120) days prior to the expiration of the Policy. The notice shall include the specific reason for nonrenewal or conditional renewal.

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

-s- [ILLEGIBLE] Authorized Representative	August 27, 2010 Date

IRONSHORE INDEMNITY, INC.
(A Stock Company)
Mailing Address:
PO Box 3407
New York, NY 10008
(877) IRON411
Endorsement # 2

Policy Number: 000571100	Effective Date of Endorsement: July 10, 2010
Insured Name: Sonoma Valley Bancorp/Sonoma Valley Bank
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
PROFESSIONAL SERVICES EXCLUSION
In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any Claim made against an Insured alleging, arising out of, based upon or attributable to the Company’s or any Insured Person’s performance of or failure to perform professional services for others, or any act, error or omission relating thereto.
ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

-s- [ILLEGIBLE]	August 27, 2010 Date
Authorized Representative

IRONSHORE INDEMNITY, INC.
(A Stock Company)
Mailing Address:
PO Box 3407
New York, NY 10008
(877) IRON411
Endorsement # 3

Policy Number: 000571100	Effective Date of Endorsement: July 10, 2010
Insured Name: Sonoma Valley Bancorp/Sonoma Valley Bank
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
PRIOR ACTS EXCLUSION
This endorsement modifies insurance provided under the following:
EXCESS LIABILITY INSURANCE POLICY
It is agreed that in addition to any EXCLUSIONS made part of the Followed Policy or any Underlying Insurance, the following exclusion shall apply to this policy:
Underwriters shall not be liable to make any payment for Loss in connection with any Claim made against any Insured (as defined in the Primary Policy) brought by reason of any Wrongful Act(s), including Interrelated Wrongful Acts, actually or allegedly committed or attempted in whole or in part prior to July 01, 2010.
ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

-s- [ILLEGIBLE]	September 2, 2010 Date
Authorized Representative

IRONSHORE INDEMNITY, INC.
(A Stock Company)
Mailing Address:
PO Box 3407
New York, NY 10008
(877) IRON411
Endorsement # 4

Policy Number: 000571100	Effective Date of Endorsement: July 10, 2010
Insured Name: Sonoma Valley Bancorp/Sonoma Valley Bank
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
FOLLOW FORM ENDORSEMENT
(Recognize Erosion)
In consideration of the premium charged, it is hereby understood and agreed that this policy will follow form solely with respect to the Directors and Officers Liability Coverage Section of the Followed Policy. This Policy shall not apply excess, and shall not provide any coverage, with respect to Employment Practices Liability, Bankers Professional Liability, Lenders Liability, and Employee Benefit Plan Liability.
Notwithstanding the foregoing, payment under the “Employment Practices Liability, Bankers Professional Liability, Lenders Liability, and Employee Benefit Plan Liability Liability Sections” of the Followed Policy by the Followed Policy Insurer shall be recognized under this Policy as an erosion of the Underlying Policy Limits/Attachment Point as shown in Item 6 of the Declarations.
ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

-s- [ILLEGIBLE] Authorized Representative	September 2, 2010 Date

DELIVERY INVOICE
Company: St. Paul Fire & Marine Insurance Company

Sonoma Valley Bancorp 202 West Napa Street Sonoma, CA 95476	Policy Inception/Effective Date: 07/01/09 Agency Number: 0432261 Transaction Type: Renewal of Policy Transaction number: 001 Processing date: 07/02/2009 Policy Number: EC09400585

North Bay Ins Brokers 25 McDonell Sonoma, CA 95476

Policy			Surtax/
Number	Description	Amount	Surcharge

EC09400585	Broad Form PLUS+ Directors and Officers Liability Ins Policy (Renewal of Policy #590CM3372)	$24,882.00

40724 Ed. 12-90 Printed in U.S.A.	INSURED COPY

POLICY DISCLOSURE NOTICE –
TERRORISM RISK INSURANCE ACT 2002
On December 26, 2007, the President of the United States signed into law amendments to the Terrorism Risk Insurance Act of 2002 (the “Act”), which, among other things, extend the Act and expand its scope. The Act establishes a program under which the Federal Government may partially reimburse “Insured Losses” (as defined in the Act) caused by “acts of terrorism”. An “act of terrorism” is defined in Section 102(I) of the Act to mean any act that is certified by the Secretary of the Treasury — in concurrence with the Secretary of State and the Attorney General of the United States — to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property, or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of certain air carriers or vessels or the premises of a United States Mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.
The Federal Government’s share of compensation for Insured Losses is 85% of the amount of Insured Losses in excess of each Insurer’s statutorily established deductible, subject to the “Program Trigger”, (as defined in the Act). In no event, however, will the Federal Government or any Insurer be required to pay any portion of the amount of aggregate Insured Losses occurring in any one year that exceeds $100,000,000,000, provided that such Insurer has met its deductible. If aggregate Insured Losses exceed $100,000,000,000 in any one year, your coverage may therefore be reduced.
Please note that no separate additional premium charge has been made for the terrorism coverage required by the Act. The premium charge that is allocable to such coverage is inseparable from and imbedded in your overall premium, and does not include any charge for the portion of losses covered by the Federal Government under the Act. The charge is no more than one percent of your premium.

Name of Insured Sonoma Valley Bancorp	Policy Number EC09400585	Effective Date 07/01/09 Processing Date 07/02/09 15:04 001

D0146 Ed. 1-08
© 2008 The Travelers Companies, Inc.

IMPORTANT NOTICE — INDEPENDENT AGENT AND BROKER COMPENSATION
NO COVERAGE IS PROVIDED BY THIS NOTICE. THIS NOTICE DOES NOT AMEND ANY PROVISION OF YOUR POLICY. YOU SHOULD REVIEW YOUR ENTIRE POLICY CAREFULLY FOR COMPLETE INFORMATION ON THE COVERAGES PROVIDED AND TO DETERMINE YOUR RIGHTS AND DUTIES UNDER YOUR POLICY. PLEASE CONTACT YOUR AGENT OR BROKER IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE OR ITS CONTENTS. IF THERE IS ANY CONFLICT BETWEEN YOUR POLICY AND THIS NOTICE, THE PROVISIONS OF YOUR POLICY PREVAIL.
For information about how Travelers compensates independent agents and brokers, please visit www.travelers.com, call our toll-free telephone number, 1-866-904-8348, or you may request a written copy from Marketing at One Tower Square, 2GSA, Hartford, CT 06183.

ND044 Rev. 1-08

Broad Form PLUS+sm Directors and Officers Liability Insurance Policy
DECLARATIONS	POLICY NO. EC09400585
St. Paul Fire and Marine Insurance Company
St. Paul, Minnesota 55102
(Stock Insurance Company, herein called the Company)
THIS IS A CLAIMS MADE POLICY WITH DEFENSE EXPENSES INCLUDED IN THE
LIMIT OF LIABILITY. PLEASE READ IT CAREFULLY.
NOTE: THE LIMIT OF LIABILITY AVAILABLE TO PAY DAMAGES OR SETTLEMENTS WILL BE REDUCED BY THE AMOUNTS INCURRED AS “DEFENSE EXPENSES”.

ITEM 1.	A.	☑ BLANKET DIRECTOR AND OFFICER COVERAGE ORGANIZATION: Sonoma Valley Bancorp

PRINCIPAL ADDRESS:

202 West Napa Street Sonoma, CA 95476

or;
	B.	☐ INDEPENDENT DIRECTORSHIP LIABILITY COVERAGE INSURED PERSON: ORGANIZATION AND PRINCIPAL ADDRESS:

ITEM 2.	POLICY PERIOD:	(a) Inception Date: 07/01/2009
(b) Expiration Date: 07/01/2010
12:01 A.M. standard time both dates at the principal address stated in Item 1.

ITEM 3.	LIMIT OF LIABILITY (inclusive of Defense Expenses): $ 5,000,000 maximum aggregate limit of liability for all Claims.

ITEM 4.	PREMIUM: $ 24,882.00 total prepaid premium.

ITEM 5.	RUN-OFF EXTENDED REPORTING PERIOD: 12 months for 150% of the premium for the Policy Period, if exercised, in accordance with Section IX. of this Policy.

ITEM 6.	EXTENDED REPORTING PERIOD: 12 months for 150% of the premium for the Policy Period, if exercised, in accordance with Section X. of this Policy.

ITEM 7.
ALL NOTICES TO THE COMPANY MUST BE ADDRESSED TO: St. Paul Fire and Marine Insurance Company, 385 Washington Street, St. Paul, Minnesota 55102-1396, Attention: Professional E&O Claim Unit as respects any notice under Section VII or XII. All other notices to the Company under this Policy shall be given to the same addressee but to the attention of the Financial and Professional Services Unit.

DB000 Ed. 05-04
© 2004 The Travelers Companies, Inc.

ITEM 8.	ALL NOTICES TO THE INSURED PERSONS SHALL BE ADDRESSED TO THE FOLLOWING INSURED PERSON: Sonoma Valley Bancorp

ITEM 9.	PRIOR AND PENDING PROCEEDING DATE: 07/01/2003

ITEM 10.	ENDORSEMENTS ATTACHED AT ISSUANCE: D0146 Ed. 1-08, TR000 Ed. 1-08, DB003 Ed. 05-04, DB005 Ed. 05-04, DB024 Ed. 6-05, MEL2980 Ed. 05-05, ILT-5009 (06-04)
These Declarations, the signed and completed Application and the Policy, with endorsements, will constitute the entire agreement between the Company and the Insured Person(s).
IN WITNESS WHEREOF, the Insurer has caused this Policy to be signed by its President and Secretary and countersigned by a duly authorized representative of the Insurer.

Countersigned:	ST. PAUL FIRE AND MARINE INSURANCE COMPANY

	Secretary	President

Authorized Representative

Countersignature Date	Countersigned At

DB000 Ed. 05-04
© 2004 The Travelers Companies, Inc.

Broad Form PLUS+ sm Directors and
Officers Liability Insurance Policy
THIS IS A CLAIMS MADE POLICY WITH DEFENSE EXPENSES INCLUDED IN THE LIMIT OF
LIABILITY, PLEASE READ THE ENTIRE POLICY CAREFULLY.
This policy is not valid unless a Declarations Page is attached.
IN CONSIDERATION of the payment of the premium stated in the Declarations and subject to all of the terms, conditions and limitations of this Policy, the Company agrees as follows:
I.	INSURING AGREEMENTS.
DIRECTOR AND OFFICER LIABILITY COVERAGE.
The Company will pay on behalf of any Insured Person Loss resulting from Claims first made during the Policy Period for Wrongful Acts by an Insured Person in his or her capacity as such, except to the extent that such Loss is paid by any other insurance or as indemnification from any source.
OUTSIDE DIRECTORSHIP LIABILITY COVERAGE.
If Item 1.A. of the Declarations is checked, the Company will pay on behalf of any Insured Person Loss resulting from Claims first made during the Policy Period for Wrongful Acts by an Insured Person in an Outside Position, except to the extent that such Loss is paid by any other insurance or as indemnification from any source.
II.	DEFINITIONS.
A.
“Application” means the application attached to and forming part of this Policy, including any materials submitted and statements made in connection therewith or public information created prior to the Inception Date in Item 2.(a) of the Declarations by or on behalf of the Organization. If the Application uses terms or phrases that differ from the terms defined in this Policy, no inconsistency between any term or phrase used in the Application and any term defined in this Policy will waive or change any of the terms, conditions and limitations of this Policy.

B.	“Claim” means:
1.	a written demand for monetary or non-monetary relief;

2.	a civil proceeding commenced by service of a complaint or similar pleading;

3.	a criminal proceeding commenced by return of an indictment; or

4.
a formal administrative or regulatory proceeding, including without limitation, proceedings brought by or before the Equal Employment Opportunity Commission or similar state or local agency, commenced by the filing of a notice of charges, formal investigative order or similar document;

against an Insured Person for a Wrongful Act.
A Claim shall be deemed to have been made on the date of service upon or receipt of notice by any Insured Person, whichever occurs earlier.
All Related Claims are a single Claim for purposes of this Policy, and all Related Claims shall be deemed to have been made at the time the first of such Related Claims was made, whether prior to or during the Policy Period.
C.
“Defense Expenses” means reasonable legal fees and expenses incurred by an Insured Person in defense of a Claim. Defense Expenses shall not include remuneration, overhead or benefit expenses associated with directors, officers or employees of the Organization or an Outside Entity.

D.	“Insured Person” means:
1.	if Item 1.A. of the Declarations is checked:
a.	any past, present or future director, officer or member of the board of managers of the Organization; and

b.	the functional equivalent of a director or officer of the Organization serving in such capacity outside of the United States; or

DB001 Ed. 05-04 © 2004 The Travelers Companies, Inc.

2.	if Item 1.B. of the Declarations is checked, the individual(s) scheduled in Item 1.B., but only for his or her service as a director of the applicable Organization also scheduled in Item 1.B.; and
3.	the lawful spouse of any Insured Person in paragraph 1. or 2. above, but solely for a Wrongful Act by the Insured Person to whom such spouse is married.
In the event of the death, incapacity or bankruptcy of an Insured Person, a Claim against the estate, heirs, legal representatives or assigns of such individual for a Wrongful Act by such individual shall be considered a Claim against the Insured Person.
E.
“Loss” means any amount, including Defense Expenses, that an Insured Person is obligated to pay as a result of a Claim, including but not limited to punitive, exemplary or multiplied damages if insurable under the applicable law most favorable to the insurability of such damages. Loss shall not include matters that are uninsurable under applicable law, liquidated damages (other than liquidated damages awarded under the Age Discrimination in Employment Act or the Equal Pay Act) or taxes, fines or penalties, regardless of the nature of the conduct or action that is the basis for the imposition of any such taxes, fines or penalties.

F.	“Organization” means:
1.	the entity listed in Item 1.A. of the Declarations and any Subsidiary; or

2.	the entity(ies) listed in Item 1.B. of the Declarations.
G.	“Outside Entity” means any entity other than the Organization.
H.	“Outside Position” means service by an Insured Person in any capacity with:
1.	a non-profit Outside Entity but only during such time that such service is with the knowledge and consent and was at the specific written request of the Organization; or
2.
a for-profit Outside Entity but only if the Organization agrees in writing when such service begins to indemnify such Insured Person to the fullest extent permitted by law for Wrongful Acts committed in such capacity.

I.	“Policy Period” means the period from the Inception Date to the Expiration Date in Item 2. of the Declarations, or to any earlier cancellation date.
J.
“Related Claims” means all Claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the same or related facts, circumstances, situations, transactions, events or Wrongful Acts or the same or related series of facts, circumstances, situations, transactions, events or Wrongful Acts.

K.
“Subsidiary” means any corporation or limited liability company during any time that the Organization owns or formerly owned, directly or through one or more Subsidiaries: (1) more than fifty percent (50%) of the outstanding securities representing the right to vote for the election of its directors, or (2) the right to elect, appoint or designate more than fifty percent (50%) of the members of its board of managers.

L.	“Wrongful Act” means:
1.	any actual or alleged act, error, omission, misstatement, misleading statement, breach of duty or Wrongful Employment Practice by an Insured Person in his or her capacity as such;
2.
if Item 1.A. of the Declarations is checked, any actual or alleged act, error, omission, misstatement, misleading statement, breach of duty or Wrongful Employment Practice by an Insured Person in his or her Outside Position; and

3.	any matter asserted against an Insured Person solely by reason of his or her status as such.

DB001 Ed. 05-04 © 2004 The Travelers Companies, Inc.

M.	“Wrongful Employment Practice” means any of the following occurring in the course of or arising out of a claimant’s employment or application for employment with the Organization:
1.
violation of any employment discrimination law or disparate treatment of, or the failure or refusal to hire a claimant because he or she is or claims to be a member of a class which is or is alleged to be legally protected;

2.
any adverse employment action against a claimant on account of such claimant’s exercise or attempted exercise of rights protected by law, refusal to violate any law, or on account of the claimant having assisted or testified in or cooperated with a proceeding or investigation regarding alleged violations of law;

3.
sexual or other harassment which is made a term or condition of a claimant’s employment or advancement, which the submission to or rejection of is used as a basis for decisions affecting the claimant, or which has the purpose or effect of creating an intimidating, hostile or offensive work environment; or

4.
actual or constructive termination of an employment relationship with the Organisation in a manner or for a reason which is contrary to applicable law or public policy, or in violation of an implied agreement for continued employment.

III.	EXCLUSIONS.
A.	Except for Defense Expenses, the Company shall not pay Loss in connection with any Claim:
1.	by or on behalf of, or in the name or right of:
a.	the Organization; or

b.	an Outside Entity against an Insured Person for a Wrongful Act in an Outside Position;
provided, that this Exclusion (A)(1) shall not apply to any Claim, whether direct or in the form of a derivative action, by a security holder of the Organization or of such Outside Entity acting independently and without the solicitation or assistance of any Insured Person or the Organization or such Outside Entity (including any director, officer or member of the board of managers thereof);
2.
brought about or contributed to any dishonest or fraudulent act or omission, any criminal act or omission or any willful violation of any statute, rule or law by an Insured Person, or by an Insured Person gaining any personal profit, remuneration or advantage to which he or she was not legally entitled; provided, that

a.
if it is determined by final adjudication that this Exclusion (A)(2) applies to any Claim against an Insured Person, such Insured Person will repay the Company any Defense Expenses paid on his or her behalf in connection with such Claim, and

b.	this exclusion shall not apply to a Claim for a Wrongful Employment Practice alleging a willful violation of any statute, rule or law.
B.	The Company shall not pay Loss, including Defense Expenses, in connection with any Claim:
1.
for bodily injury, sickness, disease or death of any person, or for damage to, destruction of or loss of use of any tangible property; provided, that this Section III. Exclusion (B)(1) shall not apply:

a.
to any Claim in the form of a derivative action by any security holder of the Organization acting independently and without the solicitation or assistance of the Organization (including any director, officer or member of the board of managers thereof);

DB001 Ed. 05-04 © 2004 The Travelers Companies, Inc.

b.	to the extent such Claim is for any actual or alleged violation of the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities statute; or
c.	to that portion of a Claim for a Wrongful Employment Practice seeking emotional distress or mental anguish;
2.
based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any fact, circumstance, situation or Wrongful Act underlying or alleged in any prior and/or pending civil, criminal, administrative or regulatory proceeding as of the Prior and Pending Proceeding Date in Item 9. of the Declarations;

3.
based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any fact, circumstance, situation or Wrongful Act which was the subject of any notice given before the Inception Date in Item 2(a). of the Declarations under any policy of directors and officers liability or similar insurance; or

4.
with respect to any Subsidiary, based upon, alleging, arising out of, or in any way relating to, directly or indirectly, any Wrongful Act committed by a director or officer of such Subsidiary during any time when such entity was not a Subsidiary, or any such Wrongful Act occurring at any time when such entity is a Subsidiary which is based upon, arises out of, or in any way related to, directly or indirectly, the same or related facts, circumstances, situations, transactions or events or the same or related series of facts, circumstances, situations, transactions or events occurring at any time during which such entity was not a Subsidiary.

For purposes of determining the applicability of any exclusion, no Wrongful Act of any Insured Person shall be imputed to any other Insured Person.
IV.	OTHER INSURANCE AND INDEMNIFICATION.
The Insured Person(s) and the Company agree that all coverage under this Policy is excess over, and will not contribute with:
A.
all other insurance, whenever purchased, whether such other insurance is stated to be primary, excess, contributing, contingent or otherwise; provided, that this Policy shall not be subject to the terms of any other insurance; and

B.	all indemnification to which an Insured Person may be entitled from any source, including without limitation, the Organization and/or any Outside Entity;
and the premium for this Policy has been calculated accordingly. However, if Loss is not paid by such other insurance or as indemnification, this Policy will pay such Loss on behalf the Insured Person(s), subject to all of its terms, conditions and limitations, including without limitation Section VI. Defense and Settlement B, and Section XII. CONDITIONS. C. Subrogation.
V.	LIMIT OF LIABILITY.
Regardless of the number of persons or entities bringing Claims or the number of Insured Persons named and regardless of when payment is made by the Company:
A.
the Company’s maximum aggregate limit of liability for all Claims, including Related Claims, first made or deemed to have been made during the Policy Period, shall not exceed the amount stated in Item 3. of the Declarations;

B.	Defense Expenses shall be part of, and not in addition to, the Company’s limit of liability, and payment of Defense Expenses by the Company shall reduce, and may exhaust, such limit of liability; and
C.
the Company will have no obligation to pay Loss, including Defense Expenses, after the Company’s maximum aggregate limit of liability stated in Item 3. of the Declarations has been exhausted by the payment of Loss, including Defense Expenses. If the Company’s limit of liability is exhausted by the payment of Loss including Defense Expenses, the premium will be fully earned.

DB001 Ed. 05-04 © 2004 The Travelers Companies, Inc.

VI.	DEFENSE AND SETTLEMENT OF CLAIMS.
A.
It shall be the duty of the Insured Persons and not the duty of the Company to defend Claims. No Defense Expenses shall be incurred and no settlement of any Claim shall be made without the Company’s written consent, such consent not to be unreasonably withheld.

B.	In the event that:
1.
the Organization and the Outside Entity (if applicable) are required or permitted to indemnify the Insured Person(s) for Defense Expenses or to advance on behalf of any Insured Person(s) any Defense Expenses in any Claim, whether such indemnity or advancement is pursuant to law, charter or other similar formative document, by-laws or written agreements of the Organization or Outside Entity, and

2.	the Organization and the Outside Entity (if applicable) refuses or is financially unable to indemnify the Insured Persons for such Defense Expenses, then at the written request of the Insured Person(s) the Company will advance on a current basis any Defense Expenses which the Organization and the Outside Entity have not indemnified or advanced.
If the Company advances such Defense Expenses, the Insured Person(s) agrees to assign to the Company their right to recover indemnity from the Organization and the Outside Entity (if applicable) and to comply with Section XII. CONDITIONS. C. Subrogation to assist the Company to recover against the Organization and the Outside Entity (if applicable) for indemnification or advancement of Defense Expenses due but not paid. The Insured Person(s) further agrees that they shall repay any such advanced payments to the Company in the event that it is finally determined that the Insured Person(s) is not entitled to such payment under the terms and conditions of this Policy and that the Organization and the Outside Entity are not liable for such indemnity or advancement. The Company may require a written undertaking guaranteeing such repayment by the Insured Person(s).
C.	Except for such Defense Expenses, the Company shall pay or reimburse Loss only upon the final disposition of any Claim.
VII.	REPORTING OF POTENTIAL CLAIMS.
If, during the Policy Period, any Insured Person first becomes aware of any Wrongful Act which may subsequently give rise to a Claim and shall, during such Policy Period, give written notice thereof to the Company, then any Claim which subsequently is made against such Insured Person with regard to such Wrongful Act shall be deemed to have been first made during the Policy Period. The written notice shall include the particulars of such Wrongful Act, including all facts constituting the alleged Wrongful Act, the identity of each person allegedly involved in or affected by the Wrongful Act, and the date(s) of the alleged events, all of which shall be provided as soon as practicable, but in any event prior to the end of such Policy Period. If a Claim is subsequently made with respect to such Wrongful Act, notice of such Claim must be provided to the Company pursuant to Section XII. Conditions. A. Insured Person’s Duties.
VIII.	CANCELLATION.
A.
The Company may cancel this Policy only for failure to pay a premium when due, and then only by mailing or delivering to the Insured Person scheduled in Item 8. of the Declarations, written notice stating when, not less than ten (10) days thereafter, such cancellation shall be effective.

B.
Except as provided in Section IX. Changes In Exposure, the Insured Person scheduled in Item 8. of the Declarations may cancel this Policy by mailing the Company written notice stating when, not later than the Expiration Date set forth in Item 2(b). of the Declarations, thereafter such cancellation shall be effective. In such event the earned premium shall be computed in accordance with the customary short rate table and procedure. Premium adjustment may be made either at the time cancellation is effective or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

DB001 Ed. 05-04 © 2004 The Travelers Companies, Inc.

C.	The Company shall not be required to renew this Policy upon its expiration.
IX. CHANGES IN EXPOSURE.
A.	If, during the Policy Period, any of the following events occurs:
1.
the acquisition of an Organization or of all or substantially all of its assets by another entity, or the merger or consolidation of an Organization into or with another entity such that the Organization is not the surviving entity;

2.	the appointment of a receiver, conservator, trustee, liquidator or rehabilitator, or any similar official, for or with respect to an Organization; or

3.
any transaction or event as a result of which any person, entity or affiliated group of persons or entities acquires or obtains record or beneficial ownership or control of fifty percent (50%) or more of the outstanding securities representing the right to vote for the election of the directors or members of the board of managers of an Organization;

(any event described in 1., 2. or 3. above a “Change in Control”) coverage under this Policy shall continue with respect to Claims for Wrongful Acts committed before such Change in Control, and coverage shall cease with respect to Claims for Wrongful Acts committed after such Change in Control. After any such Change in Control, the Policy may not be cancelled, and the entire premium for the Policy shall be deemed fully earned.
B.
Upon the occurrence of any Change in Control, the Insured Person scheduled in Item 8. of the Declarations shall have the right, upon payment of the additional premium as calculated pursuant to Item 5. of the Declarations, to the period of time set forth in Item 5. of the Declarations, following the effective date of such Change in Control (“the Run-Off Extended Reporting Period”) in which to give the Company written notice of Claims first made during the Run-Off Extended Reporting Period against Insured Persons, but only for Wrongful Acts occurring wholly prior to such Change in Control and which otherwise would be covered by this Policy, subject to the conditions applicable to the Extended Reporting Period described in Section X.A through X.C. The right to elect the Run-Off Extended Reporting Period, shall terminate unless written notice of such election, together with payment of the additional premium due, is received by the Company within thirty (30) days of the Change in Control. In the event the Run-Off Extended Reporting Period is purchased, the option to purchase the Extended Reporting Period in Section X. shall terminate. In the event the Run-Off Extended Reporting Period is not purchased, the Insured Person scheduled in Item 8. of the Declarations will have the right to purchase the Extended Reporting Period under the terms of Section X. of this Policy.

C.	If, during the Policy Period:
1.	the Organization in Item 1.A. of the Declarations acquires any entity by merger or forms or acquires any Subsidiary; or

2.	an Organization in Item 1.B. of the Declarations acquires any entity by merger;
such entity will be included within the term Organization but only for Claims for Wrongful Acts which occur wholly during the time that the Organization owns more than fifty percent (50%) of such entity.

DB001 Ed. 05-04
© 2004 The Travelers Companies, Inc.

X. EXTENDED REPORTING PERIOD.
Upon termination or cancellation of this policy for any reason other than non-payment of premium, the Insured Person scheduled in Item 8. of the Declarations shall have the right, upon payment of the additional premium as calculated pursuant to Item 6. of the Declarations, to the period of time set forth in Item 6. of the Declarations, following the effective date of such nonrenewal or termination (“the Extended Reporting Period”) in which to give the Company written notice of Claims first made during the Extended Reporting Period against Insured Persons, but only for Wrongful Acts occurring wholly prior to the effective date of the nonrenewal or cancellation and which otherwise would be covered by this Policy, subject to the following conditions:
A.
the Extended Reporting Period shall not provide a new, additional or renewed limit of liability. The Company’s total liability for all Claims made during the Extended Reporting Period shall be limited to the remaining portion of the maximum aggregate limit of liability set forth in Item 3. of the Declarations as of the effective date of the nonrenewal or cancellation;

B.	the entire premium for the Extended Reporting Period, if purchased, shall be deemed to have been fully earned at the commencement of such Extended Reporting Period;

C.	Section VII. does not apply and may not be invoked during the Extended Reporting Period; and

D.
the right to elect the Extended Reporting Period under this Section X. shall terminate unless written notice of such election, together with payment of the additional premium due, is received by the Company within thirty (30) days of the effective date of the nonrenewal or cancellation.

XI. TERRITORY.
This insurance applies to Claims made and Wrongful Acts occurring anywhere in the world.
XII. CONDITIONS.
A.	Insured Person’s Duties. It is a condition precedent to all insurance afforded by this Policy that:
1.
in the event of a Claim made against any Insured Person, written notice concerning all particulars of such Claim, including all facts constituting the alleged Wrongful Act, the identity of each person allegedly involved in or affected by such Wrongful Act, and the date(s) of the alleged events, shall be provided to the Company as soon as practicable;

2.	all notices under this Section XII. A. must be sent by certified mail or prepaid overnight mail to the address set forth in Item 7. of the Declarations;

3.
the Insured Person(s) shall cooperate with the Company and, upon the Company’s request, assist in making settlements of Claims and in defense of Claims and in enforcing rights of contribution or indemnity against any person or entity which may be liable to the Insured Person(s) because of an act or omission insured under this Policy, shall attend hearings and trials and assist in securing and giving evidence and obtaining the attendance of witnesses. The Insured Person(s) shall provide the Company with all information, assistance and cooperation that it reasonably requests. The Insured Person(s) shall not voluntarily settle any claim, make a settlement offer, assume or admit any liability nor, except at the Insured Person’s own cost, voluntarily make any payment, pay or incur any Defense Expenses, or assume any obligation or incur any other expense, without the Company’s prior written consent, such consent not to be unreasonably withheld. The Company shall not be liable for any settlement, Defense Expenses, assumed obligation or admission to which it has not consented; and

4.	the obligations of the Insured Person(s) under this Section XII. A. will survive the Policy.
B.
Action Against the Company. No action shall lie against the Company unless, as a condition precedent thereto, there shall have been full compliance with all of the terms of this Policy, nor until the amount of the Insured Person’s obligation to pay shall have been finally determined either by judgment against the Insured Person after actual trial or by written agreement of the Insured Person, the claimant and the Company.

Any person or organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this Policy, in a court of competent jurisdiction in the United States, its territories or possessions, or Canada, to the extent of the insurance afforded by this Policy. No person or organization shall have any right under this Policy to join the Company as a party to any action against an Insured Person to determine such Insured Person’s liability, nor shall the Company be impleaded by the Insured Person or said Insured Person’s legal representative. Bankruptcy or insolvency of the Insured Person or of the Insured Person’s estate shall not relieve the Company of any of its obligations hereunder.

DB001 Ed. 05-04
© 2004 The Travelers Companies, Inc.

C.
Subrogation. In the event of payment under this Policy the Company shall be subrogated to all of the Insured Person’s rights of recovery against any person or organization, including without limitation for indemnification by the Organization and any Outside Entity, to the extent of such payment. The Insured Persons will execute all papers and do everything necessary to secure such rights, including the execution of any documents necessary to enable the Company effectively to bring suit in his or her name, including without limitation an action against the Organization or any Outside Entity for nonpayment of indemnity due and owing to the Insured Person. The Insured Persons shall do nothing that may prejudice its position or potential or actual rights of recovery. The obligations of the Insured Persons under this subsection XII.C. will survive the Policy.

D.
Changes. Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or a change in any part of the Policy, or estop the Company from asserting any right under the terms, conditions and limitations of this Policy, nor may the terms, conditions and limitations of this Policy be waived or changed, except by a written endorsement issued by the Company to form a part of this Policy.

E.	Assignment. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed hereon.
F.
Representations. The Insured Person(s) represents that the particulars and statements contained in the Application are true, accurate and complete, and agree that this Policy is issued in reliance on the truth of that representation, and that such particulars and statements, which are incorporated into and constitute a part of this Policy, are the basis of this Policy and are material to the Company’s acceptance of this risk. No knowledge or information possessed by any Insured Person shall be imputed to any other Insured Person to determine whether coverage shall be available.

G.
Authorization. By acceptance of this Policy, the Insured Person scheduled in Item 8. of the Declarations agrees to act on behalf of all Insured Persons with respect to the payment of premiums, the receiving of any return premiums that may become due under the Policy, and the receiving of notices of cancellation, non-renewal, or change of coverages and the Insured Persons each agree that they have, individually and collectively, delegated such authority exclusively to the Insured Person scheduled in Item 8. of the Declarations; provided, however, that nothing herein shall relieve any Insured Person, from giving any notice to the Company that is required under Section XII.A. of this Policy.

H.
Entire Agreement. The Insured Persons agree that this Policy, including the Application, including any materials submitted in connection therewith, and any endorsements, constitutes the entire agreement between them and the Company or any of its agents relating to this insurance.

I.	Headings. The descriptions in the headings and sub-headings of this Policy are solely for convenience, and form no part of the terms and conditions of coverage.

DB001 Ed. 05-04
© 2004 The Travelers Companies, Inc.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond as Policy have the same inception date.

ATTACHED TO AND FORMING	DATE ENDORSEMENT OR	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
PART OF BOND OR POLICY NO.	RIDER EXECUTED

12:01 A.M. LOCAL TIME AS
EC09400585	07/02/09	07/01/09	SPECIFIED IN THE BBOND OR POLICY
* ISSUED TO

Sonoma Valley Bancorp
CAP ON LOSSES FROM CERTIFIED ACTS OF TERRORISM ENDORSEMENT
TR000 Ed. 01-08
It is agreed that:
1.	The following is added to this Policy:
CAP ON LOSSES FROM CERTIFIED ACTS OF TERRORISM
If aggregate insured losses attributable to Certified Acts of Terrorism exceed $100 billion in a program year (January 1 through December 31) and the Insurer has met the deductible under the Terrorism Risk Insurance Act:
1.	the Insurer will not be responsible for the payment of any portion of the amount of such losses that exceeds $100 billion; and

2.	insured losses up to $100 billion will be subject to pro rata allocation in accordance with procedures established by the Secretary of the Treasury.
The terms and limitations of any terrorism exclusion, or the inapplicability or omission of a terrorism exclusion, do not serve to create coverage for any loss which would otherwise be excluded under this Policy.
2.	The following is added to the Definitions section:
Certified Act of Terrorism means an act that is certified by the Secretary of the Treasury, in concurrence with the Secretary of State and the Attorney General of the United States, to be an act of terrorism pursuant to the federal Terrorism Risk Insurance Act. The criteria contained in the Terrorism Risk Insurance Act for a Certified Act of Terrorism include the following:
1.	the act resulted in insured losses in excess of $5 million in the aggregate, attributable to all types of insurance subject to the Terrorism Risk Insurance Act; and

2.
the act is a violent act or an act that is dangerous to human life, property or infrastructure and is committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By	COPY Authorized Representative
AGENT
TR000 Ed. 1-08
© 2008 The Travelers Companies, Inc.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Policy have the same inception date.

ATTACHED TO AND FORMING	DATE ENDORSEMENT OR	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
PART OF POLICY NO.	RIDER EXECUTED

12:01 A.M. LOCAL TIME AS
EC09400585	07/02/09	07/01/09	SPECIFIED IN THE POLICY

* ISSUED TO

Sonoma Valley Bancorp
ABSOLUTE POLLUTION EXCLUSION
DB003 Ed. 05-04
In consideration of the payment of the premium, Section III. EXCLUSIONS B. is amended by adding the following exclusion:
based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual, alleged or threatened exposure to, or generation, storage, transportation, discharge, emission, release, dispersal, escape, treatment, removal or disposal of, any smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials (including materials which are intended to be or have been recycled, reconditioned or reclaimed) or other irritants, pollutants or contaminants, or any regulation, order, direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize any of the foregoing, or any action taken in contemplation or anticipation of any such regulation, order direction or request, including without limitation any such Claim alleging damage to the Organization or to its shareholders.
Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy, other than as above stated.

By	COPY Authorized Representative
AGENT
© 2004 The St. Paul Travelers Companies, Inc. All Right Reserved

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Policy have the same inception date.

ATTACHED TO AND FORMING	DATE ENDORSEMENT OR	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
PART OF POLICY NO.	RIDER EXECUTED

12:01 A.M. LOCAL TIME AS
EC09400585	07/02/09	07/01/09	SPECIFIED IN THE POLICY
* ISSUED TO

Sonoma Valley Bancorp
BROAD ERISA EXCLUSION DB005 Ed. 05-04
In consideration of the payment of the premium, Section III. EXCLUSIONS B. is amended to include the following exclusion:
based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving any actual or alleged violation of responsibilities, duties or obligations under the Employee Retirement Income Security Act of 1974, including amendments thereto and regulations promulgated thereunder, or any similar or related federal, state or local law;
Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy, other than as above stated.

By	COPY Authorized Representative
AGENT
© 2004 The St. Paul Travelers Companies, Inc. All Right Reserved

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING	DATE ENDORSEMENT OR	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
PART OF BOND OR POLICY NO.	RIDER EXECUTED

12:01 A.M. LOCAL TIME AS
EC09400585	07/02/09	07/01/09	SPECIFIED IN THE BOND OR POLICY

* ISSUED TO

Sonoma Valley Bancorp
REQUIRED ENDORSEMENT ADDING PARENT ORGANIZATION DEFINITION,
AMENDING ORGANIZATION DEFINITION, AND
AMENDING CHANGES IN EXPOSURE SUBSECTION A.
(for use with DB001)
DB024 Ed. 6-05
In consideration of the premium paid, it is understood and agreed that:
1.	The following replaces the definition of “Organization” in Section II. DEFINITIONS:

“Organization” means any entity listed in the Declarations, including any Subsidiary.

2.	The following definition is added to Section II. DEFINITIONS:

“Parent Organization” means the Organization first listed in Item 1.A. or 1.B. of the Declarations.

3.	Subsection A. of Section IX. CHANGES IN EXPOSURE is replaced with the following paragraph:
A.	If, during the Policy Period, any of the following change in control events occurs:
1.
the acquisition of the Parent Organization or of all or substantially all of its assets by another entity, or the merger or consolidation of the Parent Organization into or with another entity such that the Parent Organization is not the surviving entity;

2.	the appointment of a receiver, conservator, trustee, liquidator or rehabilitator, or any similar official, for or with respect to the Parent Organization; or

3.
any transaction or event as a result of which any person, entity or affiliated group of persons or entities acquires or obtains record or beneficial ownership or control of fifty percent (50%) or more of the outstanding securities representing the right to vote for the election of the directors or members of the board of managers of the Parent Organization;

coverage under this Policy shall continue with respect to Claims for Wrongful Acts committed before such change in control event, and coverage shall cease with respect to Claims for Wrongful Acts committed after such change in control event. After any such change in control event, the Policy may not be cancelled, and the entire premium for the Policy shall be deemed fully earned.
Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By	COPY Authorized Representative
AGENT
© 2005 The St. Paul Travelers Companies, Inc. All Right Reserved

The following spaces preceded by an {*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING	DATE ENDORSEMENT OR	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
PART OF BOND OR POLICY NO.	RIDER EXECUTED

12:01 A.M. LOCAL TIME AS
EC09400585	07/02/09	07/01/09	SPECIFIED IN THE BOND OR POLICY

* ISSUED TO

Sonoma Valley Bancorp
ADD EXCEPTION TO INSURED V. INSURED EXCLUSION FOR
CLAIMS BY BANKRUPTCY TRUSTEE
(for use with DB001)
MEL2980 Ed. 05-05
In consideration of the premium paid, it is hereby understood and agreed that Exclusion (A)(1) of Section III. EXCLUSIONS is replaced by the following:
A.	Except for Defense Expenses, the Company shall not pay Loss in connection with any Claim:
1.	by or on behalf of, or in the name or right of:
a.	the Organization; or

b.	an Outside Entity against an Insured Person for a Wrongful Act in an Outside Position;
provided; that this Exclusion (A)(1) shall not apply to:
(i)
any Claim, whether direct or in the form of a derivative action, by a security holder of the Organization or of such Outside Entity acting independently and without the solicitation or assistance of any Insured Person or the Organization or such Outside Entity (including any director, officer or member of the board of managers thereof); or

(ii)
in any bankruptcy proceeding against the Organization, any Claim brought or maintained by a natural person who is the examiner, trustee, receiver, liquidator or rehabilitator, or any similar official, of the Organization;

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By	COPY Authorized Representative
AGENT
© 2005 The St. Paul Travelers Companies, Inc. All Right Reserved

ISSUED TO: Sonoma Valley Bancorp	POLICY NUMBER: EC09400585
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
CANCELLATION/NONRENEWAL — CALIFORNIA
CANCELLATION FOR NONPAYMENT OF PREMIUM
It is agreed that:
1.	The policy provisions regarding cancellation by the Company are deleted and replaced with the following:
A.
We may cancel this Policy for nonpayment of premium by mailing to the entity named in Item 1 of the Declarations with a copy to the agent or broker of record written notice of cancellation at least 10 days before the effective date of cancellation.

2.	The following is added and supersedes any other provision to the contrary:
NONRENEWAL
A.
If we decide not to renew this Policy, we will mail written notice of nonrenewal to the entity named in Item 1 of the Declarations with a copy to the agent or broker of record at least 60 days but not more than 120 days before its expiration date, or its anniversary date if it is a Policy written for a term of more than one year or with no fixed expiration date.

B.	Nonrenewal notice is not required if:
a)	transfer or renewal of a policy without changes between insurers of the same group;

b)	extensions of 90 days or less;

c)	the insured has obtained or agreed to obtain replacement coverage within 60 days of termination;

d)	for 60 day policies where notice of renewal is given at the time the policy was issued;

e)	the insured requests a change in terms, conditions or risk covered by the policy within 60 days prior to the end of the policy period; or

f)	the insured has made a written offer 60 days prior to the end of the policy term to renew under different terms.
3.
Any notice of cancellation or nonrenewal will be sent by certified mail to the entity named in Item 1 of the Declarations with a copy to the agent or broker of record at the last mailing address known to us.

4.	Mailing time must be added to the notice period as follows:
a.	add 5 days when mailing to an addressee in California;

b.	add 10 days for an addressee outside of California; or

c.	add 20 days for an addressee outside the United States.
Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, exclusions or limitations of the above mentioned policy, except as expressly stated herein. This endorsement is effective at the inception date stated in the Declarations and this endorsement is part of such policy and incorporated therein.
ILT 5009 (06-04)
© 2004 The St. Paul Travelers Companies, Inc. All Right Reserved

U.S. SPECIALTY INSURANCE COMPANY
Houston, Texas
NOTICE: THIS IS A CLAIMS MADE POLICY WHICH APPLIES ONLY TO CLAIMS FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD OR, IF APPLICABLE, THE DISCOVERY PERIOD. THE LIMIT OF LIABILITY AVAILABLE TO PAY DAMAGES OR SETTLEMENTS WILL BE REDUCED, AND MAY BE EXHAUSTED, BY THE PAYMENT OF DEFENSE COSTS. DEFENSE COSTS WILL BE APPLIED AGAINST THE RETENTION. THE INSURER HAS NO DUTY UNDER THE POLICY TO DEFEND ANY INSURED.
DECLARATIONS
DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE POLICY

POLICY NUMBER: 14-MGU-10-A21875	RENEWAL OF: N/A

ITEM 1.	NAMED CORPORATION:	Sonoma Valley Bancorp
202 West Napa Street
Sonoma, CA 95476

ITEM 2.	POLICY PERIOD:
(a) Inception Date: 7/10/2010
(b) Expiration Date: 7/10/2011
at 12:01 a.m. at the Principal Address stated in Item 1.

ITEM 3.	LIMIT OF LIABILITY (inclusive of Defense Costs): $5,000,000 in the aggregate for all INSURING AGREEMENTS combined.

ITEM 4.	RETENTIONS:
	(a) INSURING AGREEMENT A:	$0 or minimum required under applicable law, if any
	(b) INSURING AGREEMENT B(1):	$150,000 for Loss arising from Claims alleging the same
Wrongful Act or related Wrongful Acts (waivable under the
circumstances described in CONDITION (A)(5))
	(c) INSURING AGREEMENT B(2):	$150,000 for Loss arising from Claims alleging the same
Wrongful Act or related Wrongful Acts (waivable under the
circumstances described in CONDITION (A)(5))

ITEM 5.	PREMIUM: $200,000.00

ITEM 6.	NOTICES REQUIRED TO BE GIVEN TO THE INSURER MUST BE ADDRESSED TO:

HCC GLOBAL FINANCIAL PRODUCTS P.O. Box 4018 Farmington, CT 06034 Attention: Claims Manager

ITEM 7.	DISCOVERY PERIOD:
(a) Premium: 200% of the annual Premium.
(b) Duration: 365 days

ITEM 8.	ENDORSEMENTS ATTACHED AT ISSUANCE:
991-207 991-404 991-409 991-423 991-435 991-442 991-449 991-600 991-712 991-717 991-722
991-726 991-727 991-819 991-828 991-850 991-893 991-1235 80003 80016
IN WITNESS WHEREOF, the Insurer has caused this Policy to be signed on the Declarations Page by its President, a Secretary and a duly authorized representative of the Insurer.

Secretary	President	Authorized Representative

Date: July 19, 2010		USSIC-990 (04/2002)

ENDORSEMENT NUMBER: 1
EMPLOYMENT PRACTICES LIABILITY (ENTITY)
INCLUDING THIRD PARTY COVERAGE
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged:
(1)	INSURING AGREEMENT (B)(2) is amended to read:
(2)	Securities Claims or Claims for Employment Practices Wrongful Acts first made during the Policy Period or the Discovery Period (if applicable) against the Company for Wrongful Acts.
(2)	The following DEFINITIONS are added to the Policy:

Discrimination means:
(1)	any failure or refusal to hire, failure or refusal to promote, demotion or discharge of, or wrongful failure to grant tenure to, any person, or

(2)
any limitation, segregation or classification of any employee or applicant for employment in any way that would deprive or tend to deprive any person of employment opportunities or otherwise adversely affect his or her status as an employee;

because of such person’s race, color, age, sex, disability, pregnancy, sexual orientation or preference, national origin, religion, or other status that is protected pursuant to any applicable federal, state or local statute or ordinance.
Employment Practices Wrongful Act means any actual or alleged:
(1)	Discrimination,

(2)	Retaliation,

(3)	Sexual Harassment,

(4)	Workplace Harassment,

(5)	Workplace Tort,

(6)	Wrongful Termination, or

(7)	Third Party Wrongful Act.
Retaliation means retaliatory treatment against an employee of the Company on account of such employee’s exercise or attempted exercise of his or her rights under law.
Sexual Harassment means unwelcome sexual advances, requests for sexual favors, or other verbal, visual or physical conduct of a sexual nature that is made a condition of employment with the Company, is used as a basis for employment decisions by the Company, creates a work environment with the Company that interferes with performance, or creates an intimidating, hostile or offensive working environment.
Third Party means any person with whom an Insured interacts.
991-207
Ed. 06/04

Third Party Wrongful Act means:
(1)
discrimination by an Insured against a Third Party based on such Third Party’s race, color, religion, age, sex, national origin, disability, pregnancy, sexual orientation or preference, or other status that is protected pursuant to any applicable federal, state or local statute or ordinance; or

(2)	sexual or other harassment by an Insured against a Third Party.
Workplace Harassment means conduct which creates a work environment with the Company that interferes with performance, or creates an intimidating, hostile or offensive working environment.
Workplace Tort means misrepresentation, defamation (including libel and slander), invasion of privacy, false imprisonment, negligent evaluation, negligent training or supervision, wrongful discipline or wrongful deprivation of career opportunity, if actually or allegedly related to the claimant’s employment by the Company.
Wrongful Termination means actual or constructive termination of the employment of, or demotion of, or failure or refusal to promote, any employee, which is in violation of law, against public policy or in breach of an implied agreement to continue employment.
(3)	DEFINITION (F) Insured Person, subsection (2) is amended to read:
(2)	with respect only to Securities Claims and Claims for Employment Practices Wrongful Acts, any past, present or future employee of the Company.
(4)	DEFINITION (G) Loss, subsection (2) is amended to read:
(2)	the Company is legally obligated to pay as a result of any Securities Claim or Claim for Employment Practices Wrongful Acts
(5)	DEFINITION (P) Wrongful Act is deleted in its entirety and replaced with the following:
(P)	Wrongful Act means:
(1)	any Employment Practices Wrongful Act (a) by the Company, or (b) by an Insured Person in his or her capacity as such;

(2)
any other actual or alleged act, error, misstatement, misleading statement, omission or breach of duty (a) by an Insured Person in his or her capacity as such, including in an Outside Capacity, or (b) with respect only to Securities Claims, by the Company; or

(3)	any matter claimed against an Insured Person solely by reason of his or her service in such capacity or in an Outside Capacity.
991-207
Ed. 06/04

(6)	The following EXCLUSIONS are added to the Policy:
Unless otherwise specifically stated or provided for in CONDITION (D)(2) or elsewhere in this Policy, the Insurer will not be liable to make any payment of Loss in connection with a Claim:
as a result of any portion of a Claim seeking relief or redress in any form other than monetary damages; or
for any actual or alleged violation of the Fair Labor Standards Act (other than the Equal Pay Act), the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, any workers’ compensation, unemployment insurance, social security, or disability benefits law, or any amendments thereto, or any other similar provisions of any federal, state or local statutory or common law or any rules or regulations promulgated under any of the foregoing; provided, that this EXCLUSION shall not apply to any Claim for any actual or alleged Retaliation.
(7)
EXCLUSION (C) will not apply to Loss for mental anguish, emotional distress, libel, slander, defamation or disparagement or violation of a person’s right of privacy caused by an Employment Practices Wrongful Act.

(8)	EXCLUSION (F) is amended by the addition of the following subsection:
(5)	for an actual or alleged Employment Practices Wrongful Act;
(9)
The Insurer’s maximum aggregate liability for all Loss on account of Claims for Employment Practices Wrongful Acts will be $2,000,000, which amount is included within, and not in addition to, the Limit of Liability set forth in ITEM 3 of the Declarations.

(10)	Notwithstanding anything in this Policy to the contrary:
(a)	the retention under INSURING AGREEMENT (B)(2) applicable to Claims for Employment Practices Wrongful Acts (other than Third Party Wrongful Acts) will be $100,000; and

(b)	the retention under INSURING AGREEMENT (B)(2) applicable to Claims for Third Party Wrongful Acts will be $100,000.
(11)	CONDITION (D) Defense Costs, Settlements, Allocation of Loss, Priority of Payments, subsection (3) is deleted in its entirety and replaced with the following:
(3)
If Loss covered by this Policy and loss not covered by this Policy are both incurred in connection with a single Claim, either because the Claim includes both covered and uncovered matters, or because the Claim is made both against Insured Persons (or, with respect only to Securities Claims or Claims for Employment Practices Wrongful Acts, against Insureds) and against others not included within the definition of Insured Person (or, with respect only to Securities Claims or Claims for Employment Practices Wrongful Acts, the definition of Insured), the Insureds and the Insurer agree to use their best efforts to determine a fair and proper allocation of all such amounts, taking into account the relative legal and financial exposures of the parties to the Claim and the relative benefits to be obtained by the resolution of the Claim. The Insurer will be obligated to pay only those amounts or portions of Loss allocated to covered matters claimed against Insured Persons (or, with respect only to Securities Claims or Claims for Employment Practices Wrongful Acts, against Insureds). If the Insureds and the Insurer are unable to agree upon an allocation, then until a final allocation is agreed upon or determined pursuant to the provisions of this Policy and applicable law, the Insurer will be obligated to make an interim payment of that amount or portion of Loss, including Defense Costs, which the parties agree is not in dispute.

991-207
Ed. 06/04

All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-207
Ed. 06/04

ENDORSEMENT NUMBER: 2
PRIOR ACTS EXCLUSION (BROAD FORM)
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that the Insurer will not be liable to make any payment of Loss in connection with a Claim arising out of, based upon or attributable to any Wrongful Act committed or allegedly committed, in whole or in part, prior to 7/1/2010.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-404
Ed. 08/00

ENDORSEMENT NUMBER: 3
AMEND FRAUD EXCLUSION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, EXCLUSION (B) is amended to read as follows:
(B)
arising out of, based upon or attributable to the commission by any Insured of any deliberately criminal or deliberately fraudulent or dishonest act; provided, that this EXCLUSION (B) will apply only if there has been a final adjudication adverse to such Insured establishing that the Insured so acted;

All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-409
Ed. 07/00

ENDORSEMENT NUMBER: 4
REGULATORY EXCLUSION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, the Insurer will not be liable to make any payment of Loss in connection with a Claim brought directly or indirectly by, or on behalf of, or based upon, directly or indirectly arising out of, or resulting from any claim brought by or on behalf of any governmental, quasi-governmental or self-regulatory entity, whether directly or indirectly, and whether brought in its capacity as receiver, conservator, liquidator, security holder or assignee of the Named Corporation, its security holders, its depositors or its creditors or in any other capacity and whether brought in its own name or in the name of any other entity; provided, that this exclusion will not apply to any Claim by such entity or bureau to enforce its rights as a direct customer or client of the Named Corporation.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-423
Ed. 12/02

ENDORSEMENT NUMBER: 5
AMEND INSURED VS. INSURED EXCLUSION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, EXCLUSION (F) is amended by the addition of the following subsection:
(5)
brought by any Insured Person who has not served as a duly elected director, officer, trustee, governor, management committee member, member of the management board or General Counsel (or equivalent position) of, or consultant to, the Company for at least 3 years prior to such Claim being first made;

All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-435
Ed. 01/03

ENDORSEMENT NUMBER: 6
AMEND POLLUTION EXCLUSION ENDORSEMENT
(A-SIDE CARVEBACK)
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that EXCLUSION (D) of this Policy is amended to read in its entirety as follows:
(D)
for the actual, alleged or threatened discharge, dispersal, release or escape of Pollutants or any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize Pollutants; provided, that this EXCLUSION (D) will not apply to Securities Claims; provided further, that this EXCLUSION (D) will not apply to Claims for Loss payable under INSURING AGREEMENT (A);

All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-442
Ed. 05/04

ENDORSEMENT NUMBER: 7
WHISTLEBLOWER CARVEBACK TO
INSURED VS. INSURED EXCLUSION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that:
(1)
An Insured Person’s providing Specific Assistance in a Claim which is a shareholder derivative action brought and maintained on behalf of the Company will not alone be deemed “solicitation, assistance or active participation” for purposes of subsection (1) of EXCLUSION (F).

(2)
For purposes of this endorsement, Specific Assistance means assistance consisting of actions which are protected under Section 806 of the Sarbanes-Oxley Act of 2002 (or similar “whistleblower” protection provision of applicable federal, state, local or foreign securities law).

All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-449
Ed. 07/06

ENDORSEMENT NUMBER: 8
DOMESTIC PARTNER COVERAGE EXTENSION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that the term “spouse,” as used in EXTENSION (B) of this Policy, will include an Insured Person’s domestic partner. As used in this endorsement, “domestic partner” means a natural person qualifying as a domestic partner under the provisions of applicable federal, state or local law or under the provisions of a formal program established by the Company.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney- in-Fact
991-600
Ed. 12/05

ENDORSEMENT NUMBER: 9
AMEND ALLOCATION PROVISION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that CONDITION (D)(3) is deleted and replaced with the following:
(3)	If Loss covered by this Policy and loss not covered by this Policy are both incurred in connection with a single Claim, either because the Claim includes both covered and uncovered matters, or because the Claim is made both against Insured Persons (or, with respect only to Securities Claims, against Insureds) and against others not included within the definition of Insured Person (or, with respect only to Securities Claims, the definition of Insured), the Insureds and the Insurer agree to use their best efforts to determine a fair and proper allocation of all such amounts. The Insurer will be obligated to pay only those amounts or portions of Loss allocated to covered matters claimed against Insured Persons (or, with respect only to Securities Claims, against Insureds). If the Insureds and the Insurer are unable to agree upon an allocation, then until a final allocation is agreed upon or determined pursuant to the provisions of this Policy and applicable law, the Insurer will be obligated to make an interim payment of that amount or portion of Loss, including Defense Costs, which the parties agree is not in dispute.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-712
Ed. 09/06

ENDORSEMENT NUMBER: 10
AMEND NOTICE OF CLAIMS PROVISION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that CONDITION (B)(1) is amended to read in its entirety as follows:
(1)	The Insureds must, as a condition precedent to the obligations of the Insurer under this Policy, give written notice, including full details, to the Insurer of any Claim as soon as practicable after the Company’s Chief Financial Officer becomes aware of such Claim.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-717
Ed. 04/05

ENDORSEMENT NUMBER: 11
FULL SEVERABILITY CLARIFIED
(PRESUMPTIVE MATERIALITY DELETED)
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that CONDITION (M) is deleted and replaced with the following:
(M)	Representations and Severability

The Insureds represent that the particulars and statements contained in the Application are true, accurate and complete. This Policy is issued in reliance upon the truth of such representations. If any of the particulars or statements in the Application is untrue, this Policy will be void with respect to any Insured who knew of such untruth or to whom such knowledge is imputed. For purposes of the foregoing sentence:
(1)	no knowledge or information possessed by any Insured Person will be imputed to any other Insured Person; and
(2)	except for knowledge or information possessed by the Company’s chairman of the board, chief executive officer, president, chief financial officer or general counsel, no knowledge or information possessed by any Insured Person will be imputed to the Company.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-722
Ed. 01/06

ENDORSEMENT NUMBER: 12
AMEND CONFORMITY TO STATUTE PROVISION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that the following sentence is added to CONDITION (Q), Conformity to Statute:
However, in the event that there is an inconsistency between a State Amendatory Endorsement and any term or condition of this Policy, then where permitted by law, the Insurer shall apply those terms and conditions of either the State Amendatory Endorsement or the Policy which are more favorable to the Insureds.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-726
Ed. 11/06

ENDORSEMENT NUMBER: 13
AMEND NOTICE OF CLAIMS PROVISION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that CONDITION (B)(1) is deleted and replaced with the following:
(1)	The Insureds must, as a condition precedent to the obligations of the Insurer under this Policy, give written notice, including full details, to the Insurer of any Claim as soon as practicable after it is made, but in no event later than thirty (30) days after the end of the Policy Period.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-727
Ed. 07/07

ENDORSEMENT NUMBER: 14
AMEND DEFINITION OF COMPANY
TO INCLUDE DEBTOR-IN-POSSESSION
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged:
(1)	DEFINITION (C) Company is amended to read as follows:
(C)	Company means the Named Corporation and any Subsidiary thereof, including, in the event a bankruptcy proceeding is instituted by or against any of the foregoing entities, the resulting debtor-in-possession (or equivalent status outside the United States), if any.
(2)	The following subsection is added to EXCLUSION (F):
(5)	brought and maintained by the Company in its capacity as debtor-in-possession pursuant to a bankruptcy proceeding;
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-819
Ed. 12/00

ENDORSEMENT NUMBER: 15
DELETE RETENTION WAIVER FOR NO LIABILITY
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged:
(1)	DEFINITION (I) No Liability is deleted in its entirety.

(2)	CONDITION (A) Limit of Liability and Retention, subsection (5), is deleted in its entirety.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-828
Ed. 04/01

ENDORSEMENT NUMBER: 16
FIDUCIARY LIABILITY COVERAGE ENDORSEMENT
(OMNIBUS PLANS; SUBLIMIT; SEPARATE RETENTION)
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that:
(1)	The following INSURING AGREEMENT is added to the Policy:

The Insurer will pay to or on behalf of the Insureds Loss arising from Claims first made against them during the Policy Period or Discovery Period (if applicable) for Wrongful Acts.
(2)	Solely for purposes of the coverage afforded pursuant to this endorsement:
(a)	The terms “Administration,” “Employee Benefit Plan” and “Employee Benefits” are added to the DEFINITIONS section of the Policy and such terms are defined as follows.

Administration means:
(1)	giving counsel or advice with respect to Employee Benefits;

(2)	interpreting Employee Benefits;

(3)	handling records in connection with Employee Benefits; or

(4)	effecting enrollment, cancellation or termination with respect to Employee Benefits.
Employee Benefit Plan means any “employee benefit plan,” as defined in the Employee Retirement Income Security Act of 1974 (“ERISA”) or in any similar state, local or foreign law or regulation, which:
(1)	as of the effective date of this endorsement, was or is sponsored solely by the Company (or jointly by the Company and a labor organization) exclusively for the benefit of the Company’s employees; or
(2)	subsequent to the effective date of this endorsement, is created or acquired by the Company and is sponsored solely by the Company (or jointly by the Company and a labor organization) exclusively for the benefit of the Company’s employees, provided that (i) the Insurer receives written notice of such creation or acquisition within ninety (90) days thereof, (ii) the Insurer has agreed to provide such coverage, subject to any additional terms and conditions and payment of additional premium as the Insurer may require, and (iii) such coverage will be limited to Claims for Wrongful Acts committed or allegedly committed on or after the effective date of such creation or acquisition.
Employee Benefits means benefits provided under an Employee Benefit Plan or under workers’ compensation insurance, unemployment insurance, disability insurance, Social Security or the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).
(b)	DEFINITIONS (E) and (P) are amended to read in their entirety as follows:
(E)	Insured means:
(1)	the Company;

(2)	any Employee Benefit Plan; or

(3)	any natural person (including any Insured Person) who was, is or becomes a trustee of an Employee Benefit Plan while acting in his or her capacity as a fiduciary.
991-850
Ed. 11/04

(P)	Wrongful Act means:
(1)	any breach of the duties, obligations and responsibilities imposed by ERISA or COBRA (or by any similar state, local or foreign law or regulation) committed or allegedly committed by an Insured in the discharge of his, her or its duties as respects an Employee Benefit Plan;
(2)	any other matter claimed against an Insured solely because of the Insured’s status as a fiduciary of an Employee Benefit Plan; or
(3)	any negligent act, error or omission committed or allegedly committed by an Insured in the Administration of Employee Benefits.
(c)	Notwithstanding anything in this Policy to the contrary, DEFINITION (G) Loss will include civil penalties imposed under Sections 502(i) and 502(1) of ERISA.
(3)	Solely for purposes of the coverage afforded pursuant to this endorsement:
(a)	EXCLUSIONS (E) and (F) are deleted.

(b)	The following exclusions are added to the EXCLUSIONS section of the Policy:
Other than Defense Costs, the Insurer will not be liable to make any payment of Loss in connection with a Claim:
(i)	for benefits which are or may become due under an Employee Benefit Plan if such benefits are paid (or may lawfully be paid) from the funds of such Employee Benefit Plan; provided that this EXCLUSION will not apply to the extent such sums are payable as a personal obligation of a natural person Insured because of his or her Wrongful Act; or
(ii)	arising out of, based upon or attributable to the failure to comply with any law concerning workers’ compensation insurance, unemployment insurance, disability insurance or Social Security (other than COBRA).
The Insurer will not be liable to make any payment of Loss in connection with a Claim arising out of, based upon or attributable to:
(i)	any Employee Benefit Plan that was sold, spun-off, merged or terminated; provided that this EXCLUSION will not apply to Claims for Wrongful Acts committed or allegedly committed prior to the date of such sale, spin-off, merger or termination;
(ii)	any Wrongful Act as respects an Employee Benefit Plan committed or allegedly committed when such Employee Benefit Plan was not sponsored solely by the Company (or jointly by the Company and a labor organization) exclusively for the benefit of the Company’s employees; or
(iii)	the liability of others assumed by an Insured under any contract or agreement (whether oral or written); provided that this EXCLUSION will not apply to liability assumed in accordance with the agreement or declaration of trust pursuant to which an Employee Benefit Plan was established.
991-850
Ed. 11/04

(4)	The Insurer’s maximum aggregate liability for all Loss on account of all Claims first made during the same Policy Period and covered pursuant to this endorsement will not exceed $5,000,000 (“Fiduciary Liability Sublimit”). The Fiduciary Liability Sublimit shall be part of and not in addition to the Limit of Liability set forth in ITEM 3 of the Declarations, and payment of such Loss shall reduce such Limit of Liability.
(5)	A retention of $100,000 shall apply to each Claim covered pursuant to this endorsement, unless the Loss arising from such Claim is incurred by a natural person Insured and the Company is not legally permitted to indemnify such natural person Insured for such Loss or is unable to provide such indemnification solely by reason of the Company’s financial insolvency. ITEM 4 of the Declarations will be deemed amended accordingly.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-850
Ed. 11/04

ENDORSEMENT NUMBER: 17
SECURITIES ACT SECTION 11 AND 12 ENDORSEMENT
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that:
(1)	For purposes of this endorsement, Section 11 or 12 Claim means any Securities Claim alleging a violation of Section 11 or 12 of the Securities Act of 1933 in connection with an initial or subsequent public offering of the Company’s securities.
(2)	Notwithstanding anything in this Policy to the contrary, the Insurer will not assert that any award in or settlement of any Section 11 or 12 Claim constitutes uninsurable loss under this Policy. For purposes of determining the insurability of such amounts, the Insurer agrees to abide by the law of whichever jurisdiction is applicable to such Section 11 or 12 Claim and is most favorable to the Insureds in that regard.
(3)	EXCLUSION (A) will not apply to Section 11 or 12 Claims.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-893
Ed. 06/07

ENDORSEMENT NUMBER: 18
BANKERS PROFESSIONAL LIABILITY EXTENSION
(SUBJECT TO SUBLIMIT AND SEPARATE RETENTION)
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, it is agreed that:
(1)	The following INSURING AGREEMENT is added to the Policy
BANKERS PROFESSIONAL LIABILITY INSURING AGREEMENT: The Insurer will pay, to or on behalf of the Insureds, Loss arising from Claims first made during the Policy Period or Discovery Period (if applicable) against the Insureds for Banking Wrongful Acts.
(2)	The following DEFINITIONS are added to the Policy:
(a)	Banking Wrongful Act means any actual or alleged act, error or omission by:
(i)	the Company; or

(ii)	an Insured Person in his or her capacity as such;
in performing (or failing to perform) professional services for or on behalf of a customer of the Company, pursuant to an agreement between such customer and the Company and for a fee, commission, monetary consideration or other remuneration which inures to the benefit of the Company; provided, that Banking Wrongful Act will not include any act, error or omission in connection with:
1.	extending credit or granting a loan (or refusing to extend credit or grant a loan), or Loan Servicing;

2.	services performed by any entity in which the Company has acquired an ownership interest or control as security for a loan or extension of credit;

3.	lock box, safe deposit or safe-keeping operations;

4.	real estate appraisals;

5.	architectural or construction management services;

6.	the practice of law or legal services; or

7.	medical or health care services.
(b)	Loan Servicing means the servicing of any loan, lease or extension of credit, including but not limited to the following servicing activities:
(i)	record keeping, billing and disbursements of principal or interest;

(ii)	receipt or payment of insurance premiums or taxes;

(iii)	credit reporting or statements of a customer’s creditworthiness; and

(iv)	determination of the depreciation amount of property.
(3)	DEFINITION (D) is deleted and replaced with the following:
(D)	Defense Costs means reasonable fees, costs and expenses consented to by the Insurer (including premiums for any appeal bond, attachment bond or similar bond) resulting from the investigation, adjustment, defense or appeal of a Claim against an Insured Person (or, with respect to Claims for Banking Wrongful Acts or
Securities Claims, against any Insured), but excluding salaries, wages, benefits or overhead expenses of directors, officers or employees of the Company.
991-1235
Ed. 09/09

(4)	Subsection (2) of DEFINITION (F) Insured Person is deleted and replaced with the following:
(2)	with respect only to Claims for Banking Wrongful Acts or Securities Claims, any past, present or future employee of the Company.
(5)	Subsection (2) of DEFINITION (G) Loss is deleted and replaced with the following:
(2)	the Company is legally obligated to pay as a result of any Claim for Banking Wrongful Acts or any Securities Claim;
(6)	The following sentence is added to DEFINITION (P) Wrongful Act:
Solely for purposes of the BANKERS PROFESSIONAL LIABILITY INSURING AGREEMENT, the term Wrongful Act, as used throughout the Policy (other than in the INSURING AGREEMENTS), means a Banking Wrongful Act.
(7)	The following EXCLUSIONS are added to the Policy:
The Insurer will not be liable to make any payment of Loss in connection with a Claim for Banking Wrongful Acts:
(a)	arising out of, based upon or attributable to trust operations of the Company, including but not limited to any exercise of trust or fiduciary powers by any Insured;
(b)	arising out of, based upon or attributable to any actual or alleged insolvency, bankruptcy, conservatorship, receivership or liquidation of, or suspension of payment by:
(i)	any broker or dealer in securities or commodities;

(ii)	any investment company or investment banker;

(iii)	any insurance or reinsurance entity;

(iv)	any bank or banking firm; or

(v)	any Insured (including any debt unpaid or obligation unfulfilled by reason of any Insured’s insolvency);
(c)	arising out of, based upon or attributable to any actual or alleged violation of any tax law or regulation;
(d)	arising out of, based upon or attributable to any actual or alleged ethnic, racial, sexual, religious, age or other unlawful discrimination or harassment;
(e)	arising out of, based upon or attributable to any actual or alleged liability of any Insured under any contract or agreement (oral or written); provided, that this EXCLUSION (7)(e) will not apply to Claims brought by depositors arising out of a depository relationship; or
(f)	to the extent any portion of such Claim seeks relief or redress in any form other than money damages; provided, that this EXCLUSION (7)(f) will not apply to Defense Costs incurred in connection with such Claim.
991-1235
Ed. 09/09

(8)	CONDITION (D)(3) is deleted and replaced with the following:
(3)	If Loss covered by this Policy and loss not covered by this Policy are both incurred in connection with a single Claim, either because the Claim includes both covered and uncovered matters, or because the Claim is made both against Insured Persons (or, with respect only to Claims for Banking Wrongful Acts or Securities Claims, against Insureds) and against others not included within the definition of Insured Person (or, with respect only to Claims for Banking Wrongful Acts or Securities Claims, the definition of Insured), the Insureds and the Insurer agree to use their best efforts to determine a fair and proper allocation of all such amounts, taking into account the relative legal and financial exposures of the parties to the Claim and the relative benefits to be obtained by the resolution of the Claim. The Insurer will be obligated to pay only those amounts or portions of Loss allocated to covered matters claimed against Insured Persons (or, with respect only to Claims for Banking Wrongful Acts or Securities Claims, against Insureds). If the Insureds and the Insurer are unable to agree upon an allocation, then until a final allocation is agreed upon or determined pursuant to the provisions of this Policy and applicable law, the Insurer will be obligated to make an interim payment of that amount or portion of Loss, including Defense Costs, which the parties agree is not in dispute.
(9)	The Insurer’s maximum aggregate liability for all Loss on account of all Claims for Banking Wrongful Acts first made during the same Policy Period will not exceed $5,000,000. Such amount is a sublimit; accordingly, it shall be part of, and not in addition to, the Limit of Liability set forth in Item 3 of the Declarations.
(10)	A retention of $250,000 will apply to each Claim for Banking Wrongful Acts, and Item 4 of the Declarations will be deemed amended accordingly.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
991-1235
Ed. 09/09

ENDORSEMENT NUMBER: 19
FULLY EARNED PREMIUM
To be attached to and made apart of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
In consideration of the premium charged, and notwithstanding anything to the contrary in this Policy, the premium stated in ITEM 5. of the Declarations will be deemed to be fully earned by the Insurer as of the Inception Date stated in ITEM 2(a) of the Declarations.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
80003
Ed. 06/00

ENDORSEMENT NUMBER: 20
POLICYHOLDER DISCLOSURE — TERRORISM PREMIUM NOTICE
To be attached to and made a part of Policy No. 14-MGU-10-A21875, issued to Sonoma Valley Bancorp by U.S. Specialty Insurance Company.
Your Policy contains coverage for certain losses caused by terrorism. We are required to notify you of the portion of the premium, if any, attributable to the coverage for terrorist acts certified under the Terrorism Risk Insurance Act of 2002, as amended (hereinafter “TRIA”). TRIA also requires us to provide disclosure of federal participation in payment of terrorism losses resulting from an “act of terrorism” as defined by Section 102(1) of TRIA.
Section 102(1) of TRIA defines the term “act of terrorism” as any act that is certified by the Secretary of the Treasury of the United States – in concurrence with the Secretary of State of the United States and the Attorney General of the United States – to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property, or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of an air carrier or vessel or the premises of a United States mission; and to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.
Please be advised that the actual coverage provided by your Policy for acts of terrorism, as is true for all coverages, is limited by the terms, conditions, exclusions, limits and other provisions of your Policy, any endorsements to the Policy and generally applicable rules of law.
YOU SHOULD KNOW THAT, WHERE COVERAGE IS PROVIDED BY THIS POLICY FOR LOSSES RESULTING FROM CERTIFIED ACTS OF TERRORISM, SUCH LOSSES MAY BE PARTIALLY REIMBURSED BY THE UNITED STATES GOVERNMENT UNDER A FORMULA ESTABLISHED BY FEDERAL LAW. UNDER THIS FORMULA, THE UNITED STATES GOVERNMENT GENERALLY PAYS 90% (85% COMMENCING IN 2007) OF COVERED TERRORISM LOSSES EXCEEDING THE STATUTORILY ESTABLISHED DEDUCTIBLE PAID BY THE INSURANCE COMPANY PROVIDING THE COVERAGE. THE PREMIUM CHARGED FOR THIS COVERAGE IS PROVIDED BELOW AND DOES NOT INCLUDE ANY CHARGES FOR THE PORTION OF LOSS COVERED BY THE FEDERAL GOVERNMENT UNDER TRIA.
The amount of your premium that is attributable to coverage for terrorist acts certified under TRIA is $0.
All other terms, conditions and limitations of this Policy will remain unchanged.
Complete the following only when this endorsement is not prepared with the Policy or is not to be effective with the Policy.
Effective date of this endorsement:

By:
Attorney-in-Fact
80016
Ed. 03/09

PROGRESSIVE CASUALTY INSURANCE COMPANY
FINANCIAL INSTITUTION APPLICATION

☑ DIRECTORS & OFFICERS / COMPANY LIABILITY	☑ EMPLOYMENT PRACTICES LIABILITY
☑ FINANCIAL INSTITUTION BOND/CSD
FDIC No. 27259
THE LIABILITY POLICIES WHICH MAY BE ISSUED BASED UPON THIS APPLICATION PROVIDE CLAIMS MADE COVERAGE WRITTEN ON A NO DUTY TO DEFEND BASIS. DEFENSE COSTS ARE INCLUDED WITHIN THE LIMIT OF LIABILITY, AMOUNTS INCURRED AS DEFENSE COSTS WILL REDUCE THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS. PLEASE READ YOUR POLICIES CAREFULLY.
Applicant Sonoma Valley Bancorp / Sonoma Valley Bank
(List all entities applying for coverage including all subsidiaries)

Address 202 West Napa Street	City Sonoma	State CA	Zip Code 95476
P.O. Box 1288	City Sonoma	State CA	Zip Code 95476
Telephone 707-935-3200	Fax 707-935-3899	Website www.sonomavalleybank.com
Representative authorized to receive notices on behalf of all persons and entities:

Name Bill Husbands, CFCU	Title	E-mail
GENERAL INFORMATION

1.	a.	The Applicant is a:	☑ Bank	☑ Bank Holding Company	☐ Financial Services Holding Co.
				☐ Savings & Loan / Thrift	☐ Other _____
	b.	Corporate structure:	☑ C-Corporation	☐ S-Corporation	☐ Limited Liability Company
	c.	Type of ownership:	☑ Stock Company	☐ Mutual Company	☐ Other _____

2.	If a Stock Company:
	a. Stock is: ☐ Privately Held		☑ Publicly Traded	Ticker Symbol: SBNK	Exchange:

b.	Number of:		Holding Company	Subsidiary Bank
	i.	Shareholders	1600	1
	ii.	Shares outstanding	2316403	100
	iii.	% Shares owned directly or beneficially by directors, officers and employees	21.46%	—%
c.
List all persons or entities that own more than 10% of common stock (directly or beneficially) or debentures convertible to common stock, which if exercised, would result in a controlling interest of 10% or more of common stock. Indicate name, percentage owned and if such individual/entity is represented on the board.

3.	Number of:	53 Employees (full and part-time)	3 Full Service Branches (including Main Office)
		_____ Off-Premises ATMs	0 Limited Facilities (accepts deposits; no lending)
		One Locations with Safe Deposit Boxes	_____ Locations with Self-Storage Safe Deposit Boxes
4.	List all subsidiaries and most recent year-end income/assets below or by attachment:

	Nature of	Parent	%	Date	Net	Total
Name	Business	Owner	Owned	Established	Income	Assets
Sonoma Valley Bank	Banking	Sonoma Valley Bancorp	100	1988	$(2,671,000)	$362,996,000
Form No. 3117 (07/07)

IT IS UNDERSTOOD AND AGREED THAT COVERAGE WILL NOT BE PROVIDED FOR ANY SUBSIDIARY UNLESS LISTED AND EXPRESSLY AGREED TO BY THE INSURER.
5. PROFESSIONAL SERVICES: Indicate all services that are now offered or that the Applicant or any Subsidiary contemplates offering within the next 12 months. Provide the most recent year-end revenue for each applicable service.

Real Estate		Insurance Services
☐ Appraisal Services	$	☐ Insurance Agency	$
☐ Property Management	$	☐ Insurance Company	$
☐ Real Estate Brokerage	$	Technology
☐ Title Company	$	☑ Internet/Electronic Banking	$
Investment Services		(complete application 6285)
☐ Investment Advisory Services	$	☐ Data Processing	$
☐ Security Broker/Dealer	$	☐ Internet Service Provider	$
☐ Investment Banking	$	☐ Network Hosting	$
☐ Securities Underwriting	$	☐ Network Security Services	$
☐ Private Equity Investing	$	☐ Website Development	$
☐ Trust Services	$	☐ Consulting, Design or Sales	$
(complete application 3114)		Other (specify)

Accounting/Processing Services		☐ IRA/Keogh Account Administration	$
☐ Accounting Services	$	☐ Mortgage Banking Services	$
☐ Actuarial Services	$	☐ Loan Servicing (third party)	$
☐ Credit Card Processing	$	☑ Wire transfer services	$
☐ Tax Preparation	$	☑ Notary public services	$
IT IS UNDERSTOOD AND AGREED THAT COVERAGE WILL NOT BE PROVIDED FOR ANY SERVICE OR I BUSINESS ACTIVITY UNLESS LISTED ABOVE AND EXPRESSLY AGREED TO BY THE INSURER.
6.	Has the Applicant or any Subsidiary completed any of the following transactions during the past 3 years, or are any such transactions planned for the next 12 months:

a	Stock offering, merger, consolidation, acquisition, divestment or sale of stock in excess of 10% of shares outstanding?	☑ Yes	☐ No

b.	Conversion from a mutual to stock form of ownership or from a Bank Holding Company to a Financial Services Holding Company?	☐ Yes	☑ No

c.	Going-private transaction, conversion from a C-Corporation to a Subchapter S-Corporation or any other transaction that eliminates shareholders?	☐ Yes	☑ No
If any of the answers to Question 6 are Yes, provide details by attachment. For stock offerings, attach a copy of the Prospectus or Placement Memorandum.
7.	MANAGEMENT:
a.
Indicate if there have been changes in any of the following positions during the past 3 years for reasons other than internal promotion, retirement or death (provide detail and attach resumes of any new hires):

☑ No changes	☐ Chairman of the Board	☐ President and/or CEO
☐ Senior Operations Officer	☐ Senior Loan Officer	☐ Internal Auditor
b.	List all board members who missed more than 25% or the board meetings within the past 12 months and reasons: ______

c.	During the past 3 years, have there been any problems involving extensions of credit to directors or officers?	☐ Yes	☑ No

d.	During the past 3 years, has any past or present director, officer or employee been charged with a crime or been the subject of a criminal investigation or disciplinary proceeding by a regulatory agency or organization?	☐ Yes	☑ No
If any of the answers to Question 7(a) through 7(d) are Yes, provide details by attachment
Form No. 3117 (07/07)

8.	LEVELS OF REVIEW:
a.	The internal audit function is performed by: ☐ Employee(s) ☑ External Firm ☐ Not Performed

b.	Internal audits are performed: ☐ Monthly ☐ Quarterly ☐ Annually ☐ Other frequently throught

c.	Is the Audit Committee comprised only of outside directors? ☑ Yes ☐ No [ILLEGIBLE]

d.	Summarize auditor’s qualifications (or attach resumes)

e.	Are audit reports submitted directly to the: ☑ Board of Directors (or) ☑ Audit Committee

f.	Type of external audit: ☑ Full-scope ☐ Directors-scope ☐ Other

g.	The external audit is performed: ☑ Annually ☐ Every other year ☐ Other or as determined in rich assessment.

h.	Was the most recent audit opinion unqualified (favorable)? ☐ Not Applicable ☑ Yes ☐ No

i.	Were any material weaknesses noted in the most recent Management Letter? ☐ Not Applicable ☐ Yes ☑ No

j.	Current level of internally classified assets: Substandard $49407472 Doubtful $1065461 Loss $6

k.	Attach a copy of the most recent Audit Report, Management Letter and Applicant’s response.

l.	Regulatory Agency FDIC / DFI Date of Exam 12/22/09-1/8/10 [ILLEGIBLE]

m.	Have all criticisms in the exam report been addressed by the board of directors on process? ☐ Yes ☐ No

n.	During the past 3 years, has the Applicant or any Subsidiary been placed under, or to the best of your knowledge, does management anticipate:
i.	any type of formal enforcement action, order or agreement; or ☑ Yes ☐ No

ii.	a memorandum of understanding requiring public disclosure as dictated by securities law? ☐ Yes ☑ No
If the answer to Question 8(m) is No or 8(n) is Yes, provide details by attachment.
9.	LOAN REVIEW:
a.	Loan reviews are conducted: ☐ Monthly ☐ Quarterly ☐ Annually ☑ Other semi annually

b.	The loan review function is performed by: ☐ Employee(s) ☑ External Firm (specify) in the past credit rich solutions

c.	During the past 3 years, has any director or officer become aware of any of the following conditions as a result of an internal audit or loan review:

i.	Concentration of credit that warrants reduction or correction?	☑ Yes	☐ No

ii.	Extension of credit that exceeds the legal lending limit?	☑ Yes	☐ No

iii.	Conflict of interest transaction?	☐ Yes	☑ No
If any of the answers to Question 9(c) are Yes, provide details by attachment.
LENDER AND DEPOSITOR LIABILITY
Complete this section only if coverage is desired.

1.	Is a written loan application required for every extension of credit?	☑ Yes	☐ No

2.	For loans originated by the Applicant, are signatures on all notes and documents obtained in the presence of a bank employee, attorney, closing agent, escrow agent or title company employee?	☑ Yes	☐ No

3.	For loans originated by third parties (e.g., mortgage brokers, other banks, etc.), are signatures on all notes and documents obtained in the presence of a bank employee, attorney, closing agent, escrow agent or title company employee? ☐ Not Applicable	☑ Yes	☐ No

4.	Prior to opening a corporate account, is the customer required to provide a signed corporate solution or letter designating certain individuals to sign on the account?	☑ Yes	☐ No

5.	Does the Applicant prohibit the acceptance of checks made payable to corporate payees, but endorsed by individuals or endorsed over to individuals?	☑ Yes	☐ No

6.	Are account statements forwarded to customers on a monthly basis?	☑ Yes	☐ No
If No, how often?

7.	Are makers’ signatures verified on checks in excess of $10,000 drawn on the Applicant?	☑ Yes	☐ No

8.	Are endorsements on negotiable instruments verified upon presentment?	☑ Yes	☐ No
If any of the answers to Questions 1 through 8 are No, provide details by attachment.
Form No. 3117 (07/07)

9.	Indicate if the Applicant or any Subsidiary engages in the following:

Description	Answer		Existing Amount
Loan servicing for third parties	☐ Yes	☑ No	$
Out-of-territory lending greater than 25% of total loans	☐ Yes	☑ NO	$
Loan participations originated by third parties	☑ Yes	☐ No	$
Loan participations sold with recourse	☐ Yes	☑ No	$
Unsecured commercial lending; UCC SECURED	☐ Yes	☑ No	$
Construction lending for speculative buildings or homes	☑ Yes	☐ No	$
Construction lending without firm take-out commitments	☑Yes	☐ No	$
Dealer floor planning	☐ Yes	☑ No	$
Subprime lending	☐ Yes	☑ No	$
“Payday” lending (i.e., cash advances on checks held for future deposit)	☐ Yes	☑ No	$
Purchase of brokered loans or books of loans	☐ Yes	☑ No	$
Use of mortgage brokers or other third-party loan or lease producers	☐ Yes	☑ No	$
Origination of loan syndications or securitizations	☐ Yes	☑ No	$
EMPLOYMENT PRACTICES LIABILITY
Complete this section only if coverage is desired.

1.	Does the Applicant have a written manual of all personnel policies and procedures?		☑ Yes	☐ No

	a.	If Yes, does it include an employment-at-will statement?	☑ Yes	☐ No

	b.	If Yes, does it include a Sexual Harassment Policy?	☑ Yes	☐ No

	c.	If Yes, does it include a Discrimination Policy?	☑ Yes	☐ No

2.	Prior to terminating employees, does the Applicant seek legal counsel? Sometimes		☐ Yes	☐ No

3.	Has employee turnover exceeded 25% in either of the past 2 years?		☐ Yes	☑ No

4.	Have there been during the past 12 months, or does the Applicant anticipate in the next 12 months, any branch/office closings, layoffs, or reorganizations?		☑ Yes	☐ No

5.	During the past 3 years, have there been or are there now any lawsuits, written or oral demands, employee grievances, negotiated settlements or administrative proceedings (EEOC, NLRB, etc) involving:

	a.	any past or present director, officer or employee resulting from their activities as such?	☐ Yes	☑ No

	b.	the Applicant or any Subsidiary?	☐ Yes	☑ No
6.	Attach a copy of the Applicant’s Employment Application used for all applicants for hire. If there are exceptions to Questions 2 through 5, provide details by attachment.
FIDUCIARY LIABILITY
Complete this section only if coverage is desired.
Fiduciary Liability coverage pertains to retirement and welfare benefit plans for the benefit of the Applicant’s employees.
1.	Complete the following for all Plans.

	Asset	Year	Number of
Plan Name	Value	Established	Participants
All attached
IT IS UNDERSTOOD AND AGREED THAT COVERAGE WILL NOT BE PROVIDED FOR ANY PLAN UNLESS LISTED ABOVE AND EXPRESSLY AGREED TO BY THE INSURER.

2.	Is any Plan an Employee Stock Ownership Plan (ESOP)?	☐ Yes	☑ No

	If Yes, percentage of Company stock owned:	%

3.	Are any Plan assets (other than ESOP) currently:
Form No. 3117 (07/07)

	a.	loaned to or invested in the securities of the Applicant, any Subsidiary or any affiliate?	☐ Yes	☑ No

	b.	invested in bank deposits or any other investment vehicle sponsored by the Applicant?	☐ Yes	☑ No

4.	Does any Plan have a funding deficiency?		☐ Yes	☑ No

5.	Is any Plan currently under examination or is any issue related to a Plan currently pending before the Internal Revenue Service, Department of Labor, the Pension Benefit Guaranty Corporation or any court?		☐ Yes	☑ No

6.	Did any of the past 3 actuarial assessments or external audit reports contain any qualifications?		☐ Yes	☑ No

If any of the answers to Questions 3 through 6 are Yes, provide details by attachment.
BROKERAGE/ADVISORY SERVICES
Complete this section only if coverage is desired.

1.	Type of brokerage services offered:		N/A

	☐	Referral-basis only (if applicable, skip to next section)	☐ Investment advisory services only

	☐	Discount brokerage only (purchase and sale of securities; no investment advice)	☐ Full-service brokerage
2.	Brokerage services are offered by:
☐	The Applicant’s own employees
☐	The Applicant’s own employees, who are also managed and/or compensated by a third-party broker-dealer (i.e., “dual employees”) Firm name:
3.	Total assets under management: $ Total Number of Accounts

4.	If dual employees are used, does the Applicant’s contract. specify that the broker/dealer is responsible for supervision of the dual employees? ☐ Not Applicable	☐ Yes	☐ No

5.	Are all securities and funds forwarded directly to the client or deposited directly into the client’s account?	☐ Yes	☐ No

6.	Do address changes require management approval and a written, signed request from the client?	☐ Yes	☐ No

7.	Are account statements forwarded directly to the client from a central location at least quarterly?	☐ Yes	☐ No

8.	Is a process in place to ensure that all transactions over $5,000 are verified with the client by an individual other than the broker?	☐ Yes	☐ No

9.	Are all employees prohibited from accessing client funds?	☐ Yes	☐ No
If any of the answers to Questions 4 through 9 are No,provide details by attachment.
10.
Indicate all services that are now offered or that the Applicant or any Subsidiary contemplates offering within the next 12 months. Provide the most recent year-end revenue for each applicable service. ☐ Not Applicable

☐ Market making services	$	☐ Underwriting activities	$
☐ Market timing services	$	☐ Economic forecasting	$
☐ Private placements	$	☐ Other (specify)	$
INSURANCE SERVICES LIABILITY
Complete this section only if coverage is desired.

1. Type of insurance offered:	% at Total Premium		N/A
☐ Credit Life & Disability		%
☐ Homeowners & Personal Automobile		%
☐ Health & Life		%
☐ Commercial P&C		%
☐ Annuities		%
☐ Consulting/Loss Control Services		%
☐ Claims Adjusting/TPA		%
☐ Other (specify)		%

2. Most recent Year-end premium volume: $	100%
Form No. 3117 (07/07)

FINANCIAL INSTITUTION BOND
Complete this section only if coverage is desired.
1.	INTERNAL CONTROLS:

a.	Are all loan proceeds prepared and disbursed by someone other than the officer approving the loan?	☑ Yes	☐ No

b.	Does the Applicant fund loans or leases originated by mortgage brokers or leasing companies?	☐ Yes	☑ NO

If Yes, signatures on all notes and documents are obtained by the:	☐ Applicant ☐ Broker or Leasing Company ☐ Other (specify) _____

c.	Are all currency shipments prepared, received and counted under dual control?	☑ Yes	☐ NO

d.	Are employees’ accounts segregated and reviewed for unusual activity at least monthly?	☐ Yes	☑ No

e.	Are dormant accounts flagged, segregated and maintained under dual control?	☑ Yes	☐ NO

f.	Is there a formal program requiring the segregation of duties in every area, so that no single transaction can be fully controlled from origination to posting by one person?	☑ Yes	☐ NO

	If No, is there a formal program requiring the rotation of duties without prior notice thereof?	☐ Yes	☐ NO

g.	Are all employees required to take vacations each year, and are they prohibited from accessing their work stations during the vacation period?	☑ Yes	☐ NO

If Yes, vacations are required for a period of:	☑ At least two consecutive weeks ☐ At least one consecutive week
Unless approved in writings on an [ILLEGIBLE] uption. We have no kite Suspect Revised large item, [ILLEGIBLE]

h.	Check kite suspect reports are reciewed:	☑ Daily ☐ Weekly ☑ Other _____ ☐ Not Reviewed

i.	Are all accounts (including suspense accounts) reconciled at least monthly by individuals who have no authority to post transactions to the accounts?	☑ Yes	☐ No

If any of the answers to Question 1 are No, provide details by attachment.
2.	COMPUTER SYSTEMS:
a.	Core processing is: ☐ Performed internally by the Applicant ☑ Outsourced (entirely) Vendor: [ILLEGIBLE] Signature☐ Outsourced (partially) Vendor: _____
b.	Specify all computer systems to be covered under the Bond (other than the Applicant’s proprietary systems): [ILLEGIBLE]
IT IS UNDERSTOOD AND AGREED THAT COVERAGE WILL NOT BE PROVIDED FOR ANY COMPUTER SYSTEM UNLESS LISTED AND EXPRESSLY AGREED TO BY THE INSURER.
3.	BROKERAGE SERVICES: If the Applicant provides brokerage services (either directly or indirectly), provide the following: N/A
a.	Type of brokerage services offered;

☐ Referral-basis only (if applicable, skip to next section).	☐ Investment advisory services only
☐ Discount brokerage only (purchase and sale of securities; no investment advice)	☐ Full-service brokerage
b.	Brokerage services are offered by:

☐ The Applicant’s own employees
☐ The Applicant’s own employees, who are also managed and/or compensated by a third-party broker-dealer (i.e., “dual employees”) Firm name: _____
LOSSES PENDING LITIGATION AND CLAIMS HISTORY
All Applicants

1.	Is the Applicant or any Subsidiary a defendant in any lawsuit which, if the allegations are proven, could materially affect the financial condition of the Applicant or any Subsidiary?	☐ Yes	☑ No
New Applicants Only
2.	Have there been any Financial Institution Bond losses in excess of $5,000 during the past 3 years,
Form No. 3117(07/07)

	whether reimbursed or not?	☐ Yes	☑ No

3.	Does the undersigned or any director or officer have knowledge of any fact, circumstance or situation involving the Applicant, its Subsidiaries or any past or present director, officer or employee, which could reasonably be expected to give rise to a future claim?	☐ Yes	☐ No

4.	Has any carrier declined, cancelled or non-renewed any policy similar to the coverage herein applied for? (Missouri applicants are not required to respond to this question.)	☑ Yes	☐ No
If any of the answers in this section are Yes, provide details by attachment.
RENEWAL APPLICANTS: IT IS UNDERSTOOD AND AGREED THAT IF THE UNDERSIGNED OR ANY INSURED HAS KNOWLEDGE OF ANY FACT, CIRCUMSTANCE OR SITUATION WHICH COULD REASONABLY BE EXPECTED TO GIVE RISE TO A FUTURE CLAIM, THEN ANY INCREASED LIMIT OF LIABILITY OR COVERAGE ENHANCEMENT SHALL NOT APPLY TO ANY CLAIM ARISING FROM OR IN ANY WAY INVOLVING SUCH FACTS, CIRCUMSTANCES OR SITUATIONS. IN ADDITION, ANY INCREASED LIMIT OF LIABILITY OR COVERAGE ENHANCEMENT SHALL NOT APPLY TO ANY CLAIM, FACTS, CIRCUMSTANCES OR SITUATIONS FOR WHICH THE INSURER HAS ALREADY RECEIVED NOTICE.
NEW APPLICANTS: IT IS UNDERSTOOD AND AGREED THAT ANY CLAIM ARISING FROM ANY PRIOR OR PENDING LITIGATION OR WRITTEN OR ORAL DEMAND SHALL BE EXCLUDED FROM COVERAGE. IT IS FURTHER UNDERSTOOD AND AGREED THAT IF KNOWLEDGE OF ANY FACT, CIRCUMSTANCE OR SITUATION WHICH COULD REASONABLY BE EXPECTED TO GIVE RISE TO A CLAIM EXISTS, ANY CLAIM OR ACTION SUBSEQUENTLY ARISING THEREFROM SHALL BE EXCLUDED FROM COVERAGE.
REPRESENTATION STATEMENT
The undersigned declare that, to the best of their knowledge and belief, the statements in this application, any prior applications, any additional material submitted, and any publicly available information published or filed by or with a recognized source, agency or Institution regarding business information for the Applicant for the 3 years proceeding the Bond/Policy’s inception, and any amendments thereto [hereinafter called “Application”] are true, accurate and complete, and that reasonable efforts have been made to obtain sufficient information from each and every individual or entity proposed for this insurance. It is further agreed by the Applicant that the statements in this Application are their representations, they are material and that the Bond/Policy is issued in reliance upon the truth of such representations.
The signing of this Application does not bind the undersigned to purchase the insurance and accepting this Application does not bind the Insurer to complete the insurance or to issue any particular Bond/Policy. If a Bond/Policy is Issued, it is understood and agreed that the Insurer relied upon this Application in issuing each such Bond/Policy and any Endorsements thereto. The undersigned further agrees that if the statements in this Application change before the effective date of any proposed Bond/Policy, which would render this Application inaccurate or incomplete, notice of such change will be reported in writing to the Insurer immediately.
FRAED WARNINGS
ARKANSAS, LOUISIANA, NEW JERSEY, NEW MEXICO and VIRGINIA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime. In Arkansas and Louisiana, that person may be subject to fines, imprisonment or both. In New Mexico, that person may be subject to civil fines and criminal penalties. In Virginia, penalties may include imprisonment, fines and denial of insurance benefits.
COLORADO: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
DISTRICT OF COLUMBIA, KENTUCKY and PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime. In District of Columbia, penalties include imprisonment and/or fines. In addition, the Insurer may deny insurance benefits if the applicant provides false information materially related to a claim. In Pennsylvania, the person may also be subject to criminal and civil penalties.
FLORIDA and OKLAHOMA: Any person who knowingly and with intent to injure, defraud or deceive the Insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony. In Florida it is a felony to the third degree.
Form No. 3117 (07/07)

MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company, Penalties may include imprisonment, fines and/or denial of insurance benefits.
OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against the Insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Chief Executive Officer. President or Chairman of the Board:

Print Name: ___________	Signature: ________________
Title: ________________	Date: ________________
Chief Financial Officer or Equivalent Officer;

Print Name: ________________	Signature: ________________
Title: ________________	Date: ________________
A BOND/POLICY CANNOT BE ISSUED UNLESS THE APPLICATION IS SIGNED/DATED BY TWO INDIVIDUALS,

Agent Name	License Number
Submit Application to:
Progressive Group of Insurance Companies, PLG Division
5920 Landerbrook Drive, PLG-L21 • Mayfield Heights, Ohio 44124
Telephone: (800) 274-5222 • Fax: (800) 456-6590 Website: banks.progressive.com
Form No. 3117 (07/07)

U.S. SPECIALTY INSURANCE COMPANY
Directors, Officers and Corporate Liability Insurance Policy

U. S. SPECIALTY INSURANCE COMPANY
DIRECTORS, OFFICERS AND CORPORATE LIABILITY INSURANCE POLICY
This is a claims made policy. Please read it carefully.
In consideration of the payment of the premium, and in reliance upon the statements made in the Application, including attachments, all of which are made a part hereof and deemed attached hereto, and subject to the Declarations and the limitations, conditions, provisions, any endorsements to and all other terms of this Policy, the Insurer and the Insureds agree as follows:
INSURING AGREEMENTS
(A)	The Insurer will pay to or on behalf of the Insured Persons Loss arising from Claims first made during the Policy Period or Discovery Period (if applicable), against the Insured Persons for Wrongful Acts, except when and to the extent that the Company has paid such Loss to or on behalf of the Insured Persons as indemnification or advancement.
(B)	The Insurer will pay to or on behalf of the Company Loss arising from:
(1)	Claims first made during the Policy Period or the Discovery Period (if applicable) against the Insured Persons for Wrongful Acts, if the Company has paid such Loss to or on behalf of the Insured Persons as indemnification or advancement, and/or
(2)	Securities Claims first made during the Policy Period or the Discovery Period (if applicable) against the Company for Wrongful Acts.
DEFINITIONS
(A)	Application means the application attached to and forming part of this Policy, including any materials submitted in connection with such application, all of which are deemed a part of the Policy.

(B)	Claim means:
(1)	any written demand for monetary or non-monetary relief,

(2)	any civil proceeding commenced by service of a complaint or similar pleading,

(3)	any arbitration, mediation or other similar dispute resolution proceeding,

(4)	any criminal proceeding commenced by return of an indictment,
(5)	the receipt by an Insured Person of a target letter or similar document in connection with a criminal investigation of such Insured Person, or
(6)	any administrative or regulatory proceeding commenced by the filing of a notice of charges, formal investigative order or similar document;
including any appeal from any such proceeding.
(C)	Company means the Named Corporation and any Subsidiary thereof.
(D)	Defense Costs means reasonable fees, costs and expenses consented to by the Insurer (including premiums for any appeal bond, attachment bond or similar bond) resulting from the investigation, adjustment, defense or appeal of a Claim against an Insured Person (or, with respect to Securities Claims, against any Insured), but excluding salaries, wages, benefits or overhead expenses of directors, officers or employees of the Company.
USSIC 991 (03/2004)

U.S. SPECIALTY INSURANCE COMPANY
(E)	Insured means the Insured Persons and the Company.

(F)	Insured Person means:
(1)	any past, present or future director or officer of the Company, including any person in a position which is the functional equivalent of a director or officer with respect to any entity included within the definition of Company or Outside Entity located outside the United States, and
(2)	with respect only to Securities Claims, any past, present or future employee of the Company.
(G)	Loss means Defense Costs and any damages, settlements, judgments or other amounts (including punitive or exemplary damages and the multiplied portion of any multiplied damage award, if and where insurable by law) that:
(1)	an Insured Person is legally obligated to pay as a result of any Claim, or

(2)	the Company is legally obligated to pay as a result of any Securities Claim;
provided, that Loss will not include wages, fines, taxes or penalties or matters which are uninsurable under the law pursuant to which this Policy is construed. For purposes of determining whether punitive or exemplary damages or the multiplied portion of any multiplied damage award arising from any Claim shall be insurable by law, the Insurer agrees to abide by the law of whichever jurisdiction is applicable to such Claim and is most favorable to the Insureds in that regard.
(H)	Named Corporation means the entity designated as such in Item 1 of the Declarations.
(I)	No Liability means all defendant Insureds obtain by reason of a motion to dismiss, motion for summary judgment or trial a final non-appealable judgment in their favor.
(J)	Outside Capacity means service by an Insured Person as a director, officer, trustee, regent or governor of, or in another equivalent executive position with respect to, an Outside Entity, during such time that such service is at the request of the Company.

(K)	Outside Entity means any not-for-profit corporation, association, organization or entity.
(L)	Policy Period means the period set forth in Item 2 of the Declarations, subject to prior termination or cancellation pursuant to CONDITION (E).
(M)	Pollutants means any seepage, pollution or contamination, including but not limited to any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, and materials to be recycled, reconditioned or reclaimed.

(N)	Securities Claim means a Claim which:
(1)	is brought by or on behalf of one or more securities holders of the Company in their capacity as such, or
(2)	arises from the purchase or sale of, or offer to purchase or sell, any securities issued by the Company, whether such purchase, sale or offer involves a transaction with the Company or occurs in the open market.
USSIC 991 (03/2004)

U.S. SPECIALTY INSURANCE COMPANY
(O)	Subsidiary means any entity:
(1)	during any time on or before the inception of the Policy Period in which the Named Corporation owns or owned more than 50% of the issued and outstanding securities representing the right to vote for the election of such entity’s directors (or the legal equivalent thereof), either directly or indirectly through one or more other Subsidiaries; or
(2)	created or acquired during the Policy Period during any time in which, as a result of such creation or acquisition, the Named Corporation owns more than 50% of the issued and outstanding securities representing the right to vote for the election of such entity’s directors (or the legal equivalent thereof), either directly or indirectly through one or more other Subsidiaries.
An entity ceases to be a Subsidiary when the Named Corporation ceases to own more than 50% of its issued and outstanding securities representing the right to vote for the election of such entity’s directors (or the legal equivalent thereof), either directly or indirectly through one or more other Subsidiaries. The coverage afforded under this Policy with respect to Claims against a Subsidiary or any Insured Person thereof will apply only in respect of Wrongful Acts committed or allegedly committed after the effective time that such entity becomes a Subsidiary and prior to the time that such entity ceases to be a Subsidiary.
(P)	Wrongful Act means any:
(1)	actual or alleged act, error, misstatement, misleading statement, omission or breach of duty:
(a)	by an Insured Person in his or her capacity as such, including in an Outside Capacity, or

(b)	with respect only to Securities Claims, by the Company; or
(2)	matter claimed against an Insured Person solely by reason of his or her service in such capacity or in an Outside Capacity.
EXCLUSIONS
Unless otherwise specifically stated or provided for in CONDITION (D)(2) or elsewhere in this Policy, the Insurer will not be liable to make any payment of Loss in connection with a Claim:
(A)	arising out of based upon or attributable to the gaining by any Insured of any profit or advantage to which such Insured was not legally entitled; provided, that this EXCLUSION (A) will apply only if there has been a final adjudication adverse to such Insured establishing that the Insured gained such a profit or advantage;
(B)	arising out of, based upon or attributable to the commission by any Insured of any criminal or deliberately fraudulent or dishonest act; provided, that this EXCLUSION (B) will apply only if there has been a final adjudication adverse to such Insured establishing that the Insured so acted;
(C)	for any actual or alleged bodily injury, sickness, mental anguish, emotional distress, disease or death of any person or damage to or destruction of any tangible property, including the loss of use thereof, or for injury from any actual or alleged libel, slander, defamation or disparagement or violation of a person’s right of privacy; provided, that this EXCLUSION (C) will not apply to Securities Claims;
(D)	for the actual, alleged or threatened discharge, dispersal, release or escape of Pollutants or any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize Pollutants; provided, that this EXCLUSION (D) will not apply to Securities Claims;
USSIC 991 (03/2004)

U.S. SPECIALTY INSURANCE COMPANY
(E)	for any actual or alleged violation of the Employee Retirement Income Security Act of 1974 or any regulations promulgated thereunder or of any similar law or regulation;
(F)	brought by or on behalf of, or in the name or right of, the Company, whether directly or derivatively, or any Insured Person, unless such Claim is:
(1)	brought and maintained independently of, and without the solicitation, assistance or active participation of, the Company or any Insured Person, or

(2)	for an actual or alleged wrongful termination of employment, or
(3)	brought or maintained by an Insured Person for contribution or indemnity and directly results from another Claim covered under this Policy, or
(4)	brought and maintained by an employee of the Company solely to enforce his or her rights as a holder of securities issued by the Company;
provided, that this EXCLUSION (F) will not apply to Claims brought by a trustee in bankruptcy, receiver, conservator, rehabilitator, liquidator or other similar official duly appointed with respect to the Company;
(G)	by or on behalf of, or in the name or right of, any Outside Entity, whether directly or derivatively, against an Insured Person for a Wrongful Act in his or her Outside Capacity with respect to such Outside Entity, unless such Claim is brought and maintained independently of, and without the solicitation, assistance or active participation of, the Outside Entity, the Company or any Insured Person;
(H)	arising out of, based upon or attributable to facts or circumstances alleged, or to the same or related Wrongful Acts alleged or contained, in any claim which has been reported, or with respect to which any notice has been given, under any policy of which this Policy is a renewal or replacement or which it may succeed in time; or
(I)	arising out of, based upon or attributable to any pending or prior litigation as of the inception date of this Policy, or alleging or derived from the same or essentially the same facts or circumstances as alleged in such pending or prior litigation.
For purposes of determining the application of the above EXCLUSIONS, no Wrongful Act of any Insured Person will be imputed to any other Insured Person who did not have actual knowledge of, or directly participate in the commission of, such Wrongful Act and, except for Wrongful Acts of the Company’s chairman of the board, chief executive officer, president, chief financial officer or general counsel, no Wrongful Act of any Insured Person will be imputed to the Company.
DISCOVERY PERIOD
If the Insurer or the Named Corporation fails or refuses to renew this Policy or if the Named Corporation cancels this Policy, any Insured will have the right, upon payment of the Discovery Period Premium set forth in Item 7(a) of the Declarations, to an extension of the coverage granted by this Policy for the period set forth in Item 7(b) of the Declarations following the effective date of such cancellation or non-renewal (the “Discovery Period”), but only with respect to any Wrongful Act actually or allegedly taking place before the date of such cancellation or non-renewal. A written request for this extension, together with payment of the Discovery Period Premium, must be made within thirty (30) days after the effective date of cancellation or non-renewal of the Policy. Such Discovery Period Premium will be deemed to be fully earned as of the inception of the Discovery Period. This clause and the right contained within will not apply if this Policy is terminated by the Insurer for failure to pay any premium when due.
USSIC 991 (03/2004)

U.S. SPECIALTY INSURANCE COMPANY
EXTENSIONS
(A)	Subject to its terms and conditions, this Policy will afford coverage for Claims for Wrongful Acts of an Insured Person if such Claims are made against the estates, heirs, legal representatives or assigns of an Insured Person who is deceased or against the legal representatives or assigns of an Insured Person who is incompetent, insolvent or bankrupt, to the extent that such Claims would have been covered by this Policy in the absence of such death, incompetence, insolvency or bankruptcy.
(B)	Subject to its terms and conditions, this Policy will afford coverage for Claims for Wrongful Acts of an Insured Person if such Claims are made against the Insured Person’s lawful spouse solely by reason of such spouse’s legal status as a spouse of the Insured Person or such spouse’s ownership interest in property which the claimant seeks as recovery for alleged Wrongful Acts of the Insured Person. For purposes of the Policy, amounts which such spouse becomes legally obligated to pay by reason of such Claim will be treated as Loss which the Insured Person is legally obligated to pay on account of the Claim made against the Insured Person. This coverage extension does not apply, however, to the extent the Claim alleges any wrongful act or omission by the Insured Person’s spouse.
CONDITIONS
(A)	Limit of Liability and Retention
(1)	The Insurer’s maximum aggregate liability for all Loss on account of all Claims first made during the same Policy Period, whether covered under one or more INSURING AGREEMENTS, will not exceed the Limit of Liability set forth in Item 3 of the Declarations.
(2)	Defense Costs will be part of and not in addition to the Limit of Liability, and payment of Defense Costs will reduce the Limit of Liability. Defense Costs, as incurred, will also be applied against the retention.
(3)	The retention stated in Item 4(b) of the Declarations will apply to Loss, including Defense Costs, which the Company is required or permitted to pay as indemnification or advancement to or on behalf of the Insured Persons, whether or not such Loss is actually paid, unless the Company is unable to pay such Loss as indemnification or advancement solely by reason of its financial insolvency. For purposes of this CONDITION (A)(3), the certificate of incorporation, charter, articles of association or other organizational documents of the Named Corporation, each Subsidiary and each Outside Entity, including the bylaws and resolutions thereof, will be deemed to have been adopted or amended to provide indemnification and advancement to the Insured Persons to the fullest extent permitted by law.
(4)	The Insurer will be liable only for the amount of Loss in connection with any Claim, which is in excess of the applicable retention stated in Item 4 of the Declarations. Such retention is to be borne by the Insureds and remain uninsured. A single retention will apply to Loss arising from all Claims alleging the same Wrongful Act or related Wrongful Acts.
(5)	Notwithstanding the foregoing, with respect to Securities Claims the retentions stated in Items 4(b) and 4(c) of the Declarations will apply only to Defense Costs; provided, that if a Securities Claim is finally resolved by a determination of No Liability, no retention will apply to such Securities Claim even as respects Defense Costs and the Insurer will thereupon reimburse Defense Costs within the retention which shall already have been paid by the Insureds.
(6)	One retention amount will apply to the covered portion of each and every single Claim.If a single Claim is covered under more than one INSURING AGREEMENT, the retentions stated in Item 4 of the Declarations will be applied separately to the portions of the Claim covered by each INSURING AGREEMENT, and the sum of the retentions so applied will constitute the retention for each single Claim, which in total will not exceed the largest of the applicable retentions.
USSIC 991 (03/2004)

U.S. SPECIALTY INSURANCE COMPANY
(B)	Notice of Claims and Reporting Provisions
(1)	The Insureds must, as a condition precedent to the obligations of the Insurer under this Policy, give written notice, including full details, to the Insurer of any Claim as soon as practicable after it is made.
(2)	If written notice of a Claim has been given to the Insurer pursuant to CONDITION (B)(1) above, then any Claim subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to the facts alleged in the Claim of which such notice has been given, or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged in the Claim of which such notice has been given, will be considered to have been made at the time such notice was given.
(3)	If, during the Policy Period or the Discovery Period (if applicable), the Insureds become aware of any circumstances which may reasonably be expected to give rise to a Claim against the Insureds and if, before the end of the Policy Period or the Discovery Period (if applicable), the Insureds give written notice to the Insurer of the circumstances and the reasons for anticipating such a Claim, with full particulars as to dates, persons and entities involved, potential claimants and the consequences which have resulted or may result from such Wrongful Act, then any Claim subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to such circumstances or alleging any Wrongful Act which is the same as or related to any Wrongful Act described in such notice will be considered to have been made at the time such notice of circumstances was given.
(4)	All notices under this CONDITION (B) must refer to the Policy Number, must be in writing, must request coverage under this Policy, and must be given by certified mail or prepaid express courier to the address set forth in Item 6 of the Declarations.
(C)	Interrelationship of Claims
All Claims alleging, arising out of, based upon or attributable to the same facts, circumstances, situations, transactions or events or to a series of related facts, circumstances, situations, transactions or events will be considered to be a single Claim and will be considered to have been made at the time the earliest such Claim was made.
(D)	Defense Costs, Settlements, Allocation of Loss, Priority of Payments
(1)	The Insurer will have no duty under this Policy to defend any Claim. The Insureds must defend any Claim made against them. The Insureds may not admit or assume any liability, enter into any settlement agreement, stipulate to any judgment, or incur any Defense Costs without the Insurer’s prior written consent. Only those settlements, stipulated judgments and Defense Costs to which the Insurer has consented will be recoverable as Loss under this Policy. The Insurer’s consent may not be unreasonably withheld; provided, that the Insurer will be entitled to effectively associate in the defense and the negotiation of any settlement of any Claim.
(2)	The Insurer will pay covered Defense Costs on an as-incurred basis. If it is finally determined that any Defense Costs paid by the Insurer are not covered under this Policy, the Insureds agree to repay such non-covered Defense Costs to the Insurer.
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U.S. SPECIALTY INSURANCE COMPANY
(3)	If Loss covered by this Policy and loss not covered by this Policy are both incurred in connection with a single Claim, either because the Claim includes both covered and uncovered matters, or because the Claim is made both against Insured Persons (or, with respect only to Securities Claims, against Insureds) and against others not included within the definition of Insured Person (or, with respect only to Securities Claims, the definition of Insured), the Insureds and the Insurer agree to use their best efforts to determine a fair and proper allocation of all such amounts, taking into account the relative legal and financial exposures of the parties to the Claim and the relative benefits to be obtained by the resolution of the Claim. The Insurer will be obligated to pay only those amounts or portions of Loss allocated to covered matters claimed against Insured Persons (or, with respect only to Securities Claims, against Insureds). If the Insureds and the Insurer are unable to agree upon an allocation, then until a final allocation is agreed upon or determined pursuant to the provisions of this Policy and applicable law, the Insurer will be obligated to make an interim payment of that amount or portion of Loss, including Defense Costs, which the parties agree is not in dispute.
(4)	If the Insurer is obligated to pay Loss, including Defense Costs, under more than one INSURING AGREEMENT, whether in connection with a single Claim or multiple Claims, the Insurer will first pay any Loss payable under INSURING AGREEMENT (A) and, if the Insurer concludes that the amount of all Loss, including Defense Costs, is likely to exceed the Insurer’s Limit of Liability, the Insurer shall be entitled to withhold some or all of any Loss payable under INSURING AGREEMENT (B)(1) or (B)(2) to ensure that as much of the Limit of Liability as possible is available for the payment of Loss under INSURING AGREEMENT (A). If no Loss is payable under INSURING AGREEMENT (A), or if the Insurer’s obligations under INSURING AGREEMENT (A) have been satisfied, then, subject to the Insurer’s Limit of Liability as set forth in Item 3 of the Declarations, the Insurer will pay such Loss as it is required to pay under INSURING AGREEMENT (B)(1) or (B)(2) in such manner and, in the event of multiple Claims, apportioned among such Claims as the Named Corporation shall direct in writing.
(E)	Cancellation or Nonrenewal
(1)	The Insurer may cancel this Policy for non-payment of premium by sending not less than ten (10) days notice to the Named Corporation at its last known address. The Insurer may not otherwise cancel this Policy.
(2)	The Named Corporation may cancel this Policy by mailing the Insurer written notice stating when such cancellation will be effective; provided, that the Named Corporation may not cancel this Policy after the effective date of any acquisition of the Named Corporation as described in CONDITION (F) below. If the Named Corporation cancels this Policy, the Insurer will retain the customary short rate premium. Premium adjustment may be made either at the time cancellation is effective or as soon as practicable after cancellation becomes effective, but payment of unearned premium is not a condition of cancellation.
(3)	If the Insurer elects not to renew this Policy, the Insurer must give the Named Corporation notice of non-renewal no less than sixty (60) days before the end of the Policy Period.
(4)	If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period will be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.
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U.S. SPECIALTY INSURANCE COMPANY
(F)	Changes in Control
(1)	If, during the Policy Period, any of the following transactions or events (each a “Change in Control”) occurs with respect to the Named Corporation:
(a)	the Named Corporation merges into or consolidates with another entity such that the Named Corporation is not the surviving entity, or
(b)	another entity, person or group of entities and/or persons acting in concert acquires securities or voting rights which result in ownership or voting control by the other entity(ies) or person(s) of more than 50% of the outstanding securities representing the present right to vote for the election of directors of the Named Corporation, or
(c)	a trustee in bankruptcy, receiver, conservator, rehabilitator, liquidator or other similar official is duly appointed with respect to the Named Corporation;
then coverage under this Policy will continue in full force and effect until the end of the Policy Period with respect to Claims for Wrongful Acts committed or allegedly committed before the effective date of such Change in Control, but coverage will cease with respect to Claims for Wrongful Acts committed or allegedly committed thereafter and the premium will be considered fully earned in consideration of the coverage extended.
(2)	If, during the Policy Period, any of the following transactions or events (each a “Change in Control”) occurs with respect to a Subsidiary:
(a)	the Subsidiary ceases to be a Subsidiary, or

(b)	a trustee in bankruptcy, receiver, conservator, rehabilitator, liquidator or other similar official is duly appointed with respect to the Subsidiary;
then coverage under this Policy with respect to Claims against such Subsidiary or any Insured Person thereof will continue in full force and effect until the end of the Policy Period with respect to Claims for Wrongful Acts committed or allegedly committed before the effective date of such Change in Control, but coverage under this Policy with respect to Claims against such Subsidiary or any Insured Person thereof will cease with respect to Claims for Wrongful Acts committed or allegedly committed thereafter.
(G)	Other Insurance and Other Indemnification
(1)	Such insurance as is provided by this Policy will apply only as excess over and will not contribute with any other valid and collectible insurance.
(2)	All coverage for Loss from Claims against Insured Persons for Wrongful Acts in their Outside Capacities will be specifically excess of, and will not contribute with,
(a)	any other insurance available to such Insured Persons by reason of their service in Outside Capacities, and
(b)	any indemnification available to such Insured Persons in connection with their service in Outside Capacities from any source other than the Company, including but not limited to Outside Entities.
(H)	Cooperation and Subrogation
(1)	In the event of any notice under CONDITION (B) of a Claim or of circumstances which may reasonably be expected to give rise to a Claim, the Insureds will give the Insurer all information, assistance and cooperation that the Insurer may reasonably request with respect thereto.
(2)	In the event of any payment under this Policy, the Insurer will be subrogated to the extent of such payment to all of the Insureds’ rights of recovery, including without limitation the Insured Persons’ rights to indemnification or advancement from the Company. The Insureds must execute all papers required and do everything necessary to secure such rights and to enable the Insurer to bring suit in their name.
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U.S. SPECIALTY INSURANCE COMPANY
(I)	No Action against the Insurer
No action may be taken against the Insurer unless, as a condition precedent thereto, there has been full compliance with all of the terms of this Policy and until the amount of the Insured’s obligation to pay shall have been finally determined either by judgment against an Insured after actual trial or by written agreement of the Insured, the claimant and the Insurer. No person or organization will have any right under this Policy to join the Insurer as a party to any action against the Insureds to determine the Insurer’s liability; nor may the Insurer be impleaded by the Insureds or their legal representatives in any such action.
(J)	Notices and Authority
By acceptance of this Policy, the Insureds agree that the Named Corporation may act on behalf of all Insureds with respect to the giving and receiving of any notices, the payment of premiums and the receiving of any return premium, the cancellation or renewal of this Policy and the acceptance of any amendments thereto.
(K)	Assignment
No assignment of interest under this Policy will bind the Insurer without the Insurer’s written consent.
(L)	Titles and Headings
The titles and headings to the various paragraphs and sections in this Policy, including endorsements attached, are included solely for ease of reference and do not in any way limit, expand or otherwise affect the provisions of such paragraphs and sections to which they relate.
(M)	Representations and Severability
The Insureds represent that the particulars and statements contained in the Application are true, accurate and complete and are deemed material to the acceptance of the risk assumed by the Insurer under this Policy. This Policy is issued in reliance upon the truth of such representations. No knowledge or information possessed by any Insured will be imputed to any other Insured except for material facts or information known to the person or persons who signed the Application. If any of the particulars or statements in the Application is untrue, this Policy will be void with respect to any Insured who knew of such untruth or to whom such knowledge is imputed.
(N)	Changes
Notice to any agent or knowledge possessed by any agent or other person acting on behalf of the Insurer will not effect a waiver or a change in any part of this Policy or stop the Insurer from asserting any right under the terms of this Policy. This Policy cannot be waived or changed, except by written endorsement issued to form a part of this Policy.
(O)	Entire Agreement
By acceptance of this Policy, the Insureds and the Insurer agree that this Policy (including the Application and any materials submitted therewith) and any written endorsements attached hereto constitute the entire agreement between the parties with respect to this insurance.
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U.S. SPECIALTY INSURANCE COMPANY
(P)	Territory
This Policy applies to Wrongful Acts actually or allegedly taking place or Claims made anywhere in the world.
(Q)	Conformity to Statute
Any terms of this Policy which are in conflict with the terms of any applicable laws construing this Policy, including any endorsement to this Policy which is required by any state Department of Insurance (or equivalent authority) (“State Amendatory Endorsement”), are hereby amended to conform to such laws. Nothing herein will be construed to restrict the terms of any State Amendatory Endorsement. In addition, to the extent permissible by law, nothing in any State Amendatory Endorsement will be construed to restrict the terms of this Policy.
In witness whereof the Insurer has caused this Policy to be executed by its authorized officers, but this Policy will not be valid unless countersigned on the Declarations Page by a duly authorized representative of the Insurer.

Secretary	President
USSIC 991 (03/2004)